Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

by and among

THE CENTER FOR WOUND HEALING, INC.,

BISON CAPITAL EQUITY PARTNERS II-A, L.P., and

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

Senior Secured Subordinated Promissory Note Due March 31, 2013

Warrants to Purchase Shares of Common Stock

Dated as of March 31, 2008

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of March 31, 2008, by and between BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (collectively, “Purchaser”), on the one hand, and THE CENTER FOR WOUND HEALING, INC., a Nevada corporation (the “Company”), on the other hand.

RECITALS

WHEREAS, the Company wishes to sell to Purchaser and Purchaser wishes to purchase from the Company (a) a senior secured subordinated promissory note (the “Note”) due March 31, 2013, in the original principal amount of Twenty Million Dollars ($20,000,000) and (b) warrants to purchase, pursuant to the Warrant Agreement (as defined below), 7,080,363 shares of Common Stock or such greater number of shares of Common Stock as provided in the Warrant Agreement (the “Warrant Securities”), in each case upon the terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“409A Plan” shall have the meaning assigned to that term in Section 5.21(p).

“Account Debtor” shall mean any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

“Accounts” shall have the meaning assigned to that term in the Security Agreement.

“Acknowledgment and Consent” shall mean an Acknowledgment and Consent executed by each issuer of the stock pledged pursuant to the Transaction Documents, substantially in the form of Acknowledgment and Consent attached to the Stock Pledge Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Group” shall have the meaning set forth in Section 1504(a) of the Code.

“Agreement” shall mean this Agreement, including the exhibits, schedules and other documents attached hereto and referenced herein, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof.

“Allocable Amount” shall have the meaning assigned to that term in Section 13.19.

“Asset Disposition” shall mean the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the Capital Stock of the Company, any of its Subsidiaries or any other Credit Party or (b) any or all of the assets of the Company, any of its Subsidiaries or any other Credit Party other than sales of Inventory or Equipment in the ordinary course of business consistent with prudent business practice.

“Assumed Multiple” means the greater of the following:

(a) The Base Multiple;

(b) if any Capital Stock is issued within the twelve months prior to the date that the Put Option Notice is delivered, an amount equal to the Base Multiple multiplied by the Subsequent Financing Multiple and divided by 7.5; or

(c) if the Common Stock is listed on a national securities exchange, an amount equal to the Base Multiple multiplied by the Average Trading Multiple and divided by 7.5.

“Assumption Agreements” shall have the meaning assigned to that term in Section 8.29.

“Average Trading Multiple” shall mean, if the Common Stock is listed on a national securities exchange, the result of the following: (i) (A) (1) the average of the Quoted Prices (as defined below) of the Common Stock for thirty (30) consecutive trading days commencing forty-five (45) trading days before the Put Notice Period, multiplied by (2) the number of shares of Common Stock outstanding on the date that the Put Option Notice is delivered on a Fully Diluted Basis, minus (B) all cash and Cash Equivalents of the Credit Parties as of the last day of the calendar month immediately preceding the Put Option Notice (adjusted on a pro forma basis to reflect the consummation as of such date of the transactions contemplated by the Transaction Documents), plus (C) all Indebtedness (including any redemption premiums thereon assuming such Indebtedness was redeemed on the measuring date) of the Credit Parties as of the last day of the calendar month immediately preceding the Put Option Notice (adjusted on a pro forma basis to reflect the consummation as of such date of the transactions contemplated by the Transaction Documents), divided by (ii) the Consolidated Adjusted EBITDA for the twelve month period ended as of the last day of the calendar month immediately preceding the Put Option Notice. The “Quoted Price” of the Common Stock for any specified date is the last reported sales price of the Common Stock for such date on the national securities exchange on which the Common Stock is listed (which shall be for consolidated trading if applicable to such exchange). If the Average Trading Multiple cannot be determined due to a lack of Quoted Prices, then Purchaser may, but need not, elect to have an Independent Expert (as defined in the Warrant Agreement) determine the Fair Market Value per share of Common Stock at the sole expense of the Company.

Solely for purposes of illustration and not limitation, if the average of the Quoted Prices of the Common Stock for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the Put Notice Period was $1.50, there were 20,000,000 shares of Common Stock outstanding on the date that the Put Option Notice was delivered on a Fully Diluted Basis, all cash and Cash Equivalents of the Credit Parties as of the last day of the calendar month immediately preceding the Put Option Notice was $1,000,000, all Indebtedness of the Credit Parties as of the last day of the calendar month immediately preceding the Put Option Notice was $1,000,000, and the Consolidated Adjusted EBITDA for the twelve month period ended as of the last day of the calendar month immediately preceding the Put Option Notice was $5,000,000, then the calculation would be as follows:

[($1.50 X 20,000,000) - $1,000,000 + $1,000,000]/$5,000,000 = 6

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as in effect from time to time, and any successor statute thereto.

“Barnett” shall mean Andrew G. Barnett.

“Base Multiple” shall mean an amount equal to:

((C x 5) + B)
A

Where:

A =	Consolidated Adjusted EBITDA for the fiscal year ending June 30, 2008 (“Fiscal Year 2008”), as reflected in the Company’s consolidated audited financial statements for Fiscal Year 2008 (such financial statements, the “2008 Financial Statements”), which 2008 Financial Statements meet the requirements of Section 8.3(b)(i).

B =	Indebtedness less cash and Cash Equivalents, in each case (with respect to Indebtedness, cash and Cash Equivalents), measured as of June 30, 2008. In the event that Purchaser determines that the actual Indebtedness of the Company on June 30, 2008 exceeded the Indebtedness used to calculate the Base Multiple, then the parties shall recalculate the Base Multiple to accurately reflect such greater actual Indebtedness. In the event that any cash or other consideration is paid by the Company or any of its Subsidiaries pursuant to Section 8.26, the aggregate amount of such cash or other consideration (whether prior to or after the date that Purchaser receives the 2008 Financial Statements) shall be included in Indebtedness.

C =	the number of shares of all classes of Common Stock on a Fully Diluted Basis, but excluding any Warrant Securities, outstanding on the date that Warrant Holder receives the 2008 Financial Statements.

“Benefit Plans” shall have the meaning assigned to that term in Section 5.21(a).

“Books” means all of the Company’s, its Subsidiaries’ or any other Credit Party’s books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of the Company’s, its Subsidiaries’ or the other Credit Parties’ Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in California are authorized or required by law or executive order to close.

“Capital Expenditures” shall mean, for any period and with respect to any Person, without duplication, the sum of (1) all expenditures during such period by such Person that would be classified as capital expenditures in accordance with GAAP or are made in property that is the subject of a synthetic, off-balance sheet or Tax retention lease to which such Person is a lessee, and (2) the entire principal amount of any Indebtedness assumed or incurred in connection with any such expenditures, excluding any such expenditure made (a) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is otherwise not prohibited under this Agreement and is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation or (b) with proceeds from the sale or exchange of property to the extent utilized to purchase functionally equivalent property or equipment.

“Capital Lease” shall mean a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligations” of any Person shall mean any Indebtedness represented by obligations under a Capital Lease.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or other securities to purchase any of the foregoing.

“Capotorto” shall mean John Capotorto.

“Cash Equivalents” shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition and at all times thereafter, having the highest rating obtainable from either Standard & Poor’s rating service (“S&P’) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than two hundred seventy (270) days from the date of acquisition thereof and, at the time of acquisition and at all times thereafter, having a rating of A-1 or P-1, or better, from S&P or Moody’s, and (d) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof that are either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody’s, or (ii) in an amount less than or equal to One Hundred Thousand Dollars ($100,000) in the aggregate if issued by any other bank insured by the Federal Deposit Insurance Corporation.

“Centers” shall mean centers owned, operated or managed by the Company or any of its Subsidiaries that provide wound care treatment or hyperbaric oxygen treatment.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), as amended from time to time, and any successor statute thereto.

“Change of Control” shall mean the occurrence of any of the following: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes, or obtains rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty and one-tenth of a percent (50.1%) of the outstanding Capital Stock of the Company (including Capital Stock issuable upon exercise of any outstanding derivative or convertible securities, in each case, on an as converted basis); (ii) a Schedule 13G is filed with the SEC and the reporting persons acquire in the aggregate at least twenty five percent (25%) of the outstanding Common Stock of the Company; (iii) a tender offer for the Common Stock of the Company commences; (iv) the Board of Directors of the Company ceases to consist of a majority of the Closing Directors or replacement nominees of the Company, unless otherwise approved in writing by Purchaser; (v) the liquidation or winding up of any Credit Party other than in the case of a Permitted Disposition; (vi) the sale of all or substantially all of the assets of the Company; (vii) any Credit Party ceases to own of record and beneficially one hundred percent (100%) of the Capital Stock it owns as of the Closing Date of each of its Subsidiaries existing on the Closing Date; provided, that a Change of Control shall not be deemed to have occurred with respect to the liquidation of any Subsidiary in connection with the termination of any venture or line of business so long as the same does not represent, or is reasonably likely to result in, a Material Adverse Effect; (viii) any transaction or series of transactions similar to the foregoing clauses of this paragraph; (ix) the Board of Directors or stockholders of the Company authorize or approve any of the foregoing clauses of this paragraph; or (x) a breach of any change of ownership or control provision under the Senior Credit Agreement or any other existing or future credit or loan agreements to which any Credit Party is a party.

“Charges” shall have the meaning assigned to that term in Section 13.14.

“Chattel Paper” shall have the meaning assigned to that term in the Security Agreement.

“Claims” shall have the meaning assigned to that term in Section 7.1(a).

“Closing” shall have the meaning assigned to that term in Section 2.4.

“Closing Date” shall have the meaning assigned to that term in Section 2.4.

“Closing Directors” shall mean, as to the Company, the directors of the Company on the Closing Date, after giving effect to the transactions contemplated hereby.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

“Collateral” shall mean all Property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Access Agreement” shall mean a landlord waiver, bailee letter, or acknowledgment agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, on terms and conditions no less favorable to Purchaser than the terms and conditions of the corresponding landlord waiver, bailee letter or acknowledgment provided to the Senior Lender in connection with the Senior Credit Agreement, and otherwise in form and substance satisfactory to Purchaser substantially in the form of Exhibit J.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share (including, without limitation, the Warrant Securities), or any other capital stock of the Company (including, without limitation, any preferred stock) into which such stock is reclassified or reconstituted.

“Company SEC Documents” shall mean all required SEC Reports with the SEC (including all reports, schedules, forms, statements and other documents filed with the SEC, whether or not required).

“Compliance Certificate” shall mean a Compliance Certificate substantially in the form of Exhibit F.

“Consolidated Adjusted EBITDA” shall mean, with respect to the Company and its Subsidiaries during a specified period of time, the sum of the following, each calculated for such period:

(a) Consolidated Net Income before taxes for such period (excluding (i) pre-tax gains on the sale of assets, (ii) other pre-tax extraordinary or non-recurring gains and (iii) any non-cash adjustments resulting from the accounting for any embedded derivatives contained in the Warrant Agreement or arising from the issuance of Warrant Securities as may be required by FASB Statement No. 133 or EITF Issue No. 00-19);

plus

(b) the sum of the following without duplication and to the extent reflected as a charge in the statement of such net income for such period: (i) interest expense, (ii) depreciation, (iii) amortization, (iv) any non-cash stock compensation expense ,(v) any non-cash expense resulting from the issuance of the Warrant and the Note, and (vi) solely for purposes of measuring the Consolidated Adjusted EBITDA for any quarter in fiscal year 2008, up to $1,000,000 in the aggregate of non-recurring expenses that are identified in amounts of the end of each quarter of fiscal year 2008 when publicly filed that are reasonably approved (as non-recurring expenses) by Purchaser and that were included in the calculation of Consolidated Net Income during such quarter;

minus

(c) interest income calculated in determining net income for such period;

provided, that (A) the Consolidated Adjusted EBITDA of any Person or business disposed of for consideration by any Credit Party during such period shall be excluded for such period (the consummation of such disposition and the repayment of any Indebtedness in connection therewith shall be assumed to have occurred on the first day of such period); (B) Consolidated Adjusted EBITDA shall not include any income of a Person that is not consolidated with the Company or that cannot be distributed to the Company due to any Contractual Obligation or Requirement of Law; and (C) all amounts included in or excluded from this definition shall be calculated in accordance with GAAP.

“Consolidated Interest Expense” shall mean, of any Person for any period, total interest expense (net of any interest income) (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries and amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with Indebtedness (including, in the case of the Company, the Note) for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees, charges and expenses owed by such Person and paid during such period with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio” shall mean the ratio of (a) the Indebtedness of the Company and its Subsidiaries as of a specified date to (b) the Consolidated Adjusted EBITDA for the period in question.

“Consolidated Net Income” shall mean, of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period (before accounting for extraordinary items other than extraordinary or nonrecurring items of loss which would have an impact on current cash flows) determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of any Credit Party and its Subsidiaries for any Period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to (i) the date that it becomes a Subsidiary of such Credit Party or any of its Subsidiaries or (ii) the date it is merged into or consolidated with any of the Company or any of their Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of such Credit Party) in which any Credit Party or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Credit Party or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of any Credit Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary; provided further, that in calculating Consolidated Net Income of any Credit Party and its Subsidiaries (A) for fiscal year 2008, Consolidated Net Income shall include no more than $100,000 of income or expense reduction associated with the accounting treatment for expenses accrued prior to July 1, 2007, and (B) for any time period after fiscal year 2008, Consolidated Net Income shall not include any income or expense reduction associated with the accounting treatment for expenses accrued prior to July 1, 2007.

“Contingent Obligation” as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any underlying indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that the underlying indebtedness, lease, dividend or other obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or to maintain working capital or equity capital of such other Person or otherwise to maintain the net worth or solvency of such other Person, (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another, and (d) otherwise to assure or hold harmless the owner of any of the foregoing obligations against loss in respect thereto. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contractual Obligations” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.

“Control” shall mean, with respect to any Person, the power to direct the management, operations, business or policies of such Person.

“Control Agreement” shall mean an account control agreement substantially in the form of Exhibit M as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms.

“Conversion” shall have the meaning assigned to that term in Section 11.2(a).

“Conversion Conditions” shall have the meaning assigned to that term in Section 11.2(a).

“Credit Party” shall mean the Company, each of its Subsidiaries, each Guarantor and each other Person (other than Purchaser) that becomes party to any Transaction Document pursuant to Section 5.21.

“Default” shall mean an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defined Benefit Plan” shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non qualified (whether or not subject to ERISA or the Code).

“Derivatives Counterparty” shall have the meaning assigned to that term in Section 9.9(d).

“Disqualified Stock” shall mean any stock or other ownership or profit interest of any Credit Party in respect of which any Credit Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defense or otherwise make any payment other than in the form of stock (other than Disqualified Stock).

“Dollars” or “$” shall mean United States dollars.

“Environmental Laws” shall mean any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Company, any of its Subsidiaries or any other Credit Party, relating to the environment, health and safety, or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 USC 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 USC § 1251 et seq.; the Toxic Substances Control Act, 15 USC, § 2601 et seq.; the Clean Air Act, 42 USC § 7401 et seq.; the Safe Drinking Water Act, 42 USC § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC § 1801 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equipment” shall have the meaning assigned to that term in the Security Agreement.

“Equity Award” shall have the meaning assigned to that term in Section 5.21(p).

“Equity Stake Fraction” means the ownership of Purchaser and its Affiliates (or their assigns) in the Company on the date of the Put Option Notice (after taking into account all Capital Stock that would be issuable to Purchaser or its Affiliates upon exercise of the Warrant and of any other derivative or convertible securities owned or controlled by Purchaser or its Affiliates (or their assigns)), expressed as a fraction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto, and the regulations issued thereunder.

“ERISA Affiliate” shall have the meaning assigned to that term in Section 5.21.

“Event of Default” shall have the meaning assigned to that term in Section 10.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto, and the rules and regulations of the SEC thereunder.

“Executive Officer” shall mean, with respect to any Person, (i) any other Person titled as, or otherwise performing for or on behalf of such Person the functions typically performed by, a chairman, a chairwoman, a chief executive officer, a chief financial officer or a chief operating officer (or the equivalents thereof, in the case of non-corporate entities), or (ii) any other person in charge of a principal business unit, division or function (such as sales, administration or finance) of, or who performs a policy making function for, such first Person. For the avoidance of doubt, each of Phillip Forman, Andrew Barnett, David Walz, John DeNobile, John Caportoro shall constitute an Executive Officer of the Company on the date hereof.

“Existing Preferred Stock” shall mean the Company’s preferred stock, including but not limited to Series A-1 and Series A-2, that is outstanding as of the date of this Agreement.

“Existing Subordinated Debt” shall mean the promissory notes and other instruments evidencing Indebtedness of the Credit Parties that is subordinated to the Senior Lender, as set forth on Schedule 3.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Fee Letter” shall mean that certain letter, dated as of the date hereof, by and between the Company and Purchaser.

“FEIN” shall mean Federal Employer Identification Number.

“Fiduciary” shall mean a “fiduciary” as that term is defined in Section 3(21) of ERISA.

“Financial Statements” shall have the meaning assigned to that term in Section 1.2(d).

“Fully Diluted Basis” shall mean, with respect to calculating the outstanding Common Stock of the Company as of any particular time, a basis of calculation that includes (a) all shares of Common Stock issued and outstanding at such time and all additional shares of Common Stock that would be issued upon the conversion, exchange or exercise of all securities, instruments and contracts of the Company outstanding at such time (without regard to any net exercise provisions and irrespective of whether such securities, instruments and contracts are “in the money”), and (b) any adjustments arising from any anti-dilution provisions, resets or similar provisions of any documents existing at such particular time.

“GAAP” shall mean generally accepted accounting principles in effect within the United States, consistently applied.

“General Intangibles” shall have the meaning assigned to that term in the Security Agreement.

“Governing Documents” shall mean, with respect to any Person, the certificate or articles of incorporation, certificate of formation, by-laws, limited liability company operating agreement or other organizational documents of such Person.

“Governmental Authority” shall mean any foreign, federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantee” shall mean the Guarantee substantially in the form of Exhibit C.

“Guarantors” shall mean collectively, all Persons (including, without limitation, the Company’s Subsidiaries) from time to time executing a Guarantee or similar agreement in favor of Purchaser; sometimes referred to individually as a “Guarantor”.

“Hazardous Materials” shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or the regulations thereunder as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity,” (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Company or any of its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hospital Contract” shall mean any Contractual Obligation of the Company or any of its Subsidiaries, with any Person (other than the Credit Parties) operating a hospital (a “Hospital”), obligating the Company to furnish the facility or technical component of wound care and/or hyperbaric oxygen therapy to the Hospital’s admitted or registered patients, or obligating the Company to furnish specified wound care and/or hyperbaric oxygen therapy facility management services to the Hospital, as applicable, and any Contractual Obligation of the Company with the Hospital that is ancillary to such Contractual Obligation.

“Indebtedness” shall mean of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business that are not overdue by more than sixty (60) days from its due date and that are not being contested in good faith), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person (including, with respect to the Company and its Subsidiaries, the obligations set forth in Section 8.26), contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person or its Subsidiaries, joint ventures or partnerships, including the estimated potential cost of all obligations to make future payments for any such Capital Stock (such as earn-outs or similar payments), (h) all Contingent Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) all accrued but unpaid obligations of such Person in respect of Hedge Agreements, (k) the maximum redemption value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its wholly-owned Subsidiaries, (l) all guarantees of items which would be included within this definition (regardless of whether such items would appear upon a balance sheet), and (m) all liabilities resulting from non-recurring events (including, without limitation, non-recurring expenses, liabilities, legal settlements and accounts payable), including, without limitation, the non-recurring liabilities set forth on Schedule A; provided, that (A) obligations of the kind referred to in the foregoing clause (j) shall not be included in “Indebtedness” for the purposes of calculating the financial covenants set forth in Section 9.18, and (B) any payments on account of Indebtedness made by the Company or any of its Subsidiaries subsequent to the date on which Indebtedness is being measured (including, without limitation, non-recurring liabilities of the kind referred to in the foregoing clause (m)) resulting from facts or circumstances that existed prior to such measuring date shall be included in “Indebtedness”, and any calculation in any Transaction Document involving Indebtedness shall be recalculated to take such payments into account (including, without limitation, for purposes of calculating the Exercise Price, as defined in the Warrant Agreement) to the extent that such payments were not included in the determination of Indebtedness on the measuring date.

“Indemnified Liabilities” shall have the meaning assigned to that term in Section 7.1(a)(ii).

“Indemnified Person” shall have the meaning assigned to that term in Section 7.1(a).

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intangible Assets” shall mean, with respect to any Person, that portion of the book value of all of such Person’s assets that would be treated as intangibles under GAAP.

“Intellectual Property Security Agreement” shall mean the Intellectual Property Security Agreement to be executed and delivered by each Credit Party, substantially in the form of Exhibit K, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Intercreditor Agreement” shall mean that Subordination and Intercreditor Agreement, dated as of the date hereof, among the Company, the Senior Lender, and Purchaser, substantially in the form of Exhibit G, as amended, restated, supplemented or modified from time to time in accordance with its terms.

“Inventory” shall have the meaning assigned to that term in the Security Agreement.

“Investment” shall mean (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest, membership interest or other Capital Stock of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a wholly-owned domestic Subsidiary of the

Company that is a Guarantor) or (ii) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person (other than a wholly-owned domestic Subsidiary of the Company that is a Guarantor), including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales or the provision of services to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time, and any successor statute thereto.

“Investment Property” shall have the meaning assigned to that term in the Security Agreement.

“Joinder Agreement” shall mean the Joinder Agreement substantially in the form of Exhibit P.

“Lien” shall mean any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest is based on the common law, statute, or contract, whether such interest is recorded or perfected, and whether such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

“Losses” shall mean any and all losses (including, without limitation, punitive, exemplary, consequential or indirect damages and liabilities of any kind), claims, damages, liabilities, judgments, expenses and costs, including, without limitation, reasonable attorneys’ fees, costs of collection and other fees and expenses, including, without limitation, any loss, cost or expense under any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, entered into by the Purchaser from time to time in connection with this Agreement.

“Material Adverse Change” or “Material Adverse Effect” shall mean any event, development or circumstance that has caused or could (with or without notice or the passage of time, or both) reasonably be expected to cause a material adverse change in or effect on: (a) any of the transactions contemplated hereby, (b) the condition (financial or otherwise), results of operation, assets, liabilities, management, prospects or value of the Credit Parties, or that calls into question in any material respect any of the Projections relating to the Credit Parties that were previously provided to Purchaser or any of the material assumptions on which such Projections were prepared, (c) the validity or enforceability of any Transaction Document or the rights and remedies of Purchaser thereunder (including, without limitation, with respect to the Note or the Collateral), (d) the validity, enforceability or priority of the security interests purported to be created under any Transaction Document, (e) the ability of any Credit Party to perform its obligations under any Transaction Document or the Senior Credit Agreement, (f) the value of all or any substantial portion of the Collateral which loss of value is not covered by insurance, or (g) the ability of Purchaser to enforce its rights or remedies under any Transaction Document.

“Material Provider Contract” shall mean any contract of the Company or any of its Subsidiaries with a network of healthcare providers or a third party payor, including, without limitation, employers and insurance companies, to provide healthcare services to patients.

“Maximum Rate” shall have the meaning assigned to that term in Section 13.14.

“Medical Waste” shall mean any medical waste, including without limitation (a) pathological waste, (b) blood, (c) sharps, (d) wastes from surgery or autopsy, (e) dialysis waste, including contaminated disposable equipment and supplies, (f) cultures and stocks of infectious agents and associated biological agents, (g) contaminated animals, (h) isolation wastes, (i) contaminated equipment, (j) laboratory waste, (k) various other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals and (l) any substance, pollutant, material, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. §§6992, et seq. (“MWTA”).

“Medical Waste Law” shall mean the following, including regulations promulgated and orders issued thereunder, all as may be amended from time to time: (i) the MWTA, (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA §§2501 et seq., (iii) the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA §§1401 et seq., (iv) the Occupational Safety and Health Act, 29 USCA §§651 et seq., (v) the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

“Multiemployer Plan” shall have the meaning assigned to that term in Section 5.21.

“Negotiable Collateral” shall mean all of the Credit Parties’ now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof (as such terms are defined in the UCC).

“Note” shall mean the senior secured subordinated promissory note referred to in the first recital hereof, which note is substantially in the form attached hereto as Exhibit A.

“Obligations” shall mean all loans evidenced by the Note and all advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities, obligations, fees, charges, costs, Purchaser’s Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by any of the Credit Parties to Purchaser pursuant to, in connection with, or evidenced by, the Transaction Documents and irrespective of whether for the payment of money or otherwise, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due, obligations under Transaction Documents and all Purchaser’s Expenses that any Credit Party is required to pay or reimburse under the Transaction Documents, by law, or otherwise. Any reference in the Transaction Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

“PBGC” shall mean the Pension Benefit Guaranty Corporation (as defined in Title IV of ERISA).

“Permitted Dispositions” shall mean any (a) sale or other disposition by any Credit Party of any Equipment that is obsolete or worn out in the ordinary course of business, (b) sale by any Credit Party of Inventory to buyers in the ordinary course of business, or (c) licensing by any Credit Party, on a non-exclusive basis, of Proprietary Rights in the ordinary course of business consistent with past practice.

“Permitted Investments” shall mean (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) investments by any Credit Party in any other Credit Party that is a wholly-owned Subsidiary of the Company; provided, that if any such investment is in the form of Indebtedness, prior to the incurrence thereof such Indebtedness investment shall be subordinated in right of payment to the prior payment in full of the Obligations in a manner satisfactory to Purchaser, in its sole discretion; provided further, that, in any event, any such Indebtedness investment shall be subordinated in right of payment to the Obligations under the Transaction Documents at least to the same extent that the Note is subordinated pursuant to the Intercreditor Agreement.

“Permitted Lien” shall have the meaning assigned to that term in Section 9.2.

“Permitted Protest” shall mean the right of the Company or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), Taxes (other than payroll Taxes or Taxes that are the subject of a United States federal Tax lien), or rental payment; provided, that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Company or any of its Subsidiaries, as applicable, in good faith, and (c) Purchaser is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, perfection or priority of any of Purchaser’s Liens,

“Permitted Purchase Money Indebtedness” shall mean, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000).

“Person” shall mean any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether they are legal entities or Governmental Authorities.

“Preliminary Proxy” shall have the meaning assigned to that term in Section 8.21.

“Pro Forma Balance Sheet” shall mean the pro forma consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 3.11, a copy of which is attached as Schedule 3.11.

“Projections” shall mean any and all forecasted (a) balance sheets, (b) profit and loss statements, (c) cash flow statements and (d) other projections, in each case relating to the Company or any other Credit Party prepared by or on behalf of any Credit Party and provided to the Purchaser on or prior to the Closing Date, copies of which are attached hereto as Exhibit N.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equipment, Proprietary Rights and Capital Stock.

“Proposal Letter” shall mean that certain Proposal Letter, dated as of February 18, 2008, between the Company and Bison Capital Equity Partners II, LP, as amended, restated, modified or otherwise supplemented from time to time.

“Proprietary Rights” of any Person shall mean all of such Person’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, trademark applications, service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Purchase Money Indebtedness” shall mean Indebtedness (other than the Obligations, but including Capital Lease Obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any Equipment for the purpose of financing all or any part of, but no more than, the acquisition cost thereof.

“Purchase Price” shall have the meaning assigned to that term in Section 2.4.

“Purchaser” shall have the meaning set forth in the preamble of this Agreement.

“Purchaser’s Expenses” shall mean any and all costs and expenses actually incurred by or on behalf of Purchaser pursuant to, in respect of or otherwise in connection with the transactions contemplated by this Agreement including, without limitation, all (a) costs or expenses (including Taxes and insurance premiums) required to be paid by a Credit Party under any of the Transaction Documents that are paid or incurred by or on behalf of Purchaser, (b) fees or charges paid or incurred by Purchaser in connection with Purchaser’s transactions with the Credit Parties, including reasonable attorneys’ fees and expenses, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including Tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation contained in this Agreement), and environmental audits, (c) costs and expenses incurred by Purchaser in the disbursement of funds to or for the account of the Credit Parties (by wire transfer or otherwise), (d) charges paid or incurred by Purchaser resulting from the dishonor of checks, (e) Losses paid or incurred by or on behalf of Purchaser to correct any default or enforce any provision of the Transaction Documents (including perfection or priority of any Lien granted pursuant to any Security Document), or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable audit or consulting fees and expenses of Purchaser, (g) Losses from third party claims or any other suit paid or incurred by or on behalf of Purchaser in enforcing or defending the Transaction Documents or in connection with the transactions contemplated by the Transaction Documents or Purchaser’s relationship with any Credit Party or any guarantor of the Obligations, (h) Purchaser’s reasonable fees and expenses (including attorneys’ fees) incurred in connection with advising, structuring, drafting, reviewing or administering, the Transaction Documents, (i) fees and expenses incurred by Purchaser (including reasonable attorneys’ fees) incurred in amending the Transaction Documents or in terminating, enforcing (including attorneys’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Credit Party or in exercising rights or remedies under the Transaction Documents), or defending the Transaction Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, (j) all reasonable costs and expenses incurred by Purchaser (including attorneys’ fees) in connection with the monitoring of the Securities, including any related Taxes and fees in connection thereto, and (k) all reasonable costs and expenses of Purchaser from due diligence, syndication, distribution, rating agency, messenger, audit, insurance, search, filing and recording fees in connection with any of the foregoing Purchaser Expenses. Notwithstanding the foregoing, Purchaser’s Expenses that are to be reimbursed by the Credit Parties on the Closing Date and that were incurred by Purchaser in connection with the closing of the transactions on the Closing Date contemplated by this Agreement shall not exceed Three Hundred Thousand Dollars ($300,000), in the aggregate, less the Twenty-Five Thousand Dollar ($25,000) non-refundable expense deposit already paid to Purchaser for such closing expenses.

“Put Option Date” shall have the meaning assigned to that term in Section 12.1(a).

“Put Option Notice “ shall have the meaning assigned to that term in Section 12.1(a).

“Put Price” shall mean the product of (a) the Equity Stake Fraction multiplied by an amount equal to (b) (i) the Assumed Multiple multiplied by the Consolidated Adjusted EBITDA (certified by the Company’s Chief Financial Officer) for the trailing twelve month period ending on the last day of the month immediately preceding the date that the Put Option Notice is delivered, plus (ii) all cash and Cash Equivalents of the Credit Parties as of the end of the month immediately preceding the date that the Put Option Notice is delivered, minus (iii) all indebtedness of the Credit Parties to unaffiliated third parties incurred in the ordinary course of business (other than Indebtedness incurred in violation of any provision hereof) outstanding as of the end of the month immediately preceding the date that the Put Option Notice is delivered.

“RCRA” has the meaning set forth in the definition of “Environmental Laws”.

“Record” shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Redeemable Preferred Stock” shall have the meaning assigned to that term in Section 11.2(a).

“Register” shall have the meaning assigned to that term in Section 8.24.

“Registration Rights Agreement” shall mean the Registration Rights Agreement substantially in the form attached hereto as Exhibit E.

“Regulation T” shall mean Regulation T of the Federal Reserve Board as in effect from time to time (and any successor to all or a portion thereof).

“Regulation U” shall mean Regulation U of the Federal Reserve Board as in effect from time to time (and any successor to all or a portion thereof).

“Regulation X” shall mean Regulation X of the Federal Reserve Board as in effect from time to time (and any successor to all or a portion thereof).

“Remedial Action” shall mean all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC § 9601.

“Representatives” shall mean, as to any Person, such Person’s directors, officers, partners, employees, agents or representatives (including attorneys, accountants and financial advisors).

“Requirements of Law” shall mean as to any Person, provisions of the Governing Documents or other organizational or governing documents of such Person, or any law, treaty, policy, code, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Restricted Payment” shall have the meaning assigned to that term in Section 9.9.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“SEC Reports” with respect to any Person shall mean all forms, reports, statements and other documents (including exhibits, annexes, supplements and amendments to such documents) filed or required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable Governmental Authority.

“Securities” shall mean, collectively, the Note and the Warrant.

“Securities Account” shall mean a “securities account” as that term is defined in the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Credit Parties in favor of Purchaser, substantially in the form attached hereto as Exhibit O, as amended, restated, supplemented or modified from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Intellectual Property Security Agreement, the Stock Pledge Agreement (and the Acknowledgment and Consents thereto), each Control Agreement, financing statements and all other pledge and security documents hereafter delivered to Purchaser granting or purporting to grant a Lien on any Property of any Person to secure the obligations and liabilities of any Credit Party under any Transaction Document.

“Senior Credit Agreement” shall mean that certain Amended and Restated Loan Agreement, dated as of June 17, 2005, by and among NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, SCRANTON HYPERBARIC LLC, JFK HYPERBARIC LLC, TRENTON HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING, LLC, SOUTH NASSAU HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, MAIMONIDES HYPERBARIC, LLC, THE SQUARE HYPERBARIC, LLC, SOUTH N HYPERBARIC LLC, MUHLENBERG HYPERBARIC LLC, LOWELL HYPERBARIC LLC., THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), NJ HYPERBARIC, LLC, FAR ROCKAWAY HYPERBARIC, LLC, ATLANTIC HYPERBARIC, LLC, ATLANTIC ASSOCIATES, LLC, CEF PRODUCTS, LLC, CMC HYPERBARIC, LLC, PENNSYLVANIA HYPERBARIC, LLC, HYPERBARIC, LLC (a/k/a Massachusetts Hyperbaric, LLC), MEADOWLANDS HYPERBARIC, LLC, BAYONNE HYPERBARIC, LLC, RARITAN BAY HYPERBARIC, LLC, CFWH MEZZANINE, LLC, and SOUTH OCEAN COUNTY HYPERBARIC, LLC, and Senior Lender, as amended by First Amendment, dated as of April 7, 2006, Second Amendment, dated as of February 1, 2007, a Third Amendment and Waiver dated as of May 29, 2007, a Fourth Amendment and Waiver dated as of July 31, 2007, Fifth Amendment, dated as October 11, 2007, a Sixth Amendment dated as of March 19, 2008, and Seventh Amendment, dated as March 31, 2008.

“Senior Credit Documents” shall mean the Senior Credit Agreement and other documents listed in Schedule 2.

“Senior Lender” shall mean Signature Bank or its successors and assigns.

“Solvency Certificate” shall mean a Solvency Certificate substantially in the form attached hereto as Exhibit H, and signed by the Chief Financial Officer of the Company.

“Solvent” shall mean, with respect to any Person, as of any date of determination, (a) the amount the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person which will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) “debt” means the maximum potential liability arising from a “claim,” and (ii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Stated Principal Amount” shall mean, with respect to the Note, the stated principal amount at the final maturity of the Note of Twenty Million Dollars ($20,000,000).

“Stock Pledge Agreement” shall mean the Pledge Agreement, substantially in the form attached hereto as Exhibit L, executed and delivered by the Credit Parties, as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms.

“Stockholder Proposal” shall have the meaning assigned to that term in Section 8.21.

“Subordination Agreement” shall mean a subordination agreement executed by a creditor in favor of Purchaser substantially in the form attached hereto as Exhibit D.

“Subsequent Financing Multiple” shall mean, if any Capital Stock is issued within the twelve months prior to the date that the Put Option Notice is delivered, the result of the following: (i) (A) (1) the highest price paid or payable per share of Common Stock that is or will be issued in connection with such Capital Stock issuance (plus, if such issuance of Capital Stock includes any rights, preferences or privileges that are more favorable to the purchaser of such issuance than the rights, preferences and privileges of the securities issuable under the Warrant, the fair market value of such incremental rights, preferences and privileges); provided, that if such issuance of Capital Stock is issued together or as a unit with non-Capital Stock, then for purposes of valuing the Capital Stock and non-Capital Stock components, the minimum amount possible will be allocated to the non-Capital Stock component of the unit based upon the lesser of the face value or the fair market value thereof, and the remainder of the price paid for such unit shall be allocated to the Capital Stock component; multiplied by (2) the number of shares of Common Stock outstanding immediately following such issuance on a Fully Diluted Basis, minus (B) all cash and Cash Equivalents of the Credit Parties as of the date of such Capital Stock issuance, plus (C) all Indebtedness (including any redemption premiums thereon assuming such Indebtedness was redeemed on the measuring date) of the Credit Parties as of the date of such Capital Stock issuance, divided by (ii) the Consolidated Adjusted EBITDA for the twelve month period ended as of the last day of the calendar month immediately preceding the date of such Capital Stock issuance.

Solely for purposes of illustration and not limitation, if $2.00 was the highest price paid per share of Common Stock issued in the last twelve months prior to the date that the Put Option Notice was delivered (and there were no rights, preferences or privileges more favorable to the purchaser of such issuance than the rights, preferences and privileges of the securities issuable under the Warrant), there were 20,000,000 shares of Common Stock outstanding immediately following such issuance on a Fully Diluted Basis, all cash and Cash Equivalents of the Credit Parties as of the last day of the calendar month immediately preceding the Put Option Notice was $1,000,000, all Indebtedness of the Credit Parties as of the last day of the calendar month immediately preceding the Put Option Notice was $1,000,000, and the Consolidated Adjusted EBITDA for the twelve month period ended as of the last day of the calendar month immediately preceding the Put Option Notice was $5,000,000, then the calculation would be as follows:

[($2.00 X 20,000,000) - $1,000,000 + $1,000,000]/$5,000,000 = 8

“Subsidiary” of a Person shall mean a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly (including through one or more subsidiaries) owns or controls the shares or units of Capital Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Supporting Obligations” shall mean all supporting obligations as such term is defined in the UCC.

“Synthetic Lease Obligations” shall mean all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or Tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Tax” or “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any obligations under any agreements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Event” shall mean (i) any Credit Party, any Benefit Plan or any fiduciary (within the meaning of Section 3(21) of ERISA) of a Benefit Plan being named as a defendant in a lawsuit filed under ERISA or the assertion of a material claim (other than routine claims for benefits) against any Benefit Plan or the assets thereof, or against any Credit Party or any of its ERISA Affiliates in connection with any Benefit Plan; (ii) the Internal Revenue Service giving notice that it intends to revoke the Tax-qualified status of any Benefit Plan; (iii) the occurrence of a “Reportable Event” described in Section 4043 of ERISA with respect to a Benefit Plan, regardless of whether the PBGC has waived the notice requirements with respect to such event in its regulations; (iv) the imposition, or notice of imposition, of liability (whether absolute or contingent) on any Credit Party or any of its ERISA Affiliates as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) the receipt of a notice to terminate a Benefit Plan in a distress termination under Section 4041(c) of ERISA or to appoint a trustee to administer a Benefit Plan; (vi) the institution of proceedings by the PBGC to terminate a Benefit Plan or to appoint a trustee pursuant to Section 4042 of ERISA, or the occurrence of any event or set of circumstances that might reasonably constitute grounds for the PBGC to do either; (vii) the restoration of a Benefit Plan by the PBGC pursuant to Section 4047 of ERISA; (viii) any Credit Party’s withdrawal from a single-employer plan during the plan year in which it is a substantial employer pursuant to Section 4063 of ERISA; (ix) the existence with respect to any Benefit Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Benefit Plan or the failure by any Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (x) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (xi) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan; (xii) a determination that a Multiemployer Plan in which any Credit Party or any of its ERISA Affiliates participates or has participated is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (xiii) the making of any amendment to any Benefit Plan that could result in the imposition of a lien or the posting of a bond or other security; and (xiv) the occurrence of a nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Tax Code or Section 406 of ERISA) that could result in liability to any Credit Party; or (xv) the imposition of a lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Benefit Plan.

“Transaction Documents” shall mean, collectively, this Agreement, the Note, the Warrant, the Warrant Agreement, the Registration Rights Agreement, the Voting Agreement, the Guarantees, the Intercreditor Agreement, the Solvency Certificate, the Compliance Certificate, the Security Documents, the Fee Letter, any Joinder Agreement, the Assumption Agreements and other documents, certificates or instruments entered into by any Credit Party in connection herewith or therewith.

“Transfer Taxes” shall mean all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest).

“Treasury Regulations” shall mean the Treasury regulations promulgated under the Code.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“UFCA” shall have the meaning assigned to that term in Section 13.19.

“UFTA” shall have the meaning assigned to that term in Section 13.19.

“Unconsolidated Affiliate” shall mean any Affiliate of any Credit Party which is or would not be consolidated with such Credit Party in the consolidated financial statements of such Credit Parry in accordance with GAAP.

“Voting Agreement” shall mean the Voting Agreement between the Company, Purchaser, Capotorto, Phillip Forman, the Elise Trust, David J. Walz, Barnett, Paul Basmasjian, and David H. Meyrowitz substantially in the form attached hereto as Exhibit R.

“Warrant” shall mean the warrants referred to in Section 2.2, which warrants are evidenced by a warrant certificate substantially in the form attached to the Warrant Agreement as Annex I thereto.

“Warrant Agreement” shall mean the Common Stock Warrant Agreement between the Company and Purchaser substantially in the form attached hereto as Exhibit B.

“Warrant Securities” shall have the meaning assigned to that term in the Recitals.

1.2 Interpretation

(a) References to this Agreement means this Securities Purchase Agreement together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.

(b) The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, Schedules and Exhibits means the referenced sections of this Agreement and referenced sections of the Schedules and Exhibits attached to this Agreement, except where otherwise stated.

(c) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.

(d) All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Company” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Company and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise. Unless otherwise expressly provided herein, financial calculations made herein shall be in accordance with GAAP.

(e) The words “including” and “includes” and words of similar import when used in this Agreement shall not be limiting and shall mean “including without limitation” or “includes without limitation”, as the case may be.

(f) Unless the context otherwise requires, “or” is not exclusive.

(g) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. The singular or plural includes the other, as the context requires or permits.

(h) Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(i) All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default, Default or Event of Default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, Default or Event of Default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

(j) Unless expressly provided otherwise, the measure of a period of one (1) month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one (1) month following February 18 is March 18, and one (1) month following March 31 is May 1.

(k) Unless expressly provided otherwise, any approval or consent required to be given by Purchaser in this Agreement shall be given or withheld by Purchaser in their sole discretion.

(l) References to laws and regulations shall be to such laws and regulations as amended from time to time.

(m) Any determination or calculation contemplated by this Agreement or any Transaction Document that is made by Purchaser shall be final and conclusive and binding upon the Company in the absence of manifest error.

(n) No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

(o) All currency amounts specified herein are in Dollars.

ARTICLE 2

PURCHASE AND SALE OF THE SECURITIES; DISCHARGE OF LIABILITIES

2.1 Purchase and Sale of the Note. For the purchase price set forth on Schedule 2.5 and subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to Purchaser, and Purchaser agrees that it will acquire from the Company on the Closing Date, the Note substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith.

2.2 Purchase and Sale of the Warrant. For the purchase price set forth on Schedule 2.5 and subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to Purchaser, and Purchaser agrees that it will acquire from the Company on the Closing Date, warrants to purchase the Warrant Securities (such warrants collectively referred to as the “Warrant”) at the initial per-share exercise price set forth in the Warrant (which Warrant is subject to such adjustments as set forth in the Warrant Agreement).

2.3 Fees at Closing. On the Closing Date, the Company shall (a) pay to Purchaser the fees set forth in the Fee Letter and (b) pay or reimburse Purchaser for all Purchaser’s Expenses, which payments shall be made, at the option of Purchaser, by wire transfer of immediately available funds to an account or accounts designated by Purchaser or through an offset of the Purchase Price. The Company shall also pay on the Closing Date and on each other date provided in the Fee Letter any other fees in accordance with the terms of the Fee Letter.

2.4 Closing. The purchase and issuance of the Securities shall take place at the closing (the “Closing”) to be held at the offices Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, 48th Floor, Los Angeles, CA 90071 at 10:00 a.m. Los Angeles time on the date hereof (the “Closing Date”). At the Closing, the Company shall deliver the Note and the Warrant to Purchaser against delivery by Purchaser to the Company of the applicable purchase price therefor as set forth on Schedule 2.5 (collectively, the “Purchase Price”). Payment of the Purchase Price shall be by wire transfer in immediately available funds to an account or accounts designated by the Company.

2.5 Purchase Price Allocation; Financial Accounting Positions; Tax Reporting. The Purchase Price shall be allocated between the Note and the Warrant in the manner set forth on Schedule 2.5. Each of the parties hereto agrees to take reporting and other positions with respect to the Securities that are consistent with the purchase price of the Securities set forth on Schedule 2.5 for all financial accounting purposes, unless otherwise required by GAAP or applicable SEC rules (in which case, the parties agree only to take positions inconsistent with the purchase price of the Securities to which Purchaser consents, such consent not to be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities that are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all federal, state and local Tax purposes.

2.6 Use of Proceeds. All of the proceeds of the Purchase Price shall only be used by the Company as follows:

(a) Payoff Requirements.

(i) From Closing until November 30, 2008 (the “Release Date”), One Hundred Thousand Dollars ($100,000) (the “Payoff Amount”) of the Purchase Price paid to the Company shall be held by Purchaser in an interest-bearing money market account of Purchaser unless prior to the Release Date (A) the Company provides to Purchaser consolidated financial statements for the Company and its Subsidiaries for the fiscal year ending June 30, 2008 that are audited by the Company’s independent public accountants and accompanied by an unqualified opinion of such accountants meeting the requirements of Section 8.3(b)(i), and (B) the Consolidated Adjusted EBITDA for the twelve month period (provided, that at least six months of such twelve month period are covered by an audit by the Company’s independent public accountants, which audit shall be accompanied by an unqualified opinion of such accountants meeting the requirements of Section 8.3(b)(i)) ending on the last day of the month immediately preceding the delivery of such fiscal year 2008 consolidated financials statements exceeds Five Million Dollars ($5,000,000) (the satisfaction of the conditions in clauses (A) and (B) prior to the Release Date are collectively referred to as the “Payoff Conditions”).

(ii) If the Payoff Conditions have been met, then, on the fifteenth day of the month immediately following the month in which the Payoff Conditions are met, the Payoff Amount and all interest accrued thereon shall be released from the Payoff Account and used to redeem all then-outstanding Existing Preferred Stock; provided, that (A) if such amounts from the Payoff Account are insufficient to redeem all of the then-outstanding Existing Preferred Stock, then such amounts shall be applied to redeem shares of Existing Preferred Stock on a pro rata basis (i.e., with respect to each holder of Existing Preferred Stock, the amount of Existing Preferred Stock held by such holder divided by the amount of all then-outstanding Existing Preferred Stock), and (B) if such amounts from the Payoff Account exceed the amount necessary to redeem all then-outstanding Existing Preferred Stock, then such excess amounts shall be available to the Company for working capital.

(iii) If the Payoff Conditions have not been met, then on the Release Date, the Payoff Amount and all interest accrued thereon shall be released from the Payoff Account and returned to Purchaser, and the amount of such return shall be treated as an adjustment to the Purchase Price.

(b) Other Purchase Price Proceeds. The proceeds of the Purchase Price shall be paid and used as set forth on Schedule 2.6(b).

ARTICLE 3

CONDITIONS TO THE OBLIGATIONS OF

PURCHASER TO PURCHASE THE SECURITIES

The obligation of Purchaser to purchase the Securities, to pay the Purchase Price on the Closing Date, and to perform any obligations hereunder shall be subject to the satisfaction, as determined by Purchaser (or Purchaser’s waiver thereof), of the following conditions on or before the Closing Date; provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Company or any other Credit Party.

3.1 Representations and Warranties. The representations and warranties of the Credit Parties contained in Article 5 hereof shall be true and correct at and as of the Closing Date, and Purchaser shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed by an Executive Officer of each Credit Party on behalf of such Credit Party.

3.2 Compliance with this Agreement. The Credit Parties shall have performed and complied with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Credit Parties on or before the Closing Date and Purchaser shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed by an Executive Officer or Manager, as applicable, of each Credit Party on behalf of such Credit Party.

3.3 Secretary’s Certificates; Good Standing Certificates. Purchaser shall have received the following from or with respect to each Credit Party:

(a) a certificate, dated the Closing Date and signed by the Secretary of such Credit Party, certifying (i) that the copies of the Governing Documents of such Credit Party attached to such certificate, and resolutions of the Board of Directors, Managing Member or equivalent of such Credit Party approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (ii) the incumbency and specimen signature of each officer of such Credit Party executing any Transaction Document to which it is a party or any other document delivered in connection herewith and therewith on behalf of such Credit Party;

(b) with respect to the Company, (i) a copy of the certificate of incorporation of the Company with all amendments thereto, certified by the Secretary of State of the state of Nevada within five (5) days of the Closing Date, (ii) a certificate, dated within five (5) days of the Closing Date, by the applicable Nevada Governmental Authority that the Company has paid all franchise Taxes and (iii) a certificate, dated within five (5) days of the Closing Date, by the Secretary of State of the state of Nevada that the Company is in good standing under the laws of Nevada;

(c) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Credit Party other than the Company is organized, dated within five (5) days of the Closing Date, attesting to the valid existence and good standing of such Credit Party therein; and

(d) a telephonic confirmation from the Secretary of State of the state of Nevada certifying that the Company is duly organized and in good standing under the laws of such jurisdiction on the Closing Date, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to Purchaser; and

(e) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each jurisdiction in which such Credit Party is required to be qualified as a foreign corporation or entity, dated reasonably near the Closing Date, stating that such Credit Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate.

3.4 Documents. Purchaser shall have received true, complete and correct copies of (a) the SEC Reports of the Company (delivery of which shall be deemed to have occurred if either delivered as paper copies to Purchaser or filed with the SEC in electronic form), (b) the most recent financial statements of the Company and its Subsidiaries, including the financial statements for the fiscal years ending on June 30, 2005, June 30, 2006 and June 30, 2007, respectively, and unaudited internal financial statements for the twelve month period ending December 31, 2007 (copies of all of the foregoing financials statements referenced in this clause (b) are attached hereto as Exhibit

Q), (c) the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Transaction Documents) security interests in all Collateral of the Credit Parties), and such search shall reveal no Liens on any of the assets of any Credit Party except for Permitted Liens, (d) certificates of liability insurance with respect to the insurance policies required to be maintained by the Credit Parties as of the Closing Date pursuant to Section 8.7, together with additional insured and lender’s loss payee endorsements in favor of Purchaser, (e) such agreements, schedules, exhibits, certificates, documents, financial information and filings as Purchaser may reasonably request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to Purchaser, certified by the Chief Executive Officer or the President of the Company as true, correct and complete copies thereof, (f) any Tax examination reports and statements of deficiencies assessed against or agreed to by the Company or its predecessor since January 1, 2002, and (g) copies of the resolutions of the Board of Directors of the Company approving the transactions identified on Schedule 9.12.

3.5 Purchase of Securities Permitted by Applicable Laws. The acquisition of and payment for the Securities to be acquired by Purchaser hereunder and the consummation of the transactions contemplated by the Transaction Documents:

(a) shall not be prohibited by any Requirement of Law,

(b) shall not subject Purchaser to any onerous condition or any penalty under or pursuant to any Requirement of Law or require the registration (other than under the Registration Rights Agreement) or qualification of any such Securities under any applicable federal or state securities laws, and

(c) shall be permitted by all Requirements of Law to which Purchaser or the transactions contemplated by or referred to herein or in the Transaction Documents are subject; and Purchaser shall have received such certificates or other evidence in form and substance satisfactory to it as it may reasonably request to establish compliance with this condition.

3.6 Opinion of Counsel. Purchaser shall have received an opinion of counsel to the Credit Parties reasonably satisfactory to Purchaser, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, in the form attached hereto as Exhibit I.

3.7 Approval of Counsel to Purchaser. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by each of the Credit Parties hereunder or under any other Transaction Document or in connection with the consummation of the transactions contemplated hereby or thereby, and all other related matters, shall have been in form and substance acceptable to Sheppard, Mullin, Richter & Hampton LLP, counsel to Purchaser, in its reasonable judgment.

3.8 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons (including, without limitation, any consents required pursuant to the Senior Credit Agreement) in respect of all Requirements of Law, the Company and each of the other Credit Parties necessary or desirable in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note and the issuance of Capital Stock of the Company upon the exercise of the Warrant) by any Credit Party, or enforcement against any Credit Party, of the Transaction Documents to which it is a party shall have been obtained and be in full force and effect, and Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

3.9 Transaction Documents. The Company shall have duly executed and delivered, and shall cause each other Credit Party and each Affiliate thereof, to duly execute and deliver the Transaction Documents to which such Person is party.

3.10 No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of Purchaser, would prohibit the purchase of the Securities hereunder or subject Purchaser to any onerous condition or any penalty under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

3.11 Pro Forma Balance Sheets. The Company shall have delivered to Purchaser as of the Closing Date a pro forma consolidated balance sheet of the Company, in form and substance satisfactory to Purchaser and certified by the Chief Financial Officer of the Company that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by the Transaction Documents, including all fees and expenses in connection therewith. A copy of such pro forma balance sheet is attached hereto as Schedule 3.11.

3.12 Certificates. The Company shall have delivered to Purchaser as of the Closing Date (a) a Compliance Certificate and (b) a Solvency Certificate executed by the Chief Financial Officer of the Company which shall demonstrate that the Company and its Subsidiaries, on a consolidated basis, is and will be Solvent after giving effect to the transactions contemplated hereby.

3.13 No Litigation. No action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened, no investigation, inquiry or document request by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have been threatened or commenced against Purchaser, the Company, any Subsidiary of the Company or any other Credit Party (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (ii) which presents a risk of a Material Adverse Change.

3.14 No Event of Default. No Default or Event of Default shall have occurred and be continuing.

3.15 Closing Fees. Purchaser shall have received all fees required to be paid pursuant to the Fee Letter and reimbursement for all applicable Purchaser’s Expenses; it being understood that the foregoing amounts will be paid by offsetting such amounts against the Purchase Price.

3.16 Repayment of Existing Credit Facilities; Release of Liens. Purchaser shall have received evidence reasonably satisfactory to it that the amounts indicated on Schedule 2.6 have been delivered as contemplated thereon and that arrangements satisfactory to Purchaser shall have been made for the termination, at or within a reasonable period of time following the Closing, of Liens and security interests granted in connection with the discharge of the Existing Subordinated Debt.

3.17 No Material Adverse Change. There shall not have occurred or become known to Purchaser on or prior to the Closing Date: (a) any event, development or circumstance that has caused or could reasonably be expected to cause a Material Adverse Change since June 30, 2007; or (b) any material disruption or material adverse change, as determined by Purchaser, in the financial or capital markets generally, or in the markets for subordinated debt or warrants or other equity securities in particular or affecting the syndication funding of subordinated loans (or the refinancing thereof) that may have an adverse impact on the ability to sell or place the Note or the Warrant since January 31, 2008. This subsection (b) shall not apply to the general subprime financial situation that currently exists.

3.18 Pledged Collateral. Subject to the provisions of the Intercreditor Agreement, Purchaser shall have received (i) the certificates representing the shares of capital stock pledged pursuant to the Transaction Documents, respectively, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, (iii) each promissory note pledged to Purchaser pursuant to the Transaction Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to Purchaser) by the pledgor thereof, and (iv) the Control Agreements for each Credit Party’s deposit accounts or Securities Accounts.

3.19 Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Transaction Documents or under law or reasonably requested by Purchaser to be filed, registered or recorded in order to create in favor of Purchaser, a perfected Lien on, and security interest in, the Collateral described therein, superior in right to any other Person (other than Permitted Liens), shall have been duly filed, registered or recorded, as applicable.

3.20 Projections. Purchaser shall have received a certificate signed by the Chief Financial Officer of the Company confirming that the Projections previously delivered by the Company to Purchaser were prepared in good faith and based upon assumptions believed by the Company to be reasonable at the time made.

3.21 Budget. Purchaser shall have received a budget for the Company, its Subsidiaries and any other Credit Parties for the fiscal year ending June 30, 2008.

3.22 Minimum Liquidity. After giving effect to the consummation of the transactions contemplated hereunder, the payment of all costs, fees and expenses relating hereto, the operation of the Company’s business in the ordinary course of business and the timely payments of amounts owing to its vendors, the Company shall have current availability under its working capital line of credit pursuant to the Senior Credit Agreement of not less than Two Million Dollars ($2,000,000). The Company shall have delivered to Purchaser estimates of all of the Credit Parties’ accounts payable and accounts receivable as of the Closing Date, in form and substance satisfactory to Purchaser and calculated in accordance with GAAP, and certified as to their accuracy and completeness by the Chief Financial Officer of the Company.

3.23 Press Release, etc. The Company (a) shall have obtained Purchaser’s consent to the form and substance of each press release with respect to the transactions contemplated by the Transaction Documents to be issued concurrently with or following the Closing Date; and (b) shall have granted to Purchaser a non-exclusive, royalty-free license to use the name and logo of the Company in any marketing or similar material prepared by or on behalf of Purchaser in the ordinary course of business.

3.24 Subordination Agreements. Purchaser and the Company shall have entered into the Intercreditor Agreement with Senior Lender. All of the Company’s other indebtedness shall be junior to the rights of the Purchaser. Each of the Persons identified on Schedule 3.24 shall have entered into a Subordination Agreement.

3.25 Indebtedness. The Company shall have delivered to Purchaser true, correct and complete copies, certified as to authenticity by the Chief Financial Officer of the Company, of (i) the Senior Credit Agreement, (ii) the Existing Subordinated Debt, and (iii) all other Indebtedness.

3.26 Related Party Obligations. Schedule 5.11 and Schedule 5.29 shall have been delivered to Purchaser and all obligations and liabilities required to be set forth on such Schedules but not appearing thereon shall have been paid off in full or canceled.

3.27 Financials. The Company shall have delivered to Purchaser an estimated internal consolidated balance sheet and unaudited internal statement of income for the twelve months ending on December 31, 2007, all of which fairly present in all material respects the financial position and results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis as of the date of such documents and for the periods reflected thereon in accordance with GAAP (except for lack of footnotes and normal year end adjustments that will not individually or in the aggregate be material) and all of which financial statements were prepared on a basis that is consistent with past practices.

3.28 Structure of Company. The Company together with its Subsidiaries shall have a legal structure and a capital structure, in form, substance and scope reasonably satisfactory to Purchaser.

3.29 Payment of Fees. Concurrent with the Closing, all amounts due pursuant to Section 2.3 shall have been received by Purchaser unless Purchaser has offset such amounts against the Purchase Price pursuant to Section 2.3.

3.30 Consistency of Information. Purchaser shall not have become aware after the date hereof of any information or other matter affecting the Company, any of its Subsidiaries or the transactions contemplated hereby that is inconsistent in a material and adverse manner with any such information or other matter disclosed to Purchaser prior to the date hereof.

ARTICLE 4

CONDITIONS TO THE OBLIGATIONS OF THE

COMPANY TO ISSUE AND SELL THE SECURITIES

The obligations of the Company to sell the Note and the Warrant shall be subject to the satisfaction (or waiver thereof) of the following conditions on or before the Closing Date:

4.1 Representations and Warranties. The representations and warranties of Purchaser contained in Article 6 hereof shall be true and correct at and as of the date hereof and the Closing Date as if made at and as of such date.

4.2 Compliance with this Agreement. Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by Purchaser on or before the Closing Date.

4.3 Purchase Permitted by Applicable Laws. The consummation of the transactions contemplated by this Agreement shall not be prohibited by any Requirement of Law and shall not subject the Company to any onerous condition (which has caused or could reasonably be expected to cause a Material Adverse Change) or any penalty under or pursuant to any Requirement of Law or require the regulation or qualification of any of the Securities to be acquired hereby under any applicable federal or state securities laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall be permitted by all applicable requirements of federal and state securities laws.

4.4 Payment for Securities. Purchaser shall have delivered to the Company the Purchase Price, less any offset pursuant to Section 2.3.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

Each Credit Party, jointly and severally, makes the following representations and warranties to Purchaser, which representations and warranties shall survive the execution and delivery of this Agreement, any investigation by or on behalf of Purchaser, acceptance of the Securities and payment therefor, or termination of this Agreement.

5.1 Due Organization and Qualification; Subsidiaries.

(a) Each Credit Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and the laws of those jurisdictions in which it is qualified to do business. Each Credit Party is qualified to do business in every state in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary

(b) Set forth on Schedule 5.1(b) is a complete and accurate description of the authorized Capital Stock of each Credit Party and its Affiliates, by class and, as of the Closing Date, (i) a description of the number of shares of Capital Stock of each such class that are authorized, issued and outstanding, (ii) a description of the number and percentage of outstanding shares of Capital Stock of each such class that are owned by any Credit Party and its Affiliates (including the relative percentages of ownership of each such Credit Party and/or Affiliate in such Capital Stock) and (iii) the jurisdiction of organization of such Credit Parties. Other than as described on Schedule 5.1(b), there are no (A) subscriptions, options, warrants, calls, rights of first refusal, preemptive or other similar rights relating to any Credit Party’s Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument nor (B) Liens on any Credit Party’s Capital Stock (including, without limitation, Capital Stock held by Affiliates of the Company). Except as set forth on Schedule 5.1(b), no Credit Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its shares of Capital Stock or any security convertible into or exchangeable for any of its shares of Capital Stock.

(c) All of the outstanding Capital Stock of each such Subsidiary has been duly authorized, validly issued and is fully paid and non-assessable and owned of record by the Credit Party reflected as the direct owner of such Capital Stock in Schedule 5.1(b).

(d) Except as set forth on Schedule 5.1(b), there are no subscriptions, options, warrants, or calls relating to any units or shares of any Company’s Subsidiaries’ Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Credit Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any units of any Credit Party’s Subsidiaries’ Capital Stock or any security convertible into or exchangeable or exercisable for any such Capital Stock.

(e) Schedule 5.1(e) sets forth the amounts and timing of all distributions by a Credit Party since January 1, 2007. No such distributions were made by a Credit Party in violation of any Contractual Obligation. All such distributions made by a Credit Party were made in accordance with such Credit Party’s Governing Documents and were duly authorized by all necessary action on the part of such Credit Party. All such distributions were properly and accurately calculated and timely distributed to the appropriate recipients thereof. Up until January 1, 2007, all of the income of each Subsidiary of the Company, net of any reserves maintained by such Subsidiary, was distributed to such Subsidiary’s holders of Capital Stock in accordance with such Subsidiary’s Governing Documents.

(f) All reserves established by a Credit Party were established in accordance with such Credit Party’s Governing Documents, GAAP and applicable law. All cash that is held by a Credit Party is held in accordance with such Credit Party’s Governing Documents. No Person has any Lien against the cash or reserves of any Credit Party. No holder of Capital Stock of any Credit Party has any Lien against the cash or reserves of any Credit Party unless and until such cash or reserves are distributed to such holder in accordance with the Governing Documents of the Credit Party, all Contractual Obligations and applicable law.

(g) There are no pending or threatened claims, actions or Liens between any Credit Party (or its Affiliates) and any of such Credit Party’s holders of Capital Stock. All claims between the Company or any of its Affiliates and Scott Warren have been fully resolved and the Company and its Affiliates have received a binding and enforceable general release from Scott Warren. All amounts owed to or by any Credit Party and any Affiliate or holder of such Credit Party’s Capital Stock have been paid in full.

5.2 Due Authorization; No Conflict.

(a) As to each Credit Party, the execution, delivery, and performance by such Credit Party of this Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Credit Party.

(b) As to each Credit Party, the execution, delivery, and performance by such Credit Party of this Agreement and the Transaction Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Credit Party, the Governing Documents of any Credit Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Credit Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Credit Party, including but not limited to any Material Provider Contract or Hospital Contract, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Credit Party, other than Permitted Liens, or (iv) require any approval of any Credit Party’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Credit Party, including but not limited to any Material Provider Contract or Hospital Contract.

(c) Other than the filing of financing statements, the filing of a Form D with the SEC pursuant to the Securities Act and a Form 25102(f) with the California Commissioner of Corporations and the effectiveness of the Intercreditor Agreement, the execution, delivery, and performance by each Credit Party of this Agreement and the Transaction Documents to which such Credit Party is a party do not and will not require any registration or filing with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(d) As to each Credit Party, this Agreement and the other Transaction Documents to which such Credit Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Credit Party will be the legally valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e) The security interests granted in favor of Purchaser pursuant to the Security Documents are validly created, perfected, first priority Liens and subject only to Permitted Liens (including the Liens of the Senior Lender).

(f) Any Taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the other Transaction Documents or the execution, delivery and sale of the Securities have been or will be paid on or prior to the Closing Date.

5.3 Financial Statements; Controls.

(a) All financial statements and reports of the Company and its Subsidiaries delivered by the Company to Purchaser (including, without limitation, all such financial statements delivered in connection with Purchaser’s due diligence and underwriting with respect to this transaction) have been prepared in accordance with GAAP (except that the interim financial statements do not contain an auditor’s opinion and do not contain footnotes and are subject to year end audit adjustments) and fairly present in all material respects the financial position and results of operations of the Company and its Subsidiaries (on a consolidated basis) as of the dates and for the periods indicated. There are no material liabilities (contingent or otherwise) of the Company and its Subsidiaries that are not disclosed in the balance sheets included in such financial statements. During the period from June 30, 2007 to and including the date hereof there has been no material Asset Disposition by any Credit Party of any material part of its business or property.

(b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

(i) transactions are executed in accordance with management’s general or specific authorization;

(ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and (B) to maintain accountability for assets;

(iii) access to assets is permitted only in accordance with management’s general or specific authorization;

(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(v) There are no unrealized or anticipated losses from any present commitment of the Company or its Subsidiaries, which Contingent Obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect; and

(vi) The Governing Documents of each Credit Party made available to Purchaser are true, complete and correct. The minute books of each Credit Party contain in all material respects accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors (or Managing Member or similar governing body, as applicable), and committees of the Boards of Directors of each Credit Party (if applicable), and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. The stock certificate books of each Credit Party reflect accurately all transactions in its capital stock of all classes.

5.4 Receivables; Payables.

(a) All accounts receivable of the Credit Parties have arisen from bona fide transactions in the ordinary course of business. All accounts receivable of the Credit Parties reflected on the financial statements provided to Purchaser are collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable reserves reflected thereon.

(b) All accounts payable of the Credit Parties reflected on the financial statements provided to Purchaser are the result of bona fide transactions in the ordinary course of business and have been timely paid or will be timely paid in the ordinary course of business or are not yet due and payable (in all cases without any extensions of payment terms or waivers of penalties being sought or extended).

5.5 Suppliers and Customers. Schedule 5.5 sets forth a complete and accurate list all of the Hospital Contracts and any amendments thereto, and any Hospital Contracts in process. Since June 30, 2007, there has been no materially adverse change in the business relationship or prospects of the Company or any of its Subsidiaries with any customer or supplier.

5.6 Inventory and Equipment. Each Credit Party keeps accurate, correct and complete records itemizing and describing the type, quality, and quantity of its Inventory and Equipment and the book value thereof. All of the Equipment is used or held for use in the Credit Parties’ business and is, in the reasonable judgment of the Company, fit for such purposes. The inventories of the Credit Parties are, except as adequately reserved for on the financial statements provided to the Purchaser, in good and marketable condition, not obsolete, slow moving or defective, and with respect to such inventories as of the Closing Date, useable or saleable in the ordinary course of business.

5.7 Proprietary Rights. Each Credit Party owns, or is licensed to use, all Proprietary Rights necessary for the conduct of its business as currently conducted, except as set forth in Schedule 5.7. Other than as set forth on Schedule 5.7, no material claim has been asserted or is pending by any Person challenging or questioning the use of any Proprietary Right or the validity or effectiveness of any Proprietary Right, nor does any Credit Party know of any valid basis for any such claim. Neither the use of Proprietary Rights by the Credit Parties nor the continued operation of the Company’s businesses as presently conducted will infringe on, interfere with, impinge upon, misappropriate, or otherwise come into conflict with, any rights of any Person in any material respect.

5.8 Agreements and Commitments. (a) Each Material Provider Contract and Hospital Contract is legal, valid, binding and enforceable against the parties thereto in accordance with its terms and is in full force and effect as of the date hereof and will be so in effect on the Closing Date. All parties to each Material Provider Contract and Hospital Contract are in compliance with the terms thereof, and no default or event of default by a Credit Party or, to the best knowledge of the Credit Parties, any counterparty to such contract, exists thereunder. No Credit Party is a party to any Contractual Obligation that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any other Person.

(b) No Credit Party is excluded from participation in the Medicare program.

(c) No Credit Party is excluded from participation in the Medicaid program.

(d) No Credit Party is excluded from participation in the TRICARE (f/k/a CHAMPUS) program.

5.9 Insurance. Schedule 5.9 sets forth a true and complete list of all liability and other insurance policies insuring the Company and its Subsidiaries against losses arising out of or related to the businesses of the Company and its Subsidiaries (and accurately describes the coverage carried and expiration dates of such policies) and all key man life insurance policies owned or maintained by the Company. Each of the Company and its Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged and will be so covered after consummation of the transactions contemplated hereby. The insurance policies listed on Schedule 5.9 constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. All such policies are in full force and effect.

5.10 Leases.

(a) The Credit Parties enjoy peaceful and undisturbed possession under all leases material to the business of the Credit Parties and to which the Credit Parties are a party or under which the Credit Parties are operating. All of such leases are valid and subsisting and no material default by the Credit Parties exists under any of them.

(b) Each Credit Party and its Subsidiaries has paid all payments required to be made by it under leases of real property where any of the Collateral is or may be located from time to time (other than any lease the amount or validity of which are currently subject to a Permitted Protest), and no landlord Lien has been filed, and, to the best knowledge of the Credit Parties in the reasonable and prudent conduct of business, no claim is being asserted, with respect to any such payments.

5.11 Indebtedness. Set forth on Schedule 5.11 is a true, correct and complete list of all Indebtedness of each Credit Party (including all Indebtedness, Contractual Obligations or other liabilities to any employee, consultant, Executive Officer, director, Affiliate or Capital Stock holder of any Credit Party) outstanding immediately prior to the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof. Except as set forth on Schedule 5.11, each Credit Party and each Affiliate thereof is in material compliance with the terms and conditions of (a) the Senior Credit Documents, (b) the Existing Subordinated Debt and (c) all other Indebtedness, in each case, to which such Person is a party.

5.12 Contingent Obligations. Except as set forth on Schedule 5.12 or as reflected in the Company’s financial statements and the notes thereto, none of the Credit Parties is subject to or has incurred or assumed any material Contingent Obligations.

5.13 Relationship with General Electric Company. Other than the items listed on Schedule 5.13, none of the Credit Parties has any equity, creditor, or similar relationship (including, without limitation, any investment in, or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor/vendee relationship) with General Electric Company or any of its Subsidiaries.

5.14 No Encumbrances. Each Credit Party has good, indefeasible and marketable title to its Collateral and its real property, free and clear of any Liens except for Permitted Liens.

5.15 Location of Collateral; Chief Executive Office; FEIN. The location of the Collateral of each Credit Party is located at the address(es) indicated in Schedule 5.15. The chief executive office of each Credit Party is located at the address indicated in Schedule 5.15 and each Credit Party’s FEIN is identified in Schedule 5.15. Each Credit Party is a “registered organization” within the meaning of Section 9-307 of the UCC, and its jurisdiction or organization is identified next to the name of such Credit Party in Schedule 5.15.

5.16 Deposit Accounts; Powers of Attorney. Set forth on Schedule 5.16 are all of the deposit accounts of each Credit Party, including, with respect to each depository (a) the name and address of that depository, and (b) the account numbers of the accounts maintained with such depository. No power of attorney granted by any Credit Party or any of its Subsidiaries is currently in effect.

5.17 Litigation. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of any Credit Party, threatened against any Credit Party, or any of their Subsidiaries, as applicable, except for matters that are fully covered by insurance (subject to existing deductibles disclosed to Purchaser prior to the Closing Date) as to which the applicable insurance company has acknowledged coverage.

5.18 Regulatory Compliance. Each Credit Party has at all times been in material compliance with all applicable statutes, rules, regulations and requirements all federal, state, and local commissions, boards, bureaus and agencies having jurisdiction over such Credit Party and the operations of such Credit Party, including, without limitation, laws relating to certificates of need, false claims, false representations, anti-kickback and other provisions of the Medicare/Medicaid fraud and abuse laws (42 U.S.C. § 1320a-7 et seq.), the Health Insurance Portability and Accountability Act of 1996, and the physician self-referral provisions of the Stark Law (42 U.S.C. § 1395nn). No Credit Party has engaged in false billing or a pattern of negligent billing with respect to Medicare or Medicaid, and, to the best knowledge of the Credit Parties, no Person with which a Credit Party contracts with has engaged in any of the foregoing. Each Credit Party has timely and accurately filed all reports, returns, data, and other information required by federal, state, municipal or other governmental authorities which control, directly or indirectly, any of such Credit Party’s activities to be filed with any commissions, board, bureaus and agencies and has paid all sums heretofore due with respect to such reports or returns. Except as set forth on Schedule 5.18, no Credit Party has been in the past five (5) years subject to any audit, investigation or order by any Governmental Authority, including, without limitation, The Centers for Medicare and Medicaid Services or the Office of the Inspector General. No employee or independent contractor of any Credit Party has ever been excluded from a federal health care program, including, without limitation, Medicare or Medicaid. No Person holding an equity interest or a debt interest in a Credit Party is in a position to make referrals to or generate business for a Credit Party, or make referrals to or generate business for any Person (other than a Credit Party) which is a party to a Hospital Contract, and each Credit Party represents and warrants that such Persons have not made such referrals or generated such business.

5.19 Environmental Condition. With respect to the generation, transportation, treatment, storage, disposal or other handling of Medical Waste, each Credit Party and Center has complied with all Medical Waste Laws. Except as set forth on Schedule 5.20, (a) to the Credit Parties’ best knowledge after due diligence, none of the Credit Parties’ properties or assets, including without limitation any Center, has ever been used in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of any Environmental Law, (b) to the Credit Parties’ best knowledge after due diligence, no Credit Party or Center has utilized any transporters or disposal facilities for the transport or disposal of Hazardous Materials, other than Medical Waste

(c) to the Credit Parties’ best knowledge after due diligence, none of the Credit Parties’ Properties or assets, including without limitation any Center, has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials release or disposal site, (d) none of the Credit Parties has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real property owned or operated by the Credit Parties including without limitation any Center, (e) none of the Credit Parties has received a summons, citation, notice, directive, order or inquiry from the Environmental Protection Agency or any other federal, state or local governmental agency concerning any action or omission by any Credit Party resulting in the release or disposing of Hazardous Materials into the environment or with respect to the presence or release of Hazardous Materials on, under, in or from the Credit Parties’ Properties or assets including without limitation the Centers and (f) to the Credit Parties’ best knowledge after due diligence, no Hazardous Materials are present on, in or under any Credit Parties’ properties or assets, including without limitation any Center, except for Medical Waste or any types or amounts of Hazardous Waste that do not require remediation, mitigation, monitoring or other control under any Environmental Law.

5.20 Labor Matters.

(a) The Credit Parties have complied in all respects with every Requirement of Law relating to the hiring, employment, termination, and classification of employees including, without limitation, provisions thereof relating to wages, overtime, hours, equal opportunity, mandatory or protected leaves of absence, meal and rest periods, record-keeping, collective bargaining and the payment of social security and other Taxes. To the best knowledge of the Credit Parties, there are no labor relations problems being experienced by the Credit Parties (including any union organization activities, threatened or actual strikes or work stoppages, slowdowns or material grievances).

(b) (i) No Credit Party is delinquent in payments to any employee for any wage, salary, commission, bonus or other compensation for any services performed by them to date, amounts required to be reimbursed to such employees, or amounts that must be paid to an employee upon termination of employment; (ii) there is no unfair labor practice complaint against any Credit Party pending before the National Labor Relations Board or any other Governmental Authority; (iii) no labor union currently represents the employees of any Credit Party; and (iv) no employee of any Credit Party has made a formal or informal complaint that, if true, would constitute a violation of a Requirement of Law.

(c) No employee of any Credit Party is bound by any agreement with any other Person that is violated or breached by such employee performing the services that he or she is currently performing for such Credit Party. Except as expressly disclosed herein, every employee of the Credit Parties is employed on an at-will basis and no employee has a contract with the Credit Parties that would interfere with the ability of the Credit Parties to discharge any such employee.

5.21 Employee Benefit Plans; ERISA. For purposes of this Section 5.21, Section 8.16 and Section 10.1(o), the term “Credit Party” shall include any Person organized under the laws of the United States or operating therein that is or would be aggregated with the Credit Parties under Section 414(b), (c), (m), or (o) of the Code (an “ERISA Affiliate”). However, this Section 5.21 will not apply to a “Multiemployer Plan” (as defined in Section 4001(a)(3) of ERISA), except as expressly referred to herein.

(a) Schedule 5.21 sets forth a true, correct and complete list of:

(i) Each termination, change in control or severance agreement involving the Credit Parties, on the one hand, and any of its respective employees whose annual compensation is at a base rate equal to or exceeding Fifty Thousand Dollars ($50,000), on the other hand;

(ii) All employee benefit plans, as defined in ERISA Section 3(3); and

(iii) All other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, and other benefits or compensation arrangements;

in each case of the foregoing clauses (i) through (iii), maintained or contributed to by each Credit Party for the benefit of its employees (or former employees) and/or their beneficiaries or under which a Credit Party may incur any liability. All of these types of arrangements shall be collectively referred to as “Benefit Plans.” An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because such Credit Party’s obligations under the plan arise by reason of its being a “successor employer” under applicable laws. Furthermore, a Voluntary Employees’ Beneficiary Association under Section 501(c)(9) of the Code will be considered a Benefit Plan for this purpose.

(b) The Credit Parties have delivered to Purchaser a true and complete copy of the following documents, to the extent that they are applicable:

(i) Each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Schedule 5.21 includes a description of any such amendment that is not in writing);

(ii) The current summary plan description and all subsequent summaries of material modifications of each Benefit Plan;

(iii) The most recent Internal Revenue Service determination letter for each Benefit Plan that is intended to qualify for favorable income Tax treatment under Section 401(a) or 501(c)(9) of the Code, which determination letter reflects all amendments that have been made to the plan (except as set forth in Schedule 5.21); and

(iv) The three (3) most recent Form 5500s (including all applicable Schedules and the opinions of the independent accountants) that were filed on behalf of the Benefit Plan.

(c) All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All other amounts that should be accrued to date as liabilities of the Credit Parties under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the Books of the Credit Parties. There will be no liability of the Credit Parties (i) with respect to any Benefit Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing.

(d) Each Benefit Plan has been operated at all times in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, with all applicable laws, including ERISA and the Code. The Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code, and no event has occurred (either before or after the date of the letter) that would disqualify the plan.

(e) The Credit Parties do not maintain any plan that provides (or will provide) medical, death or other benefits to one or more former employees or independent contractors (including retirees) following termination of employment, other than benefits that are required to be provided under COBRA or any state law continuation coverage or conversion rights. The Credit Parties have complied in all material respects with the continuation coverage requirements of COBRA.

(f) There are no investigations, proceedings, lawsuits or claims pending or, to the best knowledge of the Credit Parties, threatened relating to any Benefit Plan.

(g) The Credit Parties do not have any intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be increased subsequent to the date documents are provided to Purchaser except in the ordinary course of business and consistent with competitive business standards. No statement, either oral or written, has been made by any Credit Party (or any agent of any Credit Party) to any Person regarding any Benefit Plan that is not in accordance with the Benefit Plan that could have adverse economic consequences to Purchaser.

(h) None of the Persons performing services for the Credit Parties has been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

(i) None of the Benefit Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of this transaction or (ii) would result in excess parachute payments (within the meaning of Section 280G of the Code), either (A) solely as a result of the consummation of this transaction or (B) as a result of the consummation of this transaction and any actions taken by the Credit Parties or Purchaser after the Closing Date. Furthermore, the consummation of this transaction will not require the funding (whether formal or informal) of the benefits under any Benefit Plan (e.g., contributions to a “rabbi trust”).

(j) None of the assets of any Benefit Plan that is a “pension plan” within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance contract that is subject to any surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

(k) No Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation, or similar proceeding.

(l) With respect to each Benefit Plan that is subject to Title IV of ERISA:

(i) No amount is due or owing from the Credit Parties to the PBGC, other than a liability for premiums under ERISA Section 4007;

(ii) All premiums have been paid to the PBGC on a timely basis;

(iii) The value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued and ancillary benefits (whether or not vested) under each such plan did not exceed, as of the most recent valuation date, and will not exceed as of the Closing Date, the then-current fair market value of the assets of the plan;

(iv) No reportable events (within the meaning of ERISA Section 4043) have occurred;

(v) There is no accumulated funding deficiency (within the meaning of Code Section 412 or ERISA Section 302), whether or not such deficiency has been waived;

(vi) There is no “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA, but excluding from the definition of “current value of assets” accrued but unpaid contributions); and

(vii) the Company and each ERISA Affiliate has made when due any “required installments” within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply.

(m) None of the Credit Parties has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, that presents a material risk of the occurrence of any withdrawal (partial or otherwise) from, or the partition, termination, reorganization, or insolvency of any Multiemployer Plan that could result in any liability on behalf of any Credit Party to a Multiemployer Plan. All contributions required to be made by the Company and its ERISA Affiliates to any Multiemployer Plan have been timely made.

(n) The aggregate liability of the Credit Parties to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent plan year of the Multiemployer Plan ended prior to the date hereof would not exceed One Hundred Thousand Dollars ($100,000). To the best knowledge of the Credit Parties, there has been no material change in the (i) financial condition of any Multiemployer Plan, (ii) actuarial assumptions, (iii) required level of Credit Party contributions, or (iv) level of benefits provided under any Multiemployer Plan since the close of the most recent plan year of the Multiemployer PIan that, individually or in the aggregate, would materially increase the amount of this liability.

(o) No Termination Event has occurred or is reasonably expected to occur that, when taken together with all other such Termination Events, could reasonably be expected to result in material liability to any Credit Party.

(p) The Credit Parties have previously administered and shall continue to administer all of their “nonqualified deferred compensation plans” (within the meaning of Code Section 409A) and all Benefit Plans (each, a “409A Plan”) to be in full compliance in all material respects, in both form and operation, with the requirements of Code Section 409A and the regulations and guidance promulgated thereunder. No payment made or to be made under a 409A Plan is or will be subject to any taxes or penalties imposed by Code Section 409A. No stock option, stock appreciation rights or other equity based compensation awards issued or to be issued by any of the Credit Parties (each, an “Equity Award”) shall be subject to the requirements of Code Section 409A and the issuance of all Equity Awards shall be supported by a valuation that is entitled to the presumption of reasonableness provided by Treasury Regulation 1.409A-1(b)(5)(iv)(b)(2)(i). All existing 409A Plan documents are in full compliance with the requirements of Code Section 409A and do not require any amendments or modifications to achieve compliance with Code Section 409A.

5.22 Taxes. Except as set forth on Schedule 5.23:

(a) Filing of Tax Returns. Each Credit Party has duly and timely filed (or has had duly and timely filed on its behalf) with the appropriate taxing authorities all material Tax Returns required to be filed through the date hereof. All such Tax Returns filed are complete and accurate in all material respects. No Credit Party is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any Credit Party does not file Tax Returns that such Credit Party is or may be subject to taxation by that jurisdiction.

(b) Payment of Taxes. All Taxes owed by the Credit Parties (whether or not shown on any Tax Return) have been timely paid (other than Taxes not currently payable and Taxes subject to a bonafide dispute, which Taxes in either case have been adequately reserved). The unpaid Taxes of the Credit Parties (i) did not, as of the dates of each Credit Party’s financial statements attached hereto as Exhibit Q, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company’s balance sheet (rather than in any notes thereto), and (ii) will not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Company’s balance sheet as of the Closing Date.

(c) Audits, Investigations, Disputes or Claims. No material deficiencies for Taxes have been claimed, proposed or assessed by any taxing authority against any Credit Party. There are no pending or, to the best knowledge of any Credit Party, threatened audits, investigations, disputes or claims or other actions for or relating to any liability for Taxes with respect to the Credit Parties, and there are no matters under discussion with any taxing authorities, or known to any Credit Party, with respect to Taxes that are likely to result in a material additional liability for Taxes with respect to the Credit Parties. Audits of foreign, federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth in Schedule 5.23 and, except as set forth in such Schedule, no Credit Party nor any predecessor to any

Credit Party has been notified that any taxing authority intends to audit a Tax Return for any other period. None of the Credit Parties has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney granted by any Credit Party with respect to any Taxes is currently in effect.

(d) Liens. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets of any Credit Party or any shares of any Credit Party’s Capital Stock.

(e) Tax Elections. All elections with respect to Taxes affecting the Credit Parties or their assets, as of the date hereof are set forth in Schedule 5.23. None of the Credit Parties has: (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of such Credit Party’s assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, or is required, to treat any of such Credit Party’s assets as Tax-exempt bond financed property or Tax-exempt use property within the meaning of Section 168(h) of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made or will make a consent dividend election under Section 565 of the Code; or (vi) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable foreign, state or local Tax provision.

(f) Prior Affiliated Groups. None of the Credit Parties is and has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Return.

(g) Other Entity Liability. No Credit Party has any liability for the Taxes of any Person (other than the Credit Parties) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

(h) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Credit Parties or any of their assets or business, and after the Closing Date, the Credit Parties, their assets and their business shall not be bound by any such Tax-sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(i) Partnerships, Single Member LLCs, CFCs and PHCs. Except for its relationship with the other Credit Parties and as set forth in Schedule 9.24, no Credit Party (i) is subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) owns a single member limited liability company which is treated as a disregarded entity, (iii) is a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) and (iv) is a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

(j) No Withholding. None of the Credit Parties has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code. The Credit Parties have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The transactions contemplated herein are not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

(k) International Boycott. The Credit Parties have never participated in and are not participating in an international boycott within the meaning of Section 999 of the Code.

(l) Permanent Establishment. None of the Credit Parties has or has ever had a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

(m) None of the Credit Parties has distributed the Capital Stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and no Capital Stock of any of the Credit Parties has been distributed in a transaction satisfying the requirement of Section 355 of the Code since April 16, 1997.

(n) None of the outstanding Indebtedness of any of the Credit Parties constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i) or 163(e) or 279 of the Code or under any other provision of applicable law.

5.23 Fraudulent Transfer.

(a) Each Credit Party is, and after giving effect to the transactions contemplated hereby will be, Solvent.

(b) No transfer of property is being made by any Credit Party and no obligation is being incurred by any Credit Party or Guarantor in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of the Credit Parties.

5.24 Private Offering; Investment Company Act.

(a) Neither any Credit Party nor any Person acting on its behalf has directly or indirectly offered or sold the Securities by any form of general solicitation or general advertising (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising).

(b) Neither any Credit Party nor any Person acting on behalf of such Credit Party has, either directly or indirectly, sold or offered for sale to, or otherwise approached or negotiated in respect thereof with, any Person any of the Securities except as contemplated by this Agreement, and neither any Credit Party nor any Person acting on its behalf (other than Purchaser and its Affiliates) will sell or offer for sale to any Person any Security or other similar security of the Company to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Securities within the registration provisions of Section 5 of the Securities Act. The offer and sale of the Securities pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

(c) None of the Credit Parties is, and the issuance and sale of the Securities pursuant to this Agreement will not cause any Credit Party to be, an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act.

5.25 Federal Regulations. No part of the proceeds of the Securities will be used for purchasing or carrying any “margin stock” (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Credit Parties in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No indebtedness being reduced or retired out of the proceeds of the Securities was or will be incurred for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U). None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Securities) will violate or result in a violation of Regulation T, Regulation U or Regulation X.

5.26 Material Adverse Change. Since June 30, 2007, there has been no development or event that has had or could reasonably be expected to result in a Material Adverse Change.

5.27 No Undisclosed Liabilities. The Company does not have any liability and there is no basis for any present or future action or order against the Company giving rise to any liability, except for (a) liabilities quantified on the face of the audited June 30, 2007 balance sheet (rather than in any notes thereto) and not heretofore paid or discharged, and (b) liabilities that have arisen since June 30, 2007 in the ordinary course of business that are not materially individually or in the aggregate (none of which liabilities has arisen from any breach or violation of a Contractual Obligation or Requirement of Law).

5.28 Complete Disclosure.

(a) No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished to Purchaser, by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated herein or therein, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The Projections and Pro Forma Balance Sheet contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by Purchaser that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact or circumstance known to any Credit Party or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Change that has not been expressly disclosed in writing to Purchaser for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(b) The Company has filed the Company SEC Documents set forth on Schedule 5.28(b). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document which was filed and publicly available prior to the date of this Agreement, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Company SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto.

5.29 Brokerage Fees. Except as set forth on Schedule 5.29, (a) no Credit Party has utilized the services of any broker or finder in connection with obtaining financing from Purchaser under this Agreement and (b) no Person is or will be entitled to any payment or consideration as a result of obtaining financing from Purchaser under this Agreement, including, without limitation, any brokerage commissions, finder’s fees or bonuses to employees, officers, directors or Affiliates of any of the foregoing.

ARTICLE 6

REPRESENTATIONS AND

WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants as follows:

6.1 Due Organization. Purchaser is duly formed and existing in good standing under the laws of the jurisdiction of its organization and the State of Delaware.

6.2 Authorization; No Contravention. The execution, delivery and performance by Purchaser of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Governing Documents; and (c) except as would not materially and adversely affect the ability of Purchaser to consummate the transactions contemplated hereby, will not violate, conflict with or result in any breach or contravention of any of its material Contractual Obligations, or any order or decree directly relating to Purchaser.

6.3 Binding Effect. This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes a legal, valid and binding obligation, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement• of creditors’ rights generally or by equitable principles relating to enforceability.

6.4 No Legal Bar. The execution, delivery and performance of this Agreement by Purchaser will not violate any provision of federal, state or local Requirement of Law or regulation applicable to it.

6.5 Purchase for Own Account.

(a) Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and is acquiring the Securities for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate or require registration under the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Securities unless pursuant to a transaction either that is registered under, or that is, based upon the advice of counsel to Purchaser, exempt from registration under, the Securities Act and in compliance with applicable state and other securities laws.

(b) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and it is capable of bearing the economic risks of such investment and acknowledges that the Securities, as of the date hereof, have not been registered under the Securities Act or the securities laws of any state or other jurisdiction. Purchaser has conducted such investigation of the Credit Parties’ business and financial condition as Purchaser has determined to be appropriate in the exercise of due diligence.

(c) Purchaser is not an “investment company” within the meaning of the investment Company Act and the regulations thereunder.

6.6 Broker’s Finder’s or Similar Fees. Purchaser has not utilized the services of any broker or finder in connection with the this Agreement and no brokerage commissions or finders’ fees are payable by Purchaser or its Affiliates in connection herewith.

6.7 Governmental Authorization: Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by Purchaser or enforcement against it of this Agreement or the transactions contemplated hereby.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification.

(a) In addition to all other sums due hereunder or provided for in this Agreement or in the other Transaction Documents, each Credit Party agrees, jointly and severally to pay, indemnify, defend, and hold Purchaser, each of its Affiliates and each of their respective officers, directors, partners, trustees, members, advisors (including, without limitation, attorneys, accountants and financial advisors), employees, agents, attorneys-in-fact, and controlling persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, Losses, and all reasonable attorneys’ fees and disbursements and other costs and expenses incurred in connection therewith, or for recovery under directors’ and officers’ liability insurance policies maintained by the Company or any other Credit Party (as and when they are incurred and irrespective of whether suit is brought) (collectively “Claims”), at any time asserted against, imposed upon, or incurred by any of them:

(i) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of, or breach of any covenant, representation or warranty contained in, the Proposal Letter, this Agreement or any of the other Transaction Documents, or the transactions contemplated hereby or thereby, including, without limitation, any Tax liabilities or Claims in respect of any brokerage commissions or finders fees incurred by the Credit Parties in connection with obtaining financing; and

(ii) with respect to any investigation, litigation, or proceeding related to this Agreement or any of the other Transaction Documents; the use of the proceeds provided hereunder (irrespective of whether any Indemnified Person is a party thereto); the payment or incurrence of any Purchaser Expenses; or any act, omission, event, or circumstance in any manner related thereto including, but not limited to, in connection with the enforcement of the indemnification obligations set forth herein (all liabilities described in the foregoing clauses (i) and (ii), collectively, the “Indemnified Liabilities”).

(b) Notwithstanding anything to the contrary in Section 7.1(a), no Credit Party shall have any obligation to any Indemnified Person under this Section 7.1 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines in a non-appealable decision to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

(c) This Section 7.1 shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Credit Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Credit Parties with respect thereto.

(d) Upon notice to any Credit Party specifying in reasonable detail the basis therefor, Purchaser may setoff any amount to which Purchaser may be entitled under this Article 7 against any amounts otherwise payable to such Credit Party by Purchaser or any of its Affiliates. The exercise of such right of setoff by Purchaser in good faith, whether or not ultimately determined to be justified, will not constitute a breach or default under this Agreement or any other Transaction Document. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to Purchaser.

(e) THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 7 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LAWS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LAW).

7.2 Procedure; Notification. Each Indemnified Person under this Article 7 will, promptly after the receipt of notice of the commencement of any claim against such Indemnified Person in respect of which indemnity may be sought from any Credit Party under this Article 7, notify the Company, who shall receive notice on behalf itself and on behalf of the Credit Parties for purposes of this Section 7.2, in writing of the commencement thereof. The failure of any Indemnified Person so to notify the Company of any such action shall not relieve the Company or any other Credit Party from any liability which it may have to such Indemnified Person unless, and only to the extent that, such failure results in the Company’s forfeiture of substantive rights or defenses. In case any such Claim is brought against any Indemnified Person, the Credit Parties shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to Purchaser in its reasonable judgment; provided, however, that any Indemnified Person may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any Claim in which any Credit Party, on the one hand, and an Indemnified Person, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Person shall have the right to employ separate counsel at the Credit Parties’ expense and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Person, a conflict or potential conflict exists between the Company or any other Credit Party, on the one hand, and such Indemnified Person, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Credit Parties be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. Each Credit Party agrees that it will not, without the prior written consent of Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Person is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of Purchaser and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding. No Credit Party shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld or delayed. The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at law, in equity (including by way of specific performance or injunctive relief), by separate agreement or otherwise.

7.3 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification, reimbursement and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

ARTICLE 8

AFFIRMATIVE COVENANTS

As long as any of the Securities are outstanding or Purchaser holds any securities issued by the Company, each Credit Party hereby covenants and agrees, jointly and severally, that it shall, and shall cause each of its Subsidiaries to perform, comply with and observe each of the covenants set forth in this Article 8.

8.1 Accounting System. The Credit Parties shall maintain a system of accounting that enables the Credit Parties to produce financial statements (and all of their financial statements delivered to Purchaser or filed with the SEC shall be produced) in accordance with GAAP, consistently applied, and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Purchaser. The Credit Parties also shall keep an inventory and equipment reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory and Equipment.

8.2 Reporting Package. The Credit Parties shall provide Purchaser with a reporting package covering the matters set forth in Schedule 8.2 as soon as reasonably practicable following the end of the applicable reporting period (and, in any event, (a) in the case of any monthly reporting requirements, within thirty (30) days (or forty-five (45) days in the case of a month that is the last month in one of a fiscal quarter, or such shorter period as the SEC may require from time to time with respect to the filing by the Company of Form 10-QSB quarterly reports) after the end of each month, and (b) in the case of any quarterly monthly reporting requirements, within forty-five (45) days after the end of each quarter (or ninety (90) days in the case of the Company’s fourth fiscal quarter, or such shorter period as the SEC may require from time to time for the filing of the Company’s Annual Report on Form 10-KSB). In addition, each Credit Party agrees to cooperate fully with Purchaser using reasonable means and methods to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting reasonably satisfactory to Purchaser of each of the items set forth in Schedule 8.2.

8.3 Financial Statements, Reports, Certificates.

(a) Quarterly Reports. The Credit Parties shall deliver the following to Purchaser as soon as available, but in any event within forty-five (45) days (or such shorter period as the SEC shall require from time to time with respect to the filing by the Company of Form 10-QSB quarterly reports) after the end of each of the first three (3) quarterly periods during the Company’s fiscal year; provided, however, that the following shall be deemed timely delivered under this Section 8.3(a) if and to the extent the Company avails itself of the extension provided by the Exchange Act Rule 12b-25 so long the following are filed on or before the applicable filing date as so extended:

(i) a Company-prepared consolidated balance sheet, income statement, a consolidated statement of cash flow covering the Company’s and its Subsidiaries’ operations, and a consolidated statement of cash flow covering the Company’s and its Subsidiaries’ operations during such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year;

(ii) a certificate signed by the Chief Financial Officer of the Company to the effect that:

(A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of the Company and its Subsidiaries at such dates;

(B) the representations and warranties of the Credit Parties contained in this Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Credit Parties have taken, are taking, or propose to take with respect thereto); and

(iii) a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such quarter with the financial covenants contained in Section 9.18.

(b) Annual Reports. The Credit Parties shall deliver the following to Purchaser as soon as available, but in any event within ninety (90) days after the end of the Company’s fiscal year (or such shorter period as the SEC may require from time to time with respect to the filing by a reporting company of Form 10-KSB annual reports); provided, however, that the following shall be deemed timely delivered under this Section 8.3(b) if and to the extent the Company avails itself of the extension provided by the Exchange Act Rule 12b-25 so long as the following are filed on or before the applicable filing date as so extended:

(i) financial statements of the Company and its Subsidiaries on a consolidated basis for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Purchaser setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or any qualification arising out of the scope of the audit or the quality or integrity of any Credit Party’s financial reporting systems and certified by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, any such accountants’ letter to management (whether in draft or final form) received by any Credit Party and the management’s responses thereto);

(ii) a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such fiscal year with the financial covenants contained in Section 9.18.

(c) Projections. The Credit Parties shall deliver to Purchaser:

(i) as soon as available, but in any event at least thirty (30) days prior to the start of each fiscal year of the Company for one-year projections and by the end of the previous fiscal year of the Company for three-year projections, copies of the Credit Parties’ projections, all prepared on a consistent basis with the Credit Parties’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Purchaser for the forthcoming fiscal year, quarter by quarter, or the forthcoming three (3) years, year by year, as applicable, in each case certified by the Chief Financial Officer of the Company as being such officer’s good faith best estimate of the financial performance of the Company and its Subsidiaries during the period covered thereby; and

(ii) within forty-five (45) days after the end of each of the first three fiscal quarters of the Company’s fiscal year (or such shorter period as the as the SEC all require from time to time with respect to the filing by a reporting company of a Quarterly Report on Form 10-QSB), and within ninety (90) days after the end of the fourth fiscal quarter of the Company’s fiscal year (or such shorter period as the SEC shall require from time to time with respect to the filing by a reporting company of Form 10-KSB annual reports), a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the projections covering such periods and to the comparable periods of the previous year. The information required by this clause (ii) shall be deemed adequately and timely provided so long as contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained within the Company’s annual or quarterly report, as the case may be, so long as the same is timely filed as provided under the rules of the Exchange Act.

(d) SEC Reports and Other Information. If and when filed by any Credit Party, the Credit Parties shall deliver to Purchaser:

(i) Form 10-QSB quarterly reports, Form 10-KSB annual reports, and Form 8-K current reports,

(ii) copies of all correspondence involving or with, and any other filings made by any Credit Party with, the SEC,

(iii) copies of the Credit Parties’ federal income Tax returns, and any amendments thereto, filed with the Internal Revenue Service,

(iv) press releases relating to any Credit Party, prior to or concurrently with the issuance thereof, and

(v) any other information that is provided by the Company to its stockholders generally.

The deliveries contemplated by this Section 8.3(d) may, at the Company’s option, be made if the same is filed electronically with the SEC or otherwise publicly available and the Company provides Purchaser with the relevant location data.

(e) If and when filed by any Credit Party and as requested by Purchaser, the Credit Parties shall deliver to Purchaser satisfactory evidence of payment of applicable excise Taxes in each jurisdiction in which (i) any Credit Party conducts business or is required to pay any such excise Tax, (ii) where any Credit Party’s failure to pay any such applicable excise Tax would result in a Lien on the properties or assets of any Credit Party, or (iii) where any Credit Party’s failure to pay any such applicable excise Tax reasonably could be expected to result in a Material Adverse Change.

(f) As soon as a Credit Party has knowledge of any event or condition that constitutes a Default or an Event of Default or that could be expected to result in a Material Adverse Change, the Credit Parties shall deliver to Purchaser written notice thereof and a statement of the curative action that the Credit Parties have taken, are taking and propose to take with respect thereto.

(g) As soon as a Credit Party has knowledge of any pending or threatened action, suit or proceeding by any Person, or any pending or threatened investigations by a Governmental Authority that would reasonably be expected to result in a Material Adverse Change, the Credit Parties shall deliver to Purchaser written notice thereof and a statement of the curative action that the Credit Parties have taken, are taking and propose to take with respect thereto.

(h) As soon as a Credit Party has knowledge of any notice of any violation by any Credit Party of any Environmental Law that would reasonably be expected to result in a Material Adverse Change, the Credit Parties shall deliver to Purchaser written notice thereof and a statement of the curative action that the Credit Parties have taken, are taking and propose to take with respect thereto.

(i) Senior Credit Agreement; Other Indebtedness. The Credit Parties shall deliver to Purchaser:

(i) as and when delivered by the Company or any other Credit Party to the Senior Lender or any holder of the Existing Subordinated Debt or any other Indebtedness of any Credit Party: (A) the schedules and reports, if any, required to be delivered under the terms of the Senior Credit Agreement or similar schedules or “Compliance Certificates”; and (B) projections, if any, required to be delivered under the terms of the Senior Credit Agreement;

(ii) no later than ten (10) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Credit Documents or other Indebtedness;

(iii) on the date of the occurrence thereof, notice (A) that any or all of the obligations under the Senior Credit Documents or any other Indebtedness have been accelerated, (B) that the Senior Lender or any holder of other Indebtedness has given notice that any or all such obligations are to be accelerated or (C) of any default or breach under the Senior Credit Documents or any other Indebtedness; and

(iv) to the extent not included in clauses (i) through (iii) above, no later than the date that the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (A) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of the Company or any of its Subsidiaries or otherwise, (B) press releases, (C) statements or reports furnished to any other holder of the securities of the Credit Parties or any of their respective Subsidiaries, and (D) regular, periodic and special securities reports) that the Company or any of its Subsidiaries are required to provide pursuant to the terms of the Senior Credit Documents or other Indebtedness.

(j) No later than ten (10) Business Days prior to the effectiveness thereof, the Credit Parties shall deliver to Purchaser copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Governing Documents of any Credit Party.

(k) As soon as possible and in any event within five (5) Business Days of obtaining knowledge thereof, the Credit Parties shall deliver to Purchaser any notice that any Governmental Authority may reject or condition approval of any material permit held by any Credit Party or any of its Subsidiaries, or any application for any material permit held by any Credit Party or any of its Subsidiaries on terms and conditions that are materially burdensome to such Person, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person.

(l) So long as the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and during any period in which it is not subject to and in compliance with Section 13 or Section 15(d) of the Exchange Act or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, the Credit Parties shall provide to Purchaser and to each prospective purchaser (as designated by Purchaser) of such restricted securities, upon the request of Purchaser or any prospective purchaser that represents its ability and qualifications to trade the securities under Rule 144A under the Securities Act, any information required to be provided by Rule 144A(d)(4) under the Securities Act (this covenant being intended for the benefit of Purchaser, and the prospective purchasers designated by Purchaser, from time to time of such restricted securities).

In addition to the financial statements referred to above, the Credit Parties agree to deliver financial statements prepared on a consolidated basis and that except as permitted by GAAP and by Regulation S-X, no Credit Party, or any Subsidiary of a Credit Party, will have a fiscal year different from that of the Company. The Credit Parties agree that their independent certified public accountants are authorized to communicate with Purchaser and to release to Purchaser, at the Credit Parties’ expense up to Five Thousand Dollars ($5,000) per fiscal year, if no Default or Event of Default has occurred and is continuing, or at the Credit Parties’ sole expense, if a Default or Event of Default has occurred and is continuing, whatever financial information concerning the Credit Parties that Purchaser may reasonably request. Each Credit Party waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Purchaser pursuant to or in accordance with this Agreement, and agrees that Purchaser may contact directly any such accounting firm or service bureau in order to obtain such information.

8.4 Credit Party Reports. Each Credit Party shall cause each other Credit Party to deliver to Purchaser (i) such other Credit Party’s annual financial statements (if not consolidated with the Company’s annual financial statement filed with its annual report on Form 10-KSB) at the time when the Company provides its audited financial statements to Purchaser and (ii) copies of all federal income Tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

8.5 Maintenance of Properties, etc.

(a) Each Credit Party shall maintain and preserve all of its material Properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

(b) Each Credit Party shall maintain the same percentage ownership of each of its Subsidiaries as was the case on the Closing Date.

8.6 Taxes.

(a) The Credit Parties shall cause all assessments and Taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Credit Parties or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or Tax shall be the subject of a Permitted Protest. The Credit Parties shall make timely payment or deposit of all Tax payments and withholding Taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Purchaser with proof satisfactory to Purchaser indicating that the applicable Credit Party has made such payments or deposits. Upon request by Purchaser to the Company, the Credit Parties shall deliver satisfactory evidence of payment of applicable excise Taxes in each jurisdiction in which any Credit Party is required to pay any such excise Tax.

(b) The Credit Parties shall promptly notify Purchaser in writing upon receipt of notice of any material pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of the Credit Parties and permit Purchaser to participate fully to the extent allowed by law, in any proceedings relating to any such audits or assessments (including, without limitation, not resolving any such matters without the prior written consent of Purchaser, which consent shall not be unreasonably withheld).

(c) The Credit Parties shall pay all Transfer Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance and sale of the Securities and shall hold harmless Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

8.7 Insurance.

(a) At each of the Credit Parties’ sole expense, each Credit Party shall maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, terrorism, and all other hazards and risks as ordinarily are, from time to time, insured against by other Persons engaged in the same or similar businesses in the same general geographic area as such Credit Party. All such policies of insurance shall be in such amounts, against such risks and subject to such deductibles, and with such financially sound and reputable insurance companies as are reasonably satisfactory to Purchaser (and which, if acceptable to Senior Lender, shall be deemed to be reasonably satisfactory to Purchaser); provided, that in any event, each of the Credit Parties will maintain (i) property and casualty insurance on all Property on an all risks basis (including the perils of flood, loss by fire, explosion, and theft and such other risks and hazards as are covered by a standard extended coverage insurance policy), covering the repair or replacement cost of all such Property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), (ii) public liability insurance, and (iii) building law and ordinance coverage in such amount as to address to the satisfaction of Purchaser any increased cost of construction, debris removal and/or demolition expenses incurred as a result of the application of any building law and/or ordinance. All such insurance with respect to each of the Credit Parties shall be provided by insurers or reinsurers which (A) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (B) in the case of non-United States insurers and reinsurers, the providers of at least eighty percent (80%) of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than Five Hundred Million Dollars ($500,000,000) with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as Purchaser may approve in writing. All insurance shall (1) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Purchaser of written notice thereof, (2) if reasonably requested by Purchaser, include a breach of warranty clause, (3) contain a “Replacement Cost Endorsement” with a waiver of depreciation and a waiver of subrogation against Purchaser, (4) contain endorsements providing that none of the Credit Parties, Purchaser or any other Person shall be a co-insurer under such insurance policies, and (5) be reasonably satisfactory in all material respects to Purchaser. Purchaser shall be named as an additional insured on all liability insurance policies of each Credit Party and Purchaser shall be named as a loss payee on all property and casualty insurance policies of each such Person. The Credit Parties shall deliver copies of all such policies to Purchaser. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Purchaser in the event of cancellation of the policy for any reason whatsoever.

(b) Each Credit Party shall give Purchaser prompt notice of any loss in excess of One Hundred Thousand Dollars ($100,000) covered by the insurance policies described in clause (a) above. Purchaser shall have the right (subject to the consent of the relevant Credit Party’s insurer and that of the Senior Lender) to adjust any losses payable under any such insurance policies in excess of Two Hundred Fifty Thousand Dollars ($250,000), without any liability to the Credit Parties whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Purchaser to be applied, subject to the Intercreditor Agreement, at Purchaser’s option either to the prepayment of the Obligations or shall be disbursed to the Company under staged payment terms reasonably satisfactory to Purchaser for application to the cost of repairs, replacements, or restorations; provided, that Purchaser shall disburse such proceeds to the Company (under staged payment terms as provided above) so long as (i) no Event of Default has occurred and is continuing and (ii) the affected Credit Party provides Purchaser with reasonably detailed plans respecting the costs and methods of repairs, replacements or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

(c) The Credit Parties shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 8.7, unless Purchaser is included thereon as a named insured with the loss payable to Purchaser under a lender’s loss payable endorsement or its equivalent. The Company immediately shall notify Purchaser whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Purchaser.

(d) At the Credit Parties’ sole expense, from and after the Closing, the Company shall obtain (and deliver to Purchaser evidence thereof) and continue thereafter to maintain directors’ and officers’ liability insurance in respect of any director appointed by Purchaser to the Company’s Board of Directors in accordance with the Voting Agreement, with the same insurer, in the same amount, on the same terms and conditions and with the same deductibles as are applicable to all other directors on the Company’s Board of Directors, which insurance shall at all times be comparable to directors’ and officers’ liability insurance maintained by similarly-situated companies.

(e) Commencing on June 30, 2008 and at the end of each second fiscal year of the Company thereafter, the Credit Parties shall provide Purchaser with a biennial report, of Garber Atlas Fries & Associates, Inc., an insurance broker of national standing who is hereby deemed reasonably satisfactory to Purchaser as to the adequacy of the amounts and types of insurance maintained by the Credit Parties and, at the request of Purchaser, obtain and maintain any commercially reasonably amount and type of insurance recommended in such report which such Credit Parties have not already obtained and maintained. In the event that the Credit Parties change their broker from Garber Atlas, they agree that the replacement broker will be a broker with at least as high a national standing.

8.8 Location of Collateral. The Credit Parties shall keep the Collateral only at the locations identified on Schedule 5.15 and, upon written request from Purchaser at any time, shall provide Purchaser with Collateral Access Agreements for such locations (if such locations are leased and not owned by the Credit Parties); provided, however, that the Company may amend Schedule 5.15 so long as such amendment occurs by written notice to Purchaser not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States (if originally so located), and so long as, at the time of such written notification, the applicable Credit Party provides any financing statements or fixture filings necessary to perfect and continue perfected Purchaser’s Liens on such assets and also provides to Purchaser a Collateral Access Agreement, if requested by Purchaser in writing.

8.9 Compliance with Laws. The Credit Parties shall comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including, without limitation, the SEC, The Centers for Medicare and Medicaid Services, the Office of the Inspector General and the Environmental Protection Agency), including, without limitation, the false claims, false representations, anti-kickback and other provisions of the Medicare/Medicaid fraud and abuse laws (42 U.S.C. § 1320a-7 et seq.), the Health Insurance Portability and Accountability Act of 1996, the Stark Law (42 U.S.C. § 1395nn), Fair Labor Standards Act, the Americans With Disabilities Act, the Securities Act, the Exchange Act and the Foreign Corrupt Practices Act, and shall not cause or assist any Person in violating such requirements. The Credit Parties shall monitor and not, without the prior written consent of Purchaser, (a) accept any referrals from, or accept business generated by, any Person which holds an equity interest or a debt interest in a Credit Party and which is in a position to make referrals to or generate business for a Credit Party, or (b) allow any referrals to be made from, or business to be generated by, any Person which holds an equity interest or a debt interest in a Credit Party and which is in a position to make referrals to or generate business for any Person (other than a Credit Party) which is a party to a Hospital Contract.

8.10 Leases. The Credit Parties shall pay when due all rents and other amounts payable under any leases to which any Credit Party is a party or by which any Credit Party’s properties and assets are bound, unless such payments are the subject of a Permitted Protest.

8.11 Brokerage Commissions. The Credit Parties shall pay any and all brokerage commission or finders fees incurred in connection with or as a result of the Credit Parties’ obtaining financing under this Agreement. The Credit Parties agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of the Credit Parties, and each Credit Party agrees to indemnify, defend, and hold Purchaser harmless from and against any claim of any broker or finder arising out of the Credit Parties’ obtaining financing under this Agreement.

8.12 Maintenance of Existence. The Credit Parties shall (a) (i) preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

8.13 Environmental . The Credit Parties shall (a) keep any property either owned or operated by any Credit Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Purchaser documentation of such compliance which the Purchaser reasonably requests, (c) promptly notify Purchaser of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Credit Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Purchaser with written notice within ten (10) days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Credit Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Credit Party, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

8.14 Disclosure Updates. The Credit Parties shall promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, (a) notify Purchaser if any written information, exhibit, or report furnished to Purchaser contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) without limiting any liability therefor, correct any defect or error that may be discovered therein or in any Transaction Document or in the execution, acknowledgment, filing, or recordation thereof.

8.15 Reservation of Shares of Capital Stock of the Company. The Company shall at all times reserve and keep available out of its authorized Capital Stock, solely for the purpose of issuance or delivery upon exercise of the Warrant, the maximum number of shares of Capital Stock of the Company that may be issuable or deliverable upon such exercise. The Warrant Securities shall, when issued or delivered in accordance with the Warrant be duly and validly issued and fully paid and non-assessable and free and clear of any Liens or adverse claims and shall not be subject to preemptive rights in favor of any Person. The Company shall issue such Warrant Securities in accordance with the provisions of the Warrant and shall otherwise comply with the terms thereof.

8.16 ERISA Matters.

(a) The Credit Parties shall cause each Benefit Plan to be operated in compliance with the terms of such Benefit Plan and applicable law and shall pay and discharge promptly any liability imposed upon it or them pursuant to the provisions of such Benefit Plan and applicable law; provided, however, that no Credit Party shall be required to pay any such liability if (i) the amount, applicability, or validity thereof shall be diligently contested in good faith by appropriate proceedings and (ii) such Person shall have set aside on its books reserves which, in the good faith judgment of the board of directors of such Person, are adequate with respect thereto. Without limiting the generality of the foregoing, the Credit Parties shall cause the representation and warranty in Section 5.21(p) to be true at all times.

(b) The Credit Parties shall deliver to Purchaser promptly, but in no event more than five (5) Business Days after any officer of any Credit Party obtains knowledge of (i) the Internal Revenue Service’s (A) revocation of, or intent to revoke, the Tax-qualified status of any Benefit Plan, (B) imposition of an excise Tax upon the occurrence of a “prohibited transaction” as such term is defined in Section 4975 of the Code, or (C) disallowance of a deduction (in whole or in part) for a contribution to a Benefit Plan, (ii) the institution of a lawsuit against a Benefit Plan (or a Fiduciary of such plan), or (iii) the United Stated Department of Labor’s imposition of a penalty under Section 502 of ERISA relating to a Benefit Plan, a written notice specifying the nature of such action, what action has been taken, is being taken, or is proposed to be taken with respect thereto, and a copy of any correspondence or other documentation relating to the matter.

(c) The Credit Parties shall deliver to Purchaser promptly, but in no event more than five (5) Business Days after any officer of any Credit Party obtains knowledge thereof, written notice of (i) the occurrence of a Termination Event, (ii) any fact arising in connection with any Benefit Plan that could constitute grounds for the termination thereof by the PBGC or for the appointment of a trustee to administer the Benefit Plan or that might otherwise result in material liability to the PBGC, (iii) any Benefit Plan failing to have sufficient assets to qualify for a standard termination under Section 4041 of ERISA, (iv) the imposition of any withdrawal liability on any Credit Party with respect to a Multiemployer Plan, (v) a determination that a Multiemployer Plan in which a Credit Party participates is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (vi) the termination of a Multiemployer Plan in which a Credit Party participates, or (vii) the filing of a request for a waiver of the minimum funding standard with regard to any Benefit Plan to which such standard applies.

(d) Upon request by Purchaser, the Credit Parties shall furnish to Purchaser copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Benefit Plan; (ii) the most recent actuarial valuation report for each Benefit Plan; (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning a Termination Event; and (iv) such other documents or governmental reports or filings relating to any Benefit Plan as Purchaser shall reasonably request.

8.17 Payment of Obligations. The Credit Parties shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

8.18 Inspection of Property; Books and Records; Discussions. The Credit Parties shall (a) keep proper books of records and account in which true, correct and complete entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, (b) permit representatives of Purchaser to visit and inspect any of its Properties and examine and, at the Credit Parties’ expense, and make abstracts from any of its books and records, at the Credit Parties’ expense up to Five Thousand Dollars ($5,000), if no Default or Event of Default has occurred and is continuing, or at the Credit Parties’ sole expense, if a Default or Event of Default has occurred and is continuing, at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of such Credit Parties and with their respective independent certified public accountants, and (c) permit representatives of Purchaser to consult from time to time with management of the Credit Parties at their respective places of business regarding operating and financial matters, including the right to consult with and advise management of the Credit Parties on significant business issues, including management’s proposed annual operating plans and to meet with the management of the Credit Parties at their facilities at mutually agreeable times for such consultation and advice and to review progress in achieving their operating plans.

8.19 Other Obligations. Each Credit Party shall perform and observe, and cause each of its Affiliates to perform and observe, each of the covenants and agreements required to be performed by such Person pursuant to, and in accordance with, (i) the Senior Credit Documents, (ii) other Indebtedness, (iii) Material Provider Contracts and (iv) Hospital Contracts.

8.20 Additional Collateral, etc.

(a) With respect to any Property acquired after the Closing Date as to which the Purchaser does not have a perfected security interest with the priority required under the Transaction Documents, each Credit Party shall promptly (and in any event, within five (5) days following the date of such acquisition) (i) execute and deliver to Purchaser such amendments to this Agreement or such other documents and modifications thereof as Purchaser deems necessary or advisable to grant to Purchaser a security interest in such Collateral and (ii) take all actions necessary or advisable to grant to Purchaser a perfected security interest in such Collateral, subject only to Permitted Liens in priority, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdiction as may be required by this Agreement or by law or as may be requested by Purchaser.

(b) Subject to Section 9.11, with respect to any new Subsidiary created or acquired after the Closing Date by any Credit Party, the Credit Parties shall cause such Subsidiary to promptly (and, in any event, within five (5) days following such creation or the date of such acquisition) (i) execute and deliver to Purchaser a Joinder Agreement and such amendments to this Agreement as Purchaser deems necessary or advisable to grant to Purchaser a security interest, subject only to Permitted Liens in priority, in the Capital Stock of such Subsidiary that is owned by such Credit Party; (ii) deliver to Purchaser the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Credit Party, as the case may be; (iii) become a party to this Agreement, the Security Agreement, the Intellectual Property Security Agreement and any other Transaction Document as Purchaser may request; (iv) become a party to the Stock Pledge Agreement if such Subsidiary owns Capital Stock of another entity; (v) take such actions necessary or advisable to grant to Purchaser a security interest, subject only to Permitted Liens, in all Property described in this Agreement, the Security Agreement and the Intellectual Property Security Agreement with respect to such Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office, the execution and delivery by all necessary Persons of Control Agreements and the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by this Agreement, the Intellectual Property Security Agreement or by law or as may be requested by Purchaser; (vi) provide evidence of proper corporate or other organizational authorization and legal opinions with respect to each of the matters set forth in this Section 8.20(b), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Purchaser; and (vii) deliver to Purchaser such other documentation as Purchaser may require, in its sole discretion, in each case, in form and substance satisfactory to Purchaser.

8.21 Stockholder Approval. In the event that stockholder approval is needed for the issuance or exercise of any of the Securities, each Credit Party shall use its reasonable best efforts to file with the SEC, not later than thirty (30) Business Days following the Closing Date (or, if later, the date of the event triggering the stockholder approval requirement) a preliminary proxy statement (the “Preliminary Proxy”) on Schedule 14A in connection with a special meeting of the Company’s stockholders to approve the issuance of the Securities pursuant to this Agreement, and the issuance of shares of Common Stock upon the exercise of the Warrant (the “Stockholder Proposal’). Promptly following the approval by the SEC of the Preliminary Proxy or, if the SEC does not review the Preliminary Proxy, the tenth (10th) calendar day after filing the Preliminary Proxy with the SEC (or if such day is not a Business Day, then the next Business Day), the Company shall use its reasonable best efforts to commence distribution to the Company’s stockholders of record of a definitive proxy statement related to the Stockholder Proposal. The

Company agrees to use its best efforts to obtain stockholder approval of the Stockholder Proposal. Promptly following the special meeting of the stockholders, the Company shall notify Purchaser in writing of the results of the vote of the stockholders on the Stockholder Proposal. The Company agrees that the definitive proxy statement distributed pursuant to this Section 8.21 will as of its mailing and as of the date of the special meeting of the stockholders (i) comply as to form with the requirements of Schedule 14A under the Exchange Act, and (ii) not be in violation of Rule 14a-9 of the Exchange Act.

8.22 Lost, etc. Certificates Evidencing Warrant Securities; Exchange. Upon notice by Purchaser that any certificate representing the Warrant Securities has been mutilated, lost, stolen or destroyed, the Company shall promptly (and in no event later than five (5) days after such notice), replace and deliver such certificate to Purchaser, as designated in such notice; provided, however, that the Company receives evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such certificate; provided further, that if such certificate has been mutilated, Purchaser shall deliver such mutilated certificate to the Company in exchange for the replacement certificate. The Company shall pay for all out-of-pocket costs and expenses related to the replacement and delivery of such certificate (including the cost of insurance against lost or theft in an amount satisfactory to Purchaser).

8.23 Maintenance of Register. The Company shall maintain at its principal executive office a register (the “Register”) for the registration and registration of transfers of the Note. The name and address of the holder of the Note, each transfer thereof and the name and address of each transferee shall be registered in the Register. Prior to due presentment for registration of transfer, absent manifest error, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof. Any transfer of the Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Company shall give to the holder of the Note a true, correct and complete copy of the names and addresses of all registered holders of the Note, promptly upon request by such holder therefor.

8.24 Transactions with General Electric Company or its Affiliates. Except as set forth in Schedule 5.30, each Credit Party shall provide GE Asset Management Incorporated written notice no less than fifteen (15) days prior to the occurrence, to its knowledge, of any of the following events: (i) the issuance by any Credit Party of any securities (including, without limitation, any capital stock or notes, debentures or other indebtedness, exchangeable for capital stock) of such Credit Party to General Electric Company or any of its Subsidiaries or Affiliates, or (ii) the grant by any Credit Party of any options, warrants or other rights to acquire any securities of such Credit Party to General Electric Company or any of its Subsidiaries or Affiliates.

8.25 Expenses. The Credit Parties agree to pay from time to time immediately upon demand all Purchaser’s Expenses.

8.26 Subsidiaries; Joint Ventures; Partnerships. Except as set forth on Schedule 8.26, by the first anniversary of the Closing Date, the Credit Parties shall cause (a) each of the Company’s Subsidiaries to become wholly-owned subsidiaries of the Company or its Subsidiaries; and (b) all of the equity interests in any joint venture or partnership between the Company or any of its Subsidiaries, on the hand, and a third party, on the other hand, to be owned only by the Company or any of its Subsidiaries; provided, that the Credit Parties may not make any payment of cash or Cash Equivalents in connection with this Section, except with the prior written approval of

Purchaser. In connection with this Section, the Credit Parties may issue shares of Common Stock of the Company to redeem the minority equity interests of the Subsidiaries of the Company that are not held by the Company and take all necessary organizational actions in connection therewith.

8.27 Maintenance of Listing. The Company shall use its commercially reasonable best efforts to be relisted, and maintain its listing, on a national securities exchange.

8.28 Key Man Insurance. The Company shall maintain a Key Man Life Insurance Policy on Barnett with Purchaser as the loss payee in amounts reasonably satisfactory to Purchaser, it being understood that the Company may assign the benefits of that certain Key Man Life Insurance Policy set forth on Schedule 8.28 on Barnett to Purchaser within thirty (30) days following the date hereof (and maintain such policy for the benefit of Purchaser) in satisfaction of this covenant.

8.29 Assumption Agreements. The Company, on the one hand, and each of Barnett and Capotorto, on the other hand, shall enter into an agreement whereby such parties affirm that the employment agreements of each of Capotorto and Forman with American Hyperbaric, Inc. (a dissolved Florida corporation) attached as Schedule 8.29 are in full force and effect, expressly assumed by the Company, and enforceable against each of the parties thereto (with the Company succeeding to the rights and assuming the obligations of American Hyperbaric, Inc.) (such agreements affirming the employment agreements are referred to as “Assumption Agreements”). The Assumption Agreements shall be approved by the Board of Directors of the Company at its next meeting, and the Assumption Agreements shall be in a form reasonably acceptable to Purchaser.

8.30 Corporate and Regulatory Counsel. The Credit Parties shall use King & Spalding as its outside corporate and regulatory counsel, and shall not change such counsel without the prior written consent of Purchaser.

8.31 Compliance Plan. Within thirty (30) days of Closing, the Company will update and implement changes to its existing compliance programs, policies, procedures and contracts to reflect any and all recommendations that are provided or approved by Purchaser with respect to any compliance or regulatory matters identified by Purchaser at or about the Closing. All such changes will be acceptable to Purchaser in its sole (but reasonable) discretion. In addition, on or prior to September 30, 2008, the Company shall have hired or appointed (on a full time basis) the following financial professionals: Chief Financial Officer, Controller, and accounts payable and accounts receivable managers, and shall (at such time) have no less than three (3) additional accounting staff personnel to support the accounting and finance department. All of such persons shall be trained in the programs and procedures noted above. The Company and each of its Subsidiaries shall adhere to the intent and standards of the Company’s corporate compliance plan, and shall maintain such corporate compliance plan in a manner reasonably expected to maintain the Company’s and its Subsidiaries’ compliance with the Requirements of Law.

8.32 Subordination of Existing Indebtedness. The Credit Parties shall cause any Indebtedness outstanding as of the date hereof that is not subject to a Subordination Agreement to become subject to a Subordination Agreement within twenty (20) days following the date hereof; provided, that no Subordination Agreement shall be required for that certain Indebtedness owed to Scott Warrantz in the outstanding principal amount of $16,000 that is due in May 2008.

8.33 Further Assurances. Each Credit Party shall from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as Purchaser may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Transaction Documents or more fully perfecting or renewing the rights of Purchaser with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Credit Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by Purchaser of any power, right, privilege or remedy pursuant to this Agreement or the other Transaction Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each Credit Party will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Purchaser may be required to obtain from such Credit Party for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of this Section, the Credit Parties shall cause each Subsidiary of the Company that requires the unanimous written consent of all of the members of such Subsidiary in order to enter into the transactions contemplated by the Transaction Documents to obtain such unanimous written consent no later than thirty (30) days following the date hereof.

ARTICLE 9

NEGATIVE COVENANTS

As long as the Note is outstanding or Purchaser holds any securities issued by the Company, each Credit Party hereby covenants and agrees, jointly and severally, that it shall, and shall cause its Subsidiaries to, observe, perform, comply with and observe each of the negative covenants set forth in this Article 9.

9.1 Indebtedness. No Credit Party shall create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a) Indebtedness evidenced by this Agreement and the other Transaction Documents;

(b) the Indebtedness set forth on Schedule 9.1(b) existing as of the date hereof that is subject to a Subordination Agreement;

(c) Permitted Purchase Money Indebtedness to the extent that the total of all Permitted Purchase Money Indebtedness is less than Seven Million Five Hundred Thousand Dollars ($7,500,000);

(d) Indebtedness under the Senior Credit Agreement, in a principal amount not to exceed Six Million Five Hundred Thousand Dollars ($6,500,000) in the aggregate for such Indebtedness; and

(e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (a), (b), (c) and (d) of this Section 9.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Purchaser’s reasonable judgment, materially impair the prospects of repayment of the Obligations by the Credit Parties or materially impair the Credit Parties’ creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate or fees with respect to, the Indebtedness so refinanced, renewed, or extended; provided, that the applicable Credit Party may incur such Indebtedness relating to refinancings, renewals, or extensions that result only in an increase in the interest rate due to increases in the underlying rate indices (and not due to increases in the margin or which might otherwise relate to any deterioration in the credit profile or credit risk of the applicable Credit Party) with respect to the Indebtedness (reasonably consistent with the interest rates and closing fees required by the market for such Indebtedness at such time) with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, (iii) such refinancings, renewals, or extensions do not result in a material shortening of the average weighted life to maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are more burdensome or restrictive to the applicable Credit Party than the Indebtedness so refinanced, renewed or extended, (iv) the obligor under the Indebtedness incurred under this Section 9.1(e) is the Company or the applicable Subsidiary that is the obligor on the Indebtedness being refinanced, renewed or extended and (v) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to Purchaser as those that were applicable to the refinanced, renewed, or extended Indebtedness.

9.2 Liens. No Credit Party shall create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for (each, a “Permitted Lien”):

(a) Liens held by Purchaser securing the Obligations under the Transaction Documents;

(b) Liens for unpaid Taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests;

(c) Liens set forth on Schedule 9.2 securing Indebtedness permitted under Sections 9.1(a), (b) and (d); provided, that the Credit Parties shall have until thirty (30) days from the date hereof to remove liens held by DKR Soundshore Oasis Holding Fund Ltd. and Harborview Master Fund LP.

(d) Purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as: (i) such Liens attach only to the asset purchased or acquired and the proceeds thereof, (ii) the Indebtedness secured thereby does not exceed the purchase price of the asset purchased or acquired and is not thereafter increased, (iii) such Liens are created substantially simultaneously with the acquisition of such asset, and (iv) the amount of the Indebtedness secured thereby does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate at any time;

(e) Liens, which either are for sums not yet delinquent or are the subject of Permitted Protests, arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money;

(f) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance;

(g) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business in the aggregate not to exceed Fifty Thousand Dollars ($50,000) at any time outstanding and not in connection with the borrowing of money;

(h) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, in the aggregate not to exceed Fifty Thousand Dollars ($50,000) at any time outstanding;

(i) With respect to any real property that is not part of the Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof; and

(j) Liens that are replacements of Permitted Liens to the extent that (i) the original Indebtedness is refinanced, renewed, or extended under Section 9.1(e), (ii) the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness, (iii) the amount of the Indebtedness or other obligations secured thereby is not greater than the amount of the original Indebtedness, and (iv) the Person granting the replacement Lien is the same Person that granted the Lien being replaced.

9.3 Restrictions on Fundamental Changes. No Credit Party shall, without the prior written consent of Purchaser:

(a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Capital Stock.

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, directly or indirectly (whether structured as a sale, lease, leaseback or otherwise), in one transaction or a series of transactions, any part of its assets (including but not limited to the Collateral) or businesses, whether by way of merger, consolidation, tender offer, exchange offer, liquidation, dissolution, joint venture, purchase, recapitalization or similar transaction or otherwise, other than Permitted Dispositions.

(d) Cause, permit or suffer, directly or indirectly, any Change of Control.

9.4 Change Name. No Credit Party shall change its name, FEIN, organizational structure, identity, or jurisdiction of organization, cease to be a “registered organization” within the meaning of Section 9-307 of the UCC or add any new fictitious name; provided, however, that a Credit Party may change its name upon at least thirty (30) days’ prior written notice by the Company to Purchaser of such change and so long as, at the time of such written notification, such Credit Party provides any financing statements necessary to perfect and continue perfected Purchaser’s Liens, with the priority required under the Transaction Documents.

9.5 Guarantee. No Credit Party shall (a) guarantee or otherwise become in any way liable with respect to any Contingent Obligations except (i) by endorsement of instruments or items of payment for deposit to the account of the Credit Parties or which are transmitted or turned over to Purchaser, (ii) any Guarantees pursuant to the Transaction Documents, (iii) any guarantees pursuant to the Senior Credit Documents and other Indebtedness as in effect on the date hereof, of the Indebtedness of the Credit Parties thereunder, or (iv) any warranties provided to customers in the ordinary course of a Credit Party’s business in connection with such Credit Party’s products or services, and (b) without limiting the foregoing, permit any of its Affiliates to guarantee or otherwise become in any way liable with respect to any Indebtedness or Contingent Obligations secured by “margin stock” (within the meaning of Regulation U).

9.6 Nature of Business. No Credit Party shall:

(a) enter into or engage in any business, either directly or indirectly, except for those businesses in which the Credit Parties are engaged on the date hereof or that are reasonably related and ancillary thereto;

(b) take any action designed or intended to impair or limit in any material respect the ability of any Credit Party to conduct its business in the ordinary course consistent with past practice.

(c) employ persons other than with respect to positions with responsibilities and duties directly related to the core operations of the business in which the Credit Parties are engaged on the Closing Date; or

(d) otherwise engage in business activities outside the ordinary and normal course of business without the prior consent of Purchaser to such activities.

9.7 Prepayments and Amendments. No Credit Party shall:

(a) except in connection with a refinancing permitted by Section 9.1(e), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Credit Party, other than the Obligations in accordance with the Transaction Documents and prepayment of the Senior Debt (as defined in the Intercreditor Agreement); and

(b) except in connection with a refinancing permitted by and consistent with Section 9.1(e), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 9.1(b) or Section 9.1(c).

9.8 Consignments. No Credit Party shall consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

9.9 Restricted Payments. No Credit Party shall make any of the following (each, a “Restricted Payment”):

(a) Declare or pay any dividend or make any other payment or distribution on account of any Credit Party’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving any Credit Party) or to the direct or indirect holders of any Credit Party’s Capital Stock in any capacity (whether as a member, stockholder, manager, advisor or otherwise) other than (i) dividends or other distributions to the Company from a Subsidiary of the Company or (ii) tax distributions from net income for the sole purpose of paying annual income tax liabilities if such Credit Party is a limited liability company; provided, however, that the distributions in the immediately foregoing clauses (i) and (ii) shall not be permitted if such distributions would result in a breach of the financial covenants herein, any Contractual Obligation or such Credit Party’s Governing Documents.

(b) Make any payment on, or with respect to, assets set aside for a sinking or other analogous fund for the purchase, redemption, acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving a Credit Party) of any Capital Stock of any Credit Party or any direct or indirect parent of such Credit Party except as contemplated by the Transaction Documents;

(c) Make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Note, except a payment: of regularly scheduled interest, of regularly scheduled principal, if any, or of interest and principal at the stated maturity of such Indebtedness; or

(d) Enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating any Credit Party or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in the value of any such security.

9.10 Accounting Methods. No Credit Party shall modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Credit Parties’ accounting records without said accounting firm or service bureau agreeing to provide Purchaser information regarding the Collateral or the Credit Parties’ financial condition.

9.11 Investments; Acquisitions; Subsidiaries. No Credit Party shall:

(a) Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including Contingent Obligations) for or in connection with any Investment; provided, however, that the Credit Parties and their Subsidiaries shall not have Permitted Investments in deposit accounts or Securities Accounts in excess of One Million Dollars ($1,000,000) in the aggregate outstanding at any one time unless Purchaser and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Purchaser shall require or reasonably request, to perfect (and further establish) Purchaser’s Liens in such Permitted Investments.

(b) Directly or indirectly purchase or otherwise acquire all or any substantial part of the business, assets or Capital Stock of any Person, other than as permitted under Sections 8.26 and 9.11(c).

(c) Form or acquire any Subsidiaries unless:

(i) both before and after giving effect to such transaction no Default or Event of Default has occurred or will occur;

(ii) Purchaser shall have received from the Credit Parties fifteen (15) days’ prior written notice of such transaction;

(iii) Purchaser shall have consented, in writing, to the formation or acquisition of such Subsidiary, which consent shall not unreasonably be withheld so long as such event is otherwise in compliance with this Section 9.11(c) and is not otherwise materially detrimental to the rights of Purchaser hereunder;

(iv) such Subsidiary executes the Joinder Agreement pursuant to Section 8.21;

(v) the Company owns directly or indirectly all of the Capital Stock of such newly formed or acquired Subsidiary (unless, with respect to such new Subsidiary, Purchaser has provided its written consent to the contrary); and

(vi) the Capital Stock of such Subsidiary is pledged to Purchaser for the benefit of Purchaser pursuant to a Stock Pledge Agreement in accordance with Section 8.20.

(d) Except for joint ventures set forth on Schedule 9.24 or with Purchaser’s prior written consent, form or acquire any interests in an Affiliate or any joint venture unless:

(i) Purchaser shall have received from the Credit Parties fifteen (15) days’ prior written notice of such transaction; and

(ii) such transaction does not require the Credit Parties, individually or in the aggregate, to contribute, pay or otherwise incur liabilities (including, without limitation, any Indebtedness or Contingent Obligation), whether direct or indirect, in connection therewith, in excess of Two Hundred Thousand Dollars ($200,000) individually or Five Hundred Thousand Dollars ($500,000) in the aggregate.

9.12 Transactions with Affiliates and Related Parties. No Credit Party shall directly or indirectly, pay any funds to or for the account of, extend credit to, make any Investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any Property, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (which, for purposes of this Section shall include any of such Credit Party’s employees, consultants, Executive Officers, directors or holders of Capital Stock) except:

(a) as set forth on Schedule 9.12 (so long as each of the matters described on Schedule 9.12 has been approved by the Board of Directors of the Company and Purchaser’s representative on the Board of Directors and copies of the resolutions of the Board of Directors approving the transactions identified on Schedule 9.12 shall have been delivered to Purchaser);

(b) in the case of Affiliates who are not Credit Parties, arms’ length transactions in the ordinary course of business; or

(c) as otherwise expressly permitted under Section 9.9 or 9.30(d).

9.13 Suspension. No Credit Party shall suspend or terminate any substantial portion of the business in which the Credit Parties are engaged on the Closing Date.

9.14 Compensation. No Credit Party shall increase, at any time, any fees (whether in the form of cash, equity incentives or otherwise) including, without limitation, the annual, per-meeting or other periodic fees or other compensation paid to its Executive Officers or members of its Board of Directors from the fees payable to such members on the Closing Date (which fees are set forth on Schedule 9.14) other than annual increases not to exceed 10% per annum in the aggregate.

9.15 Use of Proceeds. The Company shall not use the proceeds of the Note for any purpose other than as set forth in Section 2.6.

9.16 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. No Credit Party shall relocate its chief executive office to a new location without the Company providing thirty (30) days’ prior written notification thereof to Purchaser and so long as, at the time of such written notification, the applicable Credit Party provides any financing statements necessary to perfect and continue perfected Purchaser’s Liens and also provides to Purchaser a Collateral Access Agreement with respect to such new location, if requested by Purchaser in writing.

9.17 Securities Accounts. No Credit Party shall establish or maintain any Securities Account unless Purchaser shall have received a satisfactory Control Agreement in respect of such Securities Account, except for any Securities Account pledged to the Senior Lender prior to the Closing Date and subject to a Lien securing the Obligations under the Transaction Documents subject to the Intercreditor Agreement. The Credit Parties shall not transfer assets out of any Securities Account; provided, however, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Credit Parties may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

9.18 Financial Covenants.

(a) Minimum Consolidated Adjusted EBITDA. No Credit Party shall permit Consolidated Adjusted EBITDA, as of the end of each fiscal quarter of the Company, to fall below the levels set forth below opposite each such fiscal quarter of the Company with respect to the period of four consecutive fiscal quarters of the Company ending on such fiscal quarter:

Fiscal Quarter	Minimum Consolidated Adjusted EBITDA
Twelve Months Ending:
June 30, 2008	5,000,000

September 30, 2008	5,250,000
December 31, 2008	5,500,000
March 31, 2009	5,750,000
June 30, 2009	6,000,000
September 30, 2009	6,250,000
December 31, 2009	6,500,000
March 31, 2010	7,000,000
June 30, 2010	7,500,000
September 30, 2010	7,750,000
December 31, 2010	8,250,000
March 31, 2011	8,500,000
June 30, 2011	8,750,000
September 30, 2011	9,000,000
December 31, 2011	9,000,000
March 31, 2012	9,000,000
June 30, 2012	9,000,000
Each fiscal quarter after June 30, 2012	9,250,000

(b) Consolidated Leverage Ratio. No Credit Party shall permit the Consolidated Leverage Ratio at any time during or as of the end of a fiscal quarter of the Company to exceed the ratio set below opposite such fiscal quarter with respect to the period of four consecutive fiscal quarters of the Company ending on such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
Fiscal Year 2008
Quarter 4	5.75x

Fiscal Year 2009
Quarter 1	5.25x
Quarter 2	5.25x
Quarter 3	5.25x
Quarter 4	5.25x

Fiscal Year 2010
Quarter 1	4.75x
Quarter 2	4.75x
Quarter 3	4.50x
Quarter 4	4.50x

Fiscal Year 2011
Quarter 1	4.25x

Quarter 2	4.25x
Quarter 3	4.25x
Quarter 4	4.25x

Fiscal Year 2012
Quarter 1	3.75x
Quarter 2	3.75x
Quarter 3	3.75x
Quarter 4	3.75x

Fiscal Year 2013

Quarter 1 (and, if applicable, any subsequent quarters)	3.50x

(c) Minimum Liquidity. As of any day, the average aggregate cash on hand and current availability under the working capital line of credit pursuant to the Senior Credit Agreement for the Company and its Subsidiaries, measured over any given thirty (30) day period, shall not be less than Two Hundred Fifty Thousand Dollars ($250,000).

(d) Capital Expenditures. The Credit Parties shall not make or commit to make Capital Expenditures in an aggregate amount for all Credit Parties exceeding the Capital Expenditures Cap. The “Capital Expenditures Cap” means, with respect to each fiscal year of the Company, $4,000,000 plus half of the amount by which $4,000,000 exceeds the aggregate Capital Expenditures incurred by the Credit Parties in the immediately preceding fiscal year.

9.19 Limitation on Optional Payments and Modifications of Documents. No Credit Party shall: (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Credit Party to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness other than the prepayment of Indebtedness incurred hereunder, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (including, without limitation, the subordination terms) of any Indebtedness (excluding the Indebtedness hereunder) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Credit Parties and (ii) does not involve the payment of a consent fee), or (c) amend or permit the amendment of its Governing Documents in any manner determined by Purchaser to be adverse to Purchaser.

9.20 Limitation on Sales and Leasebacks. No Credit Party shall, without the prior written consent of Purchaser, enter into any arrangement with any Person providing for the leasing by the Credit Parties of property which has been or is to be sold or transferred by the Credit Parties to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Credit Parties.

9.21 Limitation on Negative Pledge Clauses. No Credit Party shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee, other than (a) this Agreement and the other Transaction Documents, (b) any agreements governing any Permitted Purchase Money Indebtedness or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), and (c) the agreements contained in the Senior Credit Agreement, as in effect on the date hereof.

9.22 Limitation on Restrictions on Subsidiary Distributions, etc. No Credit Party shall enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party to (a) make Restricted Payments in respect of any Capital Stock of such Credit Party held by, or pay or subordinate any Indebtedness owed to, the Credit Parties, (b) make Investments in the Credit Parties or any other Subsidiary, (c) transfer any of its assets to any other Credit Party or (d) make any payment in connection herewith, except for such encumbrances or restrictions existing hereunder or by reason of (i) any restrictions existing under the Transaction Documents, (ii) any restrictions under the Senior Credit Agreement, as in effect on the date hereof, and (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with an Asset Disposition by such Subsidiary.

9.23 Fiscal Year. No Credit Party shall change its fiscal year end to a date other than June 30.

9.24 Partnerships and Joint Ventures. Except as set forth in Schedule 9.24 or as otherwise permitted by Sections 9.11(c) or 9.11(d), no Credit Party shall, without the prior written consent of Purchaser, become a general or limited partner in a partnership or a joint venturer in any joint venture, or permit any Credit Party or any other Subsidiary to do so.

9.25 Solicitation.

(a) No Credit Party nor any Person acting on its behalf will directly or indirectly offer or sell the Securities by any form of general solicitation or general advertising (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising).

(b) No Credit Party nor any Person acting on behalf of such Credit Party will, either directly or indirectly, sell or offer for sale to, or otherwise approach or negotiate in respect thereof with, any Person any Securities except as contemplated by this Agreement, and neither any Credit Party nor any Person acting on its behalf (other than Purchaser and their Affiliates) will sell or offer for sale to any Person any Securities or any other similar security of the Company, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Securities within the registration or prospectus delivery requirements of Section 5 of the Securities Act.

(c) For the avoidance of doubt, nothing in this Section 9.25 shall restrict in any way Purchaser’s rights under the Registration Rights Agreement.

9.26 Margin Stock. No Credit Party shall use the proceeds of the Securities for purchasing or carrying any “margin stock” (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Credit Parties in a violation of Regulation X or to involve any broker or dealer in the violation of Regulation T.

9.27 Investment Company Act. None of the Credit Parties shall become an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act.

9.28 Consulting Fees. Without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, no Credit Party shall pay, or agree or commit to pay (in writing or otherwise), consulting fees or expenses pursuant to any agreement for management, consulting or other similar services in excess of Two Hundred Thousand Dollars ($200,000) to any Person in any fiscal year, with the exception of (a) fees paid to Imperial Capital, LLC and Michael Jakolat in connection with the financing contemplated by this Agreement and (b) on-going fees paid to Sharp Decisions with respect to various systems integration projects including Great Plains and the ERM application, all as set forth in Schedule 9.28.

9.29 Senior Credit Documents; Other Indebtedness. No Credit Party shall (a) fail to perform or observe, or permit any of its Affiliates to fail to perform or observe, any negative covenants, agreements or any other obligations of the Credit Parties or such Affiliates contained in (i) the Senior Credit Documents, and (ii) the other Indebtedness and (b) amend, waive or otherwise modify, or permit any of its Affiliates to amend, waive or otherwise modify, any term or condition of any of such documents without the prior written consent of Purchaser.

9.30 Credit; Outstanding Receivables. No Credit Party shall:

(a) Extend credit to any Account Debtor in respect of sales or account receivables other than in the ordinary course of business; provided, that in no event shall the amount of credit extended to any Account Debtor and its Affiliates, individually or in the aggregate, exceed twenty percent (20%) of the aggregate credit extended to all Account Debtors.

(b) Permit receivables of the Credit Parties (calculated in accordance with GAAP consistent with the Company’s past practice and net of reserves made in accordance with GAAP) that are outstanding for more than one hundred and eighty (180) days from the due date of the invoice thereof to exceed twenty-five percent (25%) of the aggregate receivables of the Credit Parties, excluding those receivables set forth on Schedule 9.30(b) that are currently involved in bankruptcy proceedings.

(c) Permit payables of the Credit Parties (calculated in accordance with GAAP consistent with the Company’s past practice) to be outstanding for more than 120 days from the date of the invoice thereof to exceed twenty-five percent (25%) of the aggregate U.S. payables of the Credit Parties or One Million Dollars ($1,000,000) in the aggregate; provided, however, that (i) the Credit Parties shall be in compliance with all applicable covenants regarding payables under the Senior Credit Documents and (ii) payables shall not be deemed outstanding for more than 120 days to the extent that they are being protested in good faith through appropriate proceedings.

(d) Directly or indirectly, extend credit to, or incur Indebtedness otherwise permitted hereunder for the benefit of any Unconsolidated Affiliate of the Company or its Subsidiaries (including but not limited to, the incurrence of any Contingent Obligation).

9.31 Contingent Obligations. Except as set forth on Schedule 5.12, no Credit Party shall incur, assume or otherwise be subject to any Contingent Obligations.

9.32 Payment of Existing Indebtedness. No Credit Party shall pay, without the prior written consent of Purchaser, any existing Indebtedness of any Credit Party by the issuance of Capital Stock in lieu of such Indebtedness, unless such issuance does not trigger any anti-dilution provisions of the Warrant.

9.33 Issuance of Capital Stock. No Credit Party shall issue, sell or offer for sale any Capital Stock of the Company without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

9.34 New Accounts. No Credit Party shall open or maintain any bank accounts, except as set forth on Schedule 5.16, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

9.35 Amendments to the Senior Credit Documents. No Credit Party shall amend any of the Senior Credit Documents without Purchaser’s prior written consent except for amendments that do not have a material negative impact on Purchaser, the rights and benefits of Purchaser under or in connection with any Transaction Document or any Collateral; provided, however, that the Company shall deliver to Purchaser written notice of the amendments so permitted at least five (5) Business Days before such amendments become effective.

9.36 Changes in Senior Management. No Credit Party shall make any material changes to the compensation, compensation or duties of, or terminate, the Chief Executive Officer of the Company or its Subsidiaries without prior consent of Purchaser.

9.37 No Commitment or Agreement. The Credit Parties shall not enter into, or commit to enter into any arrangement, agreement or understanding that would result in a breach or violation of any of the covenants set forth in Article 8 or Article 9.

ARTICLE 10

EVENTS OF DEFAULT

10.1 Events of Default. Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a) If any Credit Party fails to pay when due and payable or when declared due and payable all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Purchaser, reimbursement of Purchaser’s Expenses, or other amounts constituting Obligations;

(b) If any Credit Party or any party other than Purchaser fails to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in, or if there is a “default” or “event of default” under, this Agreement or any of the other Transaction Documents;

(c) If any material portion of any Credit Party’s or any of its Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, levied upon, or by reason of an act or omission to act by any Credit Party comes into the possession of any third Person;

(d) If (i) any Credit Party commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

(e) If any Credit Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order or other Requirement of Law from continuing to conduct all or any material part of its business affairs to the extent such continuation would be material to the business of the Company as a whole;

(f) If a notice of Lien, levy, or assessment is filed of record with respect to a material portion of any Credit Party’s or any of its Subsidiaries’ assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any Taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Credit Party’s or any of its Subsidiaries’ assets and the same is not paid on the latest permitted payment date thereof;

(g) If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Credit Party’s or any of its Subsidiaries’ properties or assets;

(h) If any Credit Party or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations;

(i) If there is a default by a Credit Party or any of its Subsidiaries under (a) any material agreement to which any Credit Party or any of its Subsidiaries is a party, (b) the Senior Credit Agreement or (c) other Indebtedness, or any agreement referenced therein or related thereto and such default (i) occurs at the final maturity of the obligations thereunder or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Credit Party’s or its Subsidiaries’ obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

(j) If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made or deemed made to Purchaser by any Credit Party, its Subsidiaries, or any officer, employee, agent, or director of any Credit Party or any of its Subsidiaries other than, in the case of statements relating to a specific date, owing to changes in circumstances that render inaccurate such statements that were accurate and correct in all material respects as of such date;

(k) If the obligation of any Guarantor under its Guarantee is limited or terminated by operation of law or by such Guarantor thereunder, or if any Credit Party so asserts;

(l) If this Agreement or any other Transaction Document that purports to create a Lien, for any reason, fails or ceases to create, except to the extent permitted by the terms hereof or thereof, a valid and perfected Lien on and security interest in any or all of the Collateral covered hereby or thereby;

(m) If any provision of any Transaction Document at any time for any reason is declared to be null and void, or the validity or enforceability thereof is contested by any Credit Party, or a proceeding is commenced by any Credit Party, or by any Governmental Authority having jurisdiction over any Credit Party, seeking to establish the invalidity or unenforceability thereof, or any Credit Party denies that any Credit Party has any liability or obligation purported to be created under any Transaction Document;

(n) If there occurs any Change of Control; provided, however, that no Event of Default shall occur in connection with a Change of Control occasioned by (i) an underwritten public offering of Common Stock; provided further, that the offering price per share of such Common Stock is greater than the Exercise Price (as defined in the Warrant Agreement and adjusted in accordance therewith) in effect at the time of such public offering; (ii) a Permitted Disposition; or (iii) a Change of Control that occurs at a time when no Event of Default has occurred and is continuing and when the entity that is to survive such Change of Control, prior to the consummation of such event, offers to effect (and shall, in the reasonable discretion of Purchaser, have the financial ability to effect) an optional redemption of the Note pursuant to Section 11.1(a);

(o) If (i) any Termination Event occurs that, when taken together with all other Termination Events that have occurred, could result in a liability to any Credit Party in excess of One Hundred Thousand Dollars ($100,000); (ii) any Credit Party has committed a failure described in Section 302(0(1) of ERISA and the amount determined under Section 302(0(3) of ERISA is at least One Hundred Thousand Dollars ($100,000); (iii) any failure to make full payment (including all required installments) when due of all amounts that, under the provisions of any Benefit Plan or Applicable Law, any Credit Party is required to pay as contributions thereto, which would result in a liability to any Credit Party in excess of One Hundred Thousand Dollars ($100,000); or (iv) any Credit Party has incurred any accumulated funding deficiency (within the meaning of Section 412 of the Code or Section 302 of ERISA) in excess of One Hundred Thousand Dollars ($100,000), whether or not waived, with respect to any Benefit Plan;

(p) If any Credit Party defaults under a lease obligation in excess of Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate, such that the landlord under such lease is entitled to place a Lien on any of the Collateral;

(q) If a Material Adverse Change occurs;

(r) If there is any amendment of any of the Company’s Governing Documents without the prior written consent of Purchaser, unless such amendment, in Purchaser’s reasonable judgment, could not materially affect Purchaser’s right under the Transaction Documents;

(s) If the amended and restated bylaws and amended or restated articles set forth in the Voting Agreement are not adopted in accordance with the terms of the Voting Agreement;

(t) If at any time hereafter the Company is listed on any national securities exchange, the Company fails to maintain such listing; or

(u) If the Company fails for any reason to timely call or hold a meeting of the stockholders or to obtain stockholder approval when required.

10.2 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default (other than an Event of Default with respect to any Credit Party described in Section 10.1(d), in which event, automatically the Obligations shall immediately be due and accelerated and the Note (with accrued interest thereon) and all other amounts owing under this Agreement and the other Transaction Documents shall immediately become due and payable), and at any time thereafter during the continuance of such Event of Default, Purchaser may, by notice to the Company, and subject to the Intercreditor Agreement, do any one or more of the following, all of which are authorized by the Credit Parties:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Transaction Documents, or otherwise, immediately due and payable; provided, that in the event of an acceleration of the Note prior to the final maturity of the Note, the amount due and owing shall be the Stated Principal Amount (together with accrued and unpaid interest thereon and premium, if any, and any post-Default interest payable pursuant to the Note);

(b) Cease advancing money or extending credit to or for the benefit of the Credit Parties under this Agreement, under any other Transaction Document, or under any other agreement between the Credit Parties and Purchaser;

(c) Terminate this Agreement and any of the other Transaction Documents as to any future liability or obligation of Purchaser, but without affecting any of Purchaser’s Liens in the Collateral and without affecting the Obligations;

(d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Purchaser considers advisable, and in such cases, Purchaser will distribute to the Company only the net amounts received by Purchaser in payment of such disputed Accounts after deducting all Purchaser’s Expenses incurred or expended in connection therewith and, at the option of Purchaser, after application to the Obligations; provided, that this remedy shall only be available if the Default or Event of Default is monetary in nature;

(e) Cause any Credit Party to hold all returned Inventory or Equipment in trust for Purchaser, segregate all returned Inventory or Equipment from all other assets of the Credit Parties or in the Credit Parties’ possession and conspicuously label said returned Inventory or Equipment as the property of Purchaser;

(f) Without notice to or demand upon any Credit Party or any Guarantor, make such payments and do such acts as Purchaser considers necessary or reasonable to protect their security interests in the Collateral. Each Credit Party agrees to assemble the Collateral if Purchaser so requires, and to make the Collateral available to Purchaser at a place that Purchaser may designate which is reasonably convenient to the parties. Each Credit Party authorizes Purchaser to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Purchaser’s determination appears to conflict with Purchaser’s Liens and to pay all expenses incurred in connection therewith and to charge the Credit Parties therefor. With respect to any of the Credit Parties’ owned or leased premises, each Credit Party hereby grants Purchaser a non-exclusive royalty free license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Purchaser’s rights or remedies provided herein, at law, in equity, or otherwise;

(g) Without notice to any Credit Party (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the UCC), set off and apply to the Obligations any and all (i) balances and deposits of any Credit Party held by Purchaser, or (ii) Indebtedness at any time owing to or for the credit or the account of any Credit Party held by Purchaser;

(h) Hold, as cash collateral, any and all balances and deposits of any Credit Party held by Purchaser to secure the full and final repayment of all of the Obligations;

(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein or in any Security Document) the Collateral;

(j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Credit Parties’ premises) as Purchaser determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

(k) Purchaser shall give notice of the disposition of the Collateral as follows:

(i) Purchaser shall give the Company (for the benefit of the applicable Credit Party) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

(ii) The notice shall be provided to the Company as set forth in Section 13.2, at least ten (10) days before the earliest time of disposition set forth in the notice (and each party hereto agrees that such notice will be deemed reasonable notice); provided, that no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(l) Purchaser may credit bid and purchase at any public sale;

(m) Purchaser may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(n) Purchaser shall have all other rights and remedies available to them under this Agreement, any other Transaction Document or at law or in equity, including the rights to elect the majority of the members of the Board of Directors as set forth in the Voting Agreement; and

(o) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Credit Parties. Any excess will be returned, without interest and subject to the rights of third Persons, by Purchaser (for the benefit of the applicable Credit Party).

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Purchaser, any right, remedy, power or privilege hereunder or under the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or in equity.

ARTICLE 11

NOTE REDEMPTION

11.1 Change of Control Redemption. Subject to the subordination provisions of the Intercreditor Agreement, upon the occurrence of a Change of Control (other than a Change of Control that would not constitute an Event of Default hereunder), the holder of the Note shall have the right to require the Company to repurchase the Note. Upon such election by the holder of the Note, the Company shall redeem the Note, in full, for an amount in immediately available funds equal to one hundred percent (100%) of the principal amount thereof outstanding on the date of redemption (together with accrued interest thereon and premium, if any, and all Purchaser’s Expenses, if any, associated with such redemption). Such payment shall be due and payable upon the occurrence of such Change of Control.

ARTICLE 12

PUT RIGHTS AND PREEMPTIVE RIGHT

12.1 Purchaser Put Rights.

(a) On or at any time after the earliest to occur of (i) twelve (12) months from the Closing Date, (ii) the date that the Company provides to Purchaser consolidated financial statements for the Company and its Subsidiaries for the fiscal year ending June 30, 2008 that are audited by the Company’s independent public accountants and accompanied by an unqualified opinion of such accountants meeting the requirements of Section 8.3(b)(i), (iii) the stated maturity of the Note, (iv) the scheduled date for payment or redemption in full of the Note, and (v) any date on which the Note is accelerated, Purchaser may, by written notice delivered to the Company (the “Put Option Notice”), request that the Company purchase all of the Capital Stock in the Company owned directly or indirectly by Purchaser or its Affiliates (or their assigns) at the Put Price and on the date (the “Put Option Date”) specified in the Put Option Notice (which date shall not be more than ninety (90) days following the date of such notice).

(b) By the Put Option Date, the Company shall pay the Put Price by wire of immediately available funds to an account designated by Purchaser.

12.2 Preemptive Right. Purchaser shall have the right to purchase, on the same basis (including, with respect to the timing of such purchase, provided that Purchaser shall have at least twenty (20) Business Days to exercise its right to purchase) as all other prospective purchasers, Purchaser’s pro rata share of all issuances by the Company of Common Stock, including options, warrants, other rights or securities exercisable, convertible or exchangeable for Common Stock, other than any such issuances in connection with (a) a bona fide firmly underwritten public offering, (b) the certain stock option plan that exists on that date hereof for employees of the Company or its Subsidiaries, so long as the aggregate number of shares of Common Stock issued and issuable under such stock plan does not exceed Two Million (2,000,000) shares, or (c) an Investment made by the Company or its Subsidiaries that is approved in advance in writing by Purchaser pursuant to Section 9.11.

ARTICLE 13

TERMINATION

13.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time prior to the Closing:

(a) by either the Company or Purchaser by giving written notice to the other party hereto on or after March 31, 2008, if any of the conditions set forth in Article 3 or Article 4 are not satisfied or waived by such date or has become incapable of fulfillment, unless such satisfaction has been frustrated or made impossible by any act or failure to act by the party giving such notice;

(b) by either the Company or Purchaser by giving written notice to the other party at any time, if such other party hereto has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach has not been cured within thirty (30) days after notice of such breach or, if cure is not possible within thirty (30) days, if cure has not been commenced and is not being diligently pursued within thirty (30) days after notice of such breach; or

(c) by mutual written agreement of the Company and Purchaser.

13.2 Effect of Termination. The rights of each party hereto under Section 13.1 are in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination pursuant to Section 13.1 shall not be an election of remedies.

ARTICLE 14

MISCELLANEOUS

14.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the Closing Date, any investigation by or on behalf of Purchaser, acceptance of the Securities and payment therefor, or termination of this Agreement.

14.2 Notices. All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery:

If to the Company, to:

The Center For Wound Healing, Inc.

155 White Plains Road Suite 200

Tarrytown, New York 10591

Facsimile: (914) 372-3151

Email: Andrew.Barnett@CenterWH.com

Attention: Mr. Andrew Barnett, CEO

with a copy to, which shall not constitute notice:

Gersten Savage LLP

600 Lexington Avenue

New York, New York 1002

Facsimile: (212) 980-5192

Email: AMarcus@gskny.com

Attention: Arthur S. Marcus, Partner

and:

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036-4003

Facsimile: (212) 556-2222

Email: BSeidel@KSLAW.com

Attention: Barry Seidel, Esq.

If to Purchaser, to:

Bison Capital Equity Partners II-A, L.P.

Bison Capital Equity Partners II-B, L.P.

10877 Wilshire Blvd., Suite 1520

Los Angeles, California 90024

Facsimile: (310) 260-6576

Email: dtrussler@bisoncapital.com

Attention: Mr. Douglas B. Trussler

with a copy to, which shall not constitute notice:

Sheppard Mullin Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, California 90071

Facsimile: (213) 620-1398

Email: dsands@smrh.com

Attention: David Sands

All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission.

14.3 Determinations, Request or Consents. All determinations, requests, consents, waivers or amendments to be made by Purchaser in their opinion or judgment or with its approval or otherwise pursuant to the Transaction Documents shall be made with respect to the Note and the Warrant, by Purchaser. In the event that Bison Capital Equity Partners II-A, L.P. or Bison Capital Equity Partners II-B, L.P. assigns or transfers any part of the Note, the Bison entity that retains the larger percentage of ownership of the Note shall be entitled to act on behalf of both entities with respect to all Transaction Documents (e.g., as “Purchaser” with respect to this Agreement, as the initial “Warrant Holder”.

14.4 Agency of the Company for each other Credit Party. Each of the other Credit Parties appoints the Company as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Credit Parties acting singly or jointly, or both, shall be valid and effective if given or taken only by the Company, whether or not any of the other Credit Parties joins therein.

14.5 Governing Law. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

14.6 Arbitration. All disputes arising under this Agreement or any other Transaction Document shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

14.7 Jurisdiction, Venue, Etc. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND THEIR RESPECTIVE APPELLATE COURTS;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME OR TO SEEK TRANSFER TO ANOTHER JUDICIAL DISTRICT;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO AN OFFICER, DIRECTOR, MANAGING AGENT OR OTHER AUTHORIZED PERSON OF SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT; AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(d) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(e) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY ANY TRANSACTION DOCUMENT, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A SINGLE REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) THE CREDIT PARTIES SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

14.8 Prevailing Party; Attorney’s Fees. If any party hereto commences any action against any other party hereto with respect to the enforcement or interpretation of any of the Transaction Documents, then the prevailing party in such action shall be entitled to an award of its costs of litigation, including reasonable attorney’s fees.

14.9 Acknowledgments. Each of the Credit Parties hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents;

(b) Purchaser has no fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between Purchaser and the Credit Parties in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties and Purchaser.

14.10 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

14.11 Further Assurances. Each of the Credit Parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement, including without limitation, any post-closing assignments by Purchaser of a portion of the Securities to a Person not currently a party hereto.

14.12 No Usurious Interest. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Note, together with all fees, charges and other amounts which are treated as interest on the Note under applicable law (collectively, the “Charges”) shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the holder of the Note, the rate of interest payable in respect of the Note, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Note but were not payable as a result of the operation of this Section 14.11 shall be cumulated and the interest and Charges payable to Purchaser in respect of any other Notes shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon from the Closing Date to the date of repayment, shall have been received by the holder.

14.13 Suretyship Waivers. Each of the Credit Parties hereby waives any and all defenses applicable or available to guarantors or sureties whether arising as a result of the joint and several nature of the obligations of the Credit Parties hereunder or otherwise. Without limiting the generality of the foregoing, the waivers of the Guarantors set forth in the Guarantee are hereby incorporated herein by this reference mutatis mutandis and such waivers shall be deemed to be made by the Credit Parties hereunder as if such waivers had been expressly set forth herein.

14.14 Survival of Rights. This Agreement shall remain in effect by and among the Company and Purchaser so long as Purchaser holds any interest in the Note or the Warrant.

14.15 Joint and Several Liability. The Credit Parties shall be liable for all amounts due to Purchaser under the Note or this Agreement, regardless of which Credit Party actually receives the proceeds from the sale of the Securities or the manner in which Purchaser accounts for the Securities on its books and records. Each Credit Party’s Obligations with respect to the Securities, and each Credit Party’s Obligations arising as a result of the joint and several liability of the Credit Parties hereunder, with respect to the Securities, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Credit Party. Each Credit Party’s Obligations arising as a result of the joint and several liability of the Credit Parties hereunder with respect to the Securities shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Credit Parties or of any promissory note or other document evidencing all or any part of the Obligations of the other Credit Parties, (b) the absence of any attempt to collect the Obligations from the other Credit Parties, any other Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by the Purchaser with respect to any provision of any instrument evidencing the Obligations of the other Credit Parties, or any part thereof, or any other agreement now or hereafter executed by the other Credit Parties and delivered to the Purchaser, (d) the failure by the Purchaser to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral for the Obligations of the other Credit Parties, (e) Purchaser’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section-1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by the other Credit Parties, as debtors-in-possession under Section 364 of the Bankruptcy Code, (g) the disallowance of all or any portion of Purchaser’s claim(s) for the repayment of the Obligations of the other Credit Parties under Section 502 of the Bankruptcy Code, or (h) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Credit Parties. With respect to each Credit Party’s Obligations arising as a result of the joint and several liability of the Credit Parties hereunder with respect to the Securities, each Credit Party waives, until the Obligations shall have been indefeasibly paid in full and the Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Purchaser now has or may hereafter have against such Credit Party, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Purchaser to secure payment of the Obligations or any other liability of the Credit Parties to Purchaser. Upon and during the continuance of any Event of Default, Purchaser may proceed directly and at once, without notice, against any Credit Party to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Credit Party or any other Person, or against any security or collateral for the Obligations. Each Credit Party consents and agrees that Purchaser shall be under no obligation to marshal any assets in favor of such Credit Party or against or in payment of any or all of the Obligations.

14.16 Contribution and Indemnification among the Credit Parties. To the extent that any Credit Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations relating to the Note incurred directly and primarily by any other Credit Party (an “Accommodation Payment”), then the Credit Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Credit Parties in an amount, for each of such other Credit Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Credit Party’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Credit Parties. As of any date of determination, the “Allocable Amount” of each Credit Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Credit Party hereunder without (a) rendering such Credit Party “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code Section of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (the “UFCA”), (b) leaving such Credit Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Credit Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations.

14.17 Additional Rights of Contribution. Each Credit Party hereby agrees that to the extent that any individual Credit Party or entity obligated hereunder shall have paid an amount hereunder or pursuant to this Agreement which would, but for this provisions, render such Credit Party or entity insolvent for purposes of state or federal fraudulent conveyance laws, such Credit Party shall be entitled to seek and receive contribution from and against any other Credit Party hereunder to the extent such contribution would not render such other Credit Party insolvent. The provisions of this Section 13.20 shall in no respect limit the obligations and liabilities of any Credit Party to Purchaser and Lenders and each Credit Party shall remain liable to Purchaser and Lenders for the full amount of such Credit Party’s Obligations hereunder.

14.18 Federal Anti-Money Laundering Law. To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions (which may include Purchaser and its Affiliates) to obtain, verify and record information that identifies each person who opens an account or other formal customer relationship. Accordingly, in connection with this Agreement, Purchaser may require that the Company provide certified copies of its articles of incorporation, certificate of formation, operating agreement or other similar identifying documents. Further, the Company confirms that its legal name and address, as set forth in this Agreement, are true, correct and complete and covenants and agrees to provide such other information as may be necessary to allow Purchaser and its Affiliates to comply with such laws.

14.19 Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder. Subject to applicable securities laws, Purchaser may assign any of its rights hereunder and under any of the Transaction Documents to any Person and Purchaser may assign, in whole or in part, the Note or the Warrant to any Person. None of the Credit Parties may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Purchaser (in their sole discretion), and any such purported assignment by any Credit Party without the written consent of Purchaser shall be void and of no effect.

14.20 Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of Company and Purchaser and their permitted successors and assigns. There are no intended third party beneficiaries of this Agreement.

14.21 Amendment and Waiver.

(a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Agreement or any of the other Transaction Documents, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Except where notice is specifically required by this Agreement, no notice to or demand on the Company, any of its Subsidiaries or any other Credit Party in any case shall entitle the Company, any such Subsidiary or any such other Credit Party to any other or further notice or demand in similar or other circumstances.

14.22 Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

14.23 Entire Agreement. This Agreement and the other Transaction Documents (together with the exhibits and schedules hereto and thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

14.24 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

14.25 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By: BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By: BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

Signature Page to Securities Purchase Agreement

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3.25	Indebtedness	31
3.26	Related Party Obligations	31
3.27	Financials	31
3.28	Structure of Company	31
3.29	Payment of Fees	31
3.30	Consistency of Information	31

ARTICLE 4 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO ISSUE AND SELL THE SECURITIES		32

4.1	Representations and Warranties	32
4.2	Compliance with this Agreement	32
4.3	Purchase Permitted by Applicable Laws	32
4.4	Payment for Securities	32

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		32

5.1	Due Organization and Qualification; Subsidiaries.	32
5.2	Due Authorization; No Conflict	34
5.3	Financial Statements; Controls	34
5.4	Receivables; Payables	35
5.5	Suppliers and Customers	36
5.6	Inventory and Equipment	36
5.7	Proprietary Rights	36
5.8	Agreements and Commitments.	36
5.9	Insurance	36
5.10	Leases	37
5.11	Indebtedness	37
5.12	Contingent Obligations	37
5.13	Relationship with General Electric Company	37
5.14	No Encumbrances	37
5.15	Location of Collateral; Chief Executive Office; FEIN	37
5.16	Deposit Accounts; Powers of Attorney	38
5.17	Litigation	38
5.18	Regulatory Compliance	38
5.19	Environmental Condition	38
5.20	Labor Matters	39
5.21	Employee Benefit Plans; ERISA	39
5.22	Taxes	43
5.23	Fraudulent Transfer	45
5.24	Private Offering; Investment Company Act	45
5.25	Federal Regulations	46
5.26	Material Adverse Change	46
5.27	No Undisclosed Liabilities	46
5.28	Complete Disclosure	46
5.29	Brokerage Fees	47

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ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER		47

6.1	Due Organization	47
6.2	Authorization; No Contravention	47
6.3	Binding Effect	48
6.4	No Legal Bar	48
6.5	Purchase for Own Account	48
6.6	Broker’s Finder’s or Similar Fees	48
6.7	Governmental Authorization: Third Party Consent	48

ARTICLE 7 INDEMNIFICATION		49

7.1	Indemnification	49
7.2	Procedure; Notification	50
7.3	Registration Rights Agreement	51

ARTICLE 8 AFFIRMATIVE COVENANTS		51

8.1	Accounting System	51
8.2	Reporting Package	51
8.3	Financial Statements, Reports, Certificates	51
8.4	Credit Party Reports	56
8.5	Maintenance of Properties, etc.	56
8.6	Taxes	56
8.7	Insurance	57
8.8	Location of Collateral	58
8.9	Compliance with Laws	59
8.10	Leases	59
8.11	Brokerage Commissions	59
8.12	Maintenance of Existence	59
8.13	Environmental	59
8.14	Disclosure Updates	60
8.15	Reservation of Shares of Capital Stock of the Company	60
8.16	ERISA Matters	60
8.17	Payment of Obligations	61
8.18	Inspection of Property; Books and Records; Discussions	61
8.19	Other Obligations	61
8.20	Additional Collateral, etc.	62
8.21	Stockholder Approval	62
8.22	Lost, etc. Certificates Evidencing Warrant Securities; Exchange	63
8.23	Maintenance of Register	63
8.24	Transactions with General Electric Company or its Affiliates	63
8.25	Expenses	63
8.26	Subsidiaries; Joint Ventures; Partnerships	63
8.27	Maintenance of Listing	64
8.28	Key Man Insurance	64
8.29	Assumption Agreements	64

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8.30	Corporate and Regulatory Counsel	64
8.31	Compliance Plan	64
8.32	Subordination of Existing Indebtedness	64
8.33	Further Assurances	65

ARTICLE 9 NEGATIVE COVENANTS		65

9.1	Indebtedness	65
9.2	Liens	66
9.3	Restrictions on Fundamental Changes	67
9.4	Change Name	67
9.5	Guarantee	68
9.6	Nature of Business	68
9.7	Prepayments and Amendments	68
9.8	Consignments	68
9.9	Restricted Payments	68
9.10	Accounting Methods	69
9.11	Investments; Acquisitions; Subsidiaries	69
9.12	Transactions with Affiliates and Related Parties	70
9.13	Suspension	71
9.14	Compensation	71
9.15	Use of Proceeds	71
9.16	Change in Location of Chief Executive Office; Inventory and Equipment with Bailees	71
9.17	Securities Accounts	71
9.18	Financial Covenants	71
9.19	Limitation on Optional Payments and Modifications of Documents	73
9.20	Limitation on Sales and Leasebacks	73
9.21	Limitation on Negative Pledge Clauses	74
9.22	Limitation on Restrictions on Subsidiary Distributions, etc	74
9.23	Fiscal Year	74
9.24	Partnerships and Joint Ventures	74
9.25	Solicitation	74
9.26	Margin Stock	75
9.27	Investment Company Act	75
9.28	Consulting Fees	75
9.29	Senior Credit Documents; Other Indebtedness	75
9.30	Credit; Outstanding Receivables	75
9.31	Contingent Obligations	76
9.32	Payment of Existing Indebtedness	76
9.33	Issuance of Capital Stock	76
9.34	New Accounts	76
9.35	Amendments to the Senior Credit Documents	76
9.36	Changes in Senior Management	76
9.37	No Commitment or Agreement	76

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ARTICLE 10 EVENTS OF DEFAULT		76

10.1	Events of Default	76
10.2	Rights and Remedies	79
10.3	No Waiver; Cumulative Remedies	81

ARTICLE 11 NOTE REDEMPTION		81

11.1	Change of Control Redemption	81

ARTICLE 12 PUT RIGHTS AND PREEMPTIVE RIGHT		82

12.1	Purchaser Put Rights	82
12.2	Preemptive Right	82

ARTICLE 13 TERMINATION		82

13.1	Termination	82
13.2	Effect of Termination	83

ARTICLE 14 MISCELLANEOUS		83

14.1	Survival of Representations and Warranties	83
14.2	Notices	83
14.3	Determinations, Request or Consents	84
14.4	Agency of the Company for each other Credit Party	84
14.5	Governing Law	85
14.6	Arbitration	85
14.7	Jurisdiction, Venue, Etc	85
14.8	Prevailing Party; Attorney’s Fees	86
14.9	Acknowledgments	86
14.10	Publicity	86
14.11	Further Assurances	87
14.12	No Usurious Interest	87
14.13	Suretyship Waivers	87
14.14	Survival of Rights	87
14.15	Joint and Several Liability	87
14.16	Contribution and Indemnification among the Credit Parties	88
14.17	Additional Rights of Contribution	88
14.18	Federal Anti-Money Laundering Law	89
14.19	Successors and Assigns	89
14.20	Benefits of this Agreement	89
14.21	Amendment and Waiver	89
14.22	Severability	90
14.23	Entire Agreement	90
14.24	Time of Essence	90
14.25	Counterparts	90

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EXHIBITS

A	Form of Note
B	Form of Warrant Agreement
C	Form of Guarantee
D	Form of Subordination Agreement
E	Form of Registration Rights Agreement
F	Form of Compliance Certificate
G	Form of Intercreditor Agreement
H	Form of Solvency Certificate
I	Form of Opinion of Company Counsel
J	Form of Collateral Access Agreement
K	Form of Intellectual Property Security Agreement
L	Form of Stock Pledge Agreement
M	Form of Control Agreement
N	Projections
O	Form of Security Agreement
P	Form of Joinder Agreement
Q	Financial Statements
R	Voting Agreement

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GUARANTY

THIS GUARANTY (with all of its modifications, supplements, restatements, extensions, and renewals in effect from time to time, this “Guaranty”) dated as of March 31, 2008 (“Effective Date”) is made by the undersigned guarantors and such other entities which from time to time become parties hereto (individually a “Guarantor” and collectively, “Guarantors”), in favor of BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (collectively, “Bison”).

RECITALS

THE CENTER FOR WOUND HEALING, INC., a Nevada corporation (the “Company”), and Bison intend to enter into a Securities Purchase Agreement dated as of even date herewith (with all of its modifications, supplements, restatements, extensions, and renewals in effect from time to time, the “Purchase Agreement”). The Purchase Agreement, among other things, sets forth the terms and conditions by which Bison is lending certain sums to the Company. The execution, delivery and performance of this Guaranty are conditions to Bison’s obligation to consummate the transactions contemplated under the Purchase Agreement.

AGREEMENT

Accordingly, to induce Bison to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, and for other valuable consideration, receipt of which is acknowledged, Guarantors covenant and agree as follows:

1. Definitions. All capitalized terms used in this Guaranty without separate definition shall have the meanings given to them in the Purchase Agreement.

2. Guaranty of Indebtedness. Guarantors jointly and severally, unconditionally and absolutely guarantee to Bison, and to Bison’s successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness to Bison of the Company or any successor in interest, including, without limitation, any debtor-in-possession or trustee in bankruptcy which succeeds to the interest of this party or person (jointly and severally, “Obligor”), however this indebtedness has been or may be incurred or evidenced, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, and whether or not known to any Guarantor at the time of this Guaranty or at the time any future indebtedness is incurred (the “Indebtedness”). The Indebtedness guaranteed includes, without limitation: (a) any and all direct indebtedness of Obligor to Bison, whether arising under the Purchase Agreement, any other Transaction Document or otherwise, including indebtedness evidenced by the Note; (b) any and all obligations or liabilities of Obligor to Bison arising under any guaranty where Obligor has guaranteed the payment of indebtedness owing to Bison from a third party; (c) any and all obligations or liabilities of Obligor to Bison arising out of any other agreement by Obligor including, without limitation, any agreement to indemnify Bison for environmental liability or to clean up hazardous waste; (d) any and all indebtedness, obligations or liabilities for which Obligor would otherwise be liable to Bison were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including, without limitation, liability for interest and attorneys’ fees on, or in connection with, any part of the Indebtedness from and after the filing by or against

Obligor of a bankruptcy petition whether an involuntary or voluntary bankruptcy case, including, without limitation, all reasonable attorneys’ fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by Obligor, any Guarantor, Bison or third parties in any way relating to Bison’s rights with respect to any Obligor, any Guarantor, or any third party and/or affecting any collateral securing any obligation owed to Bison by Obligor, any Guarantor, or any third party, probate proceedings, on appeal or otherwise; (e) any and all amendments, modifications, renewals and/or extensions of any of the above, including, without limitation, amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (f) all costs of collecting Indebtedness, including, without limitation, reasonable attorneys’ fees and costs. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

3. Waiver of Demand, Notice, Etc. Guarantors waive notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, and diligence in collecting any Indebtedness, and agree that, subject to the Intercreditor Agreement, Bison may modify the terms of any of the Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment on any or all Indebtedness, or permit Obligor to incur additional Indebtedness, all without notice to any Guarantor and without affecting in any manner the unconditional obligation of any Guarantor under this Guaranty. Guarantors further waive any and all other notices to which any Guarantor might otherwise be entitled. Guarantors acknowledge and agree that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by Bison of any remedy Bison may have against Obligor or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to Obligor, shall impair, affect or be a defense or setoff to the obligations of any Guarantor under this Guaranty.

4. Information Regarding Financial Condition of Obligor. Guarantors deliver this Guaranty based solely on their independent investigation of the financial condition of Obligor and no Guarantor is relying on any information furnished by Bison. Guarantors assume full responsibility for obtaining any further information concerning Obligor’s financial condition, the status of the Indebtedness or any other matter which Guarantor may deem necessary or appropriate from time to time. Guarantors waive any duty on the part of Bison, and agree that no Guarantor is relying upon nor expecting Bison to disclose to any Guarantor any fact now or later known by Bison, whether relating to the operations or condition of Obligor, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon any Guarantor’s risk under this Guaranty or any Guarantor’s rights against Obligor. Guarantors knowingly accept the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that Obligor may incur Indebtedness to Bison after the financial condition of Obligor, or its ability to pay its debts as they mature, has deteriorated.

5. Representations and Warranties. Guarantors represent and warrant that: (a) Bison has made no representation to Guarantors as to the creditworthiness of Obligor; and (b) Guarantors have established adequate means of obtaining from Obligor on a continuing basis financial and other information pertaining to Obligor’s financial condition. Guarantors agree to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of Guarantors under this Guaranty.

6. Grant of Security Interest, Right of Setoff and Subordination. Each Guarantor grants to Bison a security interest in, and the right of setoff as to, any and all property of such Guarantor now or later in the possession of Bison. Each Guarantor subordinates any claim of any nature that such Guarantor now or later has against Obligor to and in favor of all Indebtedness and agrees not to accept payment or satisfaction of any claim that such Guarantor now or later may have against Obligor without the prior written consent of Bison. Should any payment, distribution, security, or proceeds, be received by any Guarantor upon or with respect to any claim that such Guarantor now or may later have against Obligor, such Guarantor shall immediately deliver the same to Bison in the form received (except for endorsement or assignment by such Guarantor where required by Bison) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by such Guarantor as the property of Bison. Each Guarantor further assigns to Bison as collateral for the obligations of Guarantors under this Guaranty all claims of any nature that such Guarantor now or later has against Obligor (other than any claim under a deed of trust or mortgage covering real property) with full right on the part of Bison, in its own name or in the name of such Guarantor, to collect and enforce these claims, until the Indebtedness is irrevocably paid in full.

7. Unconditional Obligation. Guarantors agree that no security now or later held by Bison for the payment of any Indebtedness, whether from Obligor, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of Guarantors under this Guaranty, and Bison, in its sole discretion, without notice to any Guarantor, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of Guarantors under this Guaranty. Guarantors acknowledge and agree that Bison has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether real property or personal property, to secure payment of the Indebtedness, and Guarantors are not relying upon any asset(s) in which Bison has or may have a lien or security interest for payment of the Indebtedness.

8. Effectiveness of Guaranty. Guarantors acknowledge that the effectiveness of this Guaranty is not conditioned on all or any part of the Indebtedness being guaranteed by anyone else.

9. Waiver of Rights Subrogation and Recourse. Until the Indebtedness is irrevocably paid in full, Guarantors waive any and all rights to be subrogated to the position of Bison or to have the benefit of any lien, security interest or other guaranty now or later held by Bison for the Indebtedness or to enforce any remedy which Bison now or later has against Obligor or any other person. Until the Indebtedness is irrevocably paid in full, Guarantors shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to Obligor, each other Guarantor or any other person. Guarantors agree to indemnify and hold harmless Bison from and against any and all claims, actions, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Bison in connection with any Guarantor’s exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. Bison has no duty to enforce or protect any rights which any Guarantor may have against Obligor or any other person and each Guarantor assumes full responsibility for enforcing and protecting these rights.

10. Insiders or Affiliates. Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any Guarantor is or becomes an “insider” or “affiliate” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to Obligor, then that undersigned irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against Obligor (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law unless and until the Indebtedness is irrevocably paid in full. It is the intention of the parties that such Guarantor shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of Obligor (or any other guarantor) by reason of the existence of this Guaranty in the event that Obligor becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce Bison to enter into certain written contracts with Obligor included in the Indebtedness. Guarantors warrant and agree that none of Bison’s rights, remedies or interests shall be directly or indirectly impaired because of any Guarantor’s status as an “insider” or “affiliate” of Obligor, and each Guarantor shall take any action, and shall execute any document, which Bison may request in order to effectuate this warranty to Bison.

11. Joint and Several Obligation. If any Indebtedness is guaranteed by two or more Guarantors, the obligation of each Guarantor shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of Bison against each severally, any two or more jointly, or some severally and some jointly. Bison, in its sole discretion, may release any one or more of Guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased Guarantor; and after that, without notice to any other Guarantor, Bison may extend or renew any or all Indebtedness and may permit Obligor to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining Guarantors. This action by Bison shall not, however, be deemed to affect any right to contribution which may exist among the Guarantors.

12. Termination of Obligations as to Future Indebtedness. In the event that, notwithstanding the waivers given herein, any Guarantor may lawfully terminate its obligation under this Guaranty as to future Indebtedness (except as provided below), such Guarantor may do so by (and only by) delivering written notice of termination to an officer of Bison and receiving from an officer of Bison written acknowledgement of delivery; provided, the termination shall not be effective until the opening of business on the fifth (5th) day following written acknowledgement of delivery. Any such termination shall not affect in any way the unconditional obligations of any other Guarantor, whether or not the termination is known to such remaining persons. Likewise, any such termination shall not affect in any way the unconditional obligations of the terminating Guarantor as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of Bison or any Obligor loan with Bison existing at the effective date of termination (whether advances or readvances by Bison are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. Bison has no duty to give notice of termination by any Guarantor to any remaining Guarantor. Guarantors shall indemnify Bison against all claims, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Bison in connection with any suit, claim or action against Bison arising out of any modification or termination of any Obligor loan or any refusal by Bison to extend additional credit in connection with the termination of this Guaranty.

13. Continuation and Reinstatement. Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by Bison in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against Guarantors as if the returned, disgorged or rescinded payment or credit had not been received or given by Bison, and whether or not Bison relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against Bison relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to Bison by Obligor, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by Bison of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of Bison), in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against Guarantors to the extent of all liability, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred by Bison as the direct or indirect result of any environmental condition or hazardous or toxic substances. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, Guarantors agree upon demand by Bison to execute and deliver to Bison those documents which Bison reasonably determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantors to do so shall not affect in any way the reinstatement or continuation. If any Guarantor does not execute and deliver to Bison upon demand such documents, Bison and each Bison officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney-in-fact of such Guarantor (with full power of substitution) to execute and deliver such documents in the name and on behalf of such Guarantor. For purposes of this Guaranty, “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.

14. Waiver Regarding New or Additional Indebtedness. Guarantors waive any right to require Bison to: (a) proceed against any person, including, without limitation, Obligor; (b) proceed against or exhaust any security held from Obligor or any other person; (c) pursue any other remedy in Bison’s power; or (d) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with any obligations or evidences of Indebtedness held by Bison as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part Indebtedness, or in connection with the creation of new or additional Indebtedness.

15. Order of Application; Access to Books. Guarantors authorize Bison, either before or after termination of this Guaranty as contemplated by Section 12, without notice to or demand on any Guarantor and without affecting any Guarantor’s liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale of it, including, without limitation, a nonjudicial sale permitted by or, if applicable, pursuant to the terms of the controlling security agreement, mortgage or deed of trust, as Bison in its discretion may determine; (b) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness; and (c) apply payments received by Bison from Obligor to any indebtedness of Obligor to Bison, in such order as Bison shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and Guarantors waive any provision of law regarding application of payments which specifies otherwise. Upon advance written notice from Bison, each Guarantor agrees to provide Bison with reasonable access (to be conducted in a manner so as not to unreasonably interfere with the operations of such Guarantor) to examine, audit, make extracts from or copies of and inspect any or all of a such Guarantor’s records, files and books.

16. Waiver of Certain Defenses.

(a) Guarantors waive any defense based upon or arising by reason of: (i) any disability or other defense of Obligor or any other person; (ii) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full of the Indebtedness; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Obligor which is a corporation, partnership or other type of entity, or any defect in the formation of Obligor; (iv) the application by Obligor of the proceeds of any Indebtedness for purposes other than the purposes represented by Obligor to Bison or intended or understood by Bison or any Guarantor; (v) any act or omission by Bison which directly or indirectly results in or aids the discharge of Obligor or any Indebtedness by operation of law or otherwise; or (vi) any modification of the Indebtedness, in any form whatsoever including, without limitation, any modification made after effective termination, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of any Indebtedness, or other change in the terms of the Indebtedness, including, without limitation, increase or decrease of the interest rate.

(b) Guarantors waive any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (i) may limit the time period for Bison to commence a lawsuit against Obligor or Guarantors to collect any Indebtedness owing by Obligor or Guarantors to Bison; (ii) may entitle Obligor or Guarantors to a judicial or nonjudicial determination of any deficiency owed by such Obligor or Guarantors to Bison, or to otherwise limit Bison’s right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bison’s right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; (iv) may require Bison to take only one action to collect the Indebtedness or that may otherwise limit the remedies available to Bison to collect the Indebtedness. Each Guarantor waives all rights and defenses that such Guarantor may have because the Indebtedness is secured by real property. This means, among other things: (A) Bison may collect from the Guarantors without first foreclosing on any real or personal property collateral pledged by the Obligor; and (B) if Bison forecloses on any real property collateral pledged by the Obligor: (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Bison may collect from the Guarantors even if Bison, by foreclosing on the real property collateral, has destroyed any right the Guarantors may have to collect from the Obligor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because any of the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) Each Guarantor understands that, absent this waiver, Bison’s election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bison from obtaining a deficiency judgment against Obligor and such Guarantor pursuant to California Code of Civil Procedure sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which such Guarantor has against Obligor. Each Guarantor further understands that, absent this waiver, California law, including, without limitation, California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford Guarantors one or more affirmative defenses to any action maintained by Bison against Guarantors on this Guaranty.

(d) Guarantors waive all rights and defenses arising out of an election of remedies by Bison even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the undersigned’s rights of subrogation and reimbursement against Obligor by the operation of Section 580d of the Code of Civil Procedure or otherwise.

(e) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS, DEFENSES TO PAYMENT OR PERFORMANCE, OR ANY RIGHT TO PARTIAL OR COMPLETE EXONERATION ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855 INCLUSIVE, AND ALL SUCCESSOR SECTIONS.

(f) Guarantors unconditionally and irrevocably waive each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of any Guarantor under this Guaranty, and acknowledge that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from any Guarantor now or later securing this Guaranty and/or the Indebtedness, and acknowledge that as of the date of this Guaranty no such defense or setoff exists. Guarantors acknowledge that the effectiveness of this Guaranty is subject to no conditions of any kind.

(g) Guarantors acknowledge and agree that each of the waivers set forth in this Guaranty are knowing and informed waivers of Guarantors’ rights as discussed in this Guaranty and that Bison is relying on these waivers in extending credit to Obligor.

(h) Guarantors warrant and agree that each of the waivers set forth in this Guaranty are made with each Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any applicable law or public policy by a court of competent jurisdiction by final and nonappealable judgment, these waivers shall be effective only to the extent permitted by law.

17. Right of Disclosure. Guarantors acknowledge that Bison has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including, without limitation, this Guaranty. In connection with that right, Bison may disclose any documents and information which Bison now or later acquires relating to any Guarantor and this Guaranty, whether furnished by Obligor, any Guarantor or otherwise. Guarantors further agree that Bison may disclose these documents and information to Obligor. Guarantors agree that Bison may provide information relating to this Guaranty or to such

Guarantors to Bison’s parent, affiliates, subsidiaries and service providers. All disclosures permitted under this Section shall be made subject to arrangements or agreements to hold such documents and information in confidence except for any disclosure required by law or regulation.

18. Costs and Expenses. The total obligation under this Guaranty shall be unlimited, and this obligation shall include any and all costs and expenses of any kind, including, without limitation, reasonable attorneys’ fees and costs, incurred by Bison at any time(s) for any reason in enforcing any of the duties and obligations of any Guarantor under this Guaranty or otherwise incurred by Bison in any way connected with this Guaranty, the Indebtedness or any other guaranty of the Indebtedness (including, without limitation, reasonable attorneys’ fees and other expenses incurred in any suit involving the conduct of Bison, Obligor or any Guarantor). All of these costs and expenses shall be payable immediately by Guarantors when incurred by Bison, without demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Guaranty to attorneys’ fees shall be deemed a reference to fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Any reference (a) to this Guaranty being secured by certain collateral shall NOT be deemed to limit the total obligation of any Guarantor under this Guaranty or (b) to this Guaranty being limited in any respect shall NOT be deemed to limit the total obligation of any Guarantor under any prior or subsequent guaranty given by any Guarantor to Bison.

19. Successive Transactions. This Guaranty shall remain effective with respect to successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, until this Guaranty is terminated in the manner and to the extent provided above.

20. Acknowledgment. Guarantors have been advised by counsel in the negotiation, execution and delivery of this Guaranty and have knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing Bison to extend credit or make other financial accommodations to Obligor (which extension of credit materially and directly benefits Guarantors), and Guarantors acknowledge that the terms of this Guaranty are reasonable.

21. Miscellaneous.

(a) Notices. All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery. All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission. All communications shall be sent (i) in the case of Bison, to the address set forth in the Purchase Agreement, and (ii) in the case of any Guarantor, to the address of the Company set forth in the Purchase Agreement.

(b) Successors and Assigns. All the covenants and provisions of this Guaranty shall bind and inure to the benefit of the Bison’s respective successors and assigns hereunder. Subject to applicable securities laws, Bison may assign any of its rights hereunder, in whole or in part, to any Person. None of the Guarantors may assign any of its rights, or delegate any of its obligations, under this Guaranty without the prior written consent of Bison (in their sole discretion), and any such purported assignment by any Guarantor without the written consent of Bison shall be void and of no effect.

(c) Benefits of this Guaranty. This Guaranty shall be for the sole and exclusive benefit of Bison and its permitted successors and assigns. There are no intended third party beneficiaries of this Guaranty.

(d) Governing Law. In all respects, including matters of construction, validity and performance, this Guaranty shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

(e) Arbitration. All disputes arising under this Guaranty shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Guaranty, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

(f) Jurisdiction, Venue, Etc. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THE PURCHASE AGREEMENT; AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(iv) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THEREIN; AND

(v) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) THE FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING SHALL BE PAID BY THE PARTY OR PARTIES THAT DO NOT PREVAIL IN SUCH ACTION OR PROCEEDING.

(g) Prevailing Party; Attorney’s Fees. If any party hereto commences any action against any other party hereto with respect to the enforcement or interpretation of this Guaranty, then the prevailing party in such action shall be entitled to an award of its costs of litigation, including reasonable attorneys’ fees.

(h) Acknowledgments. Each Guarantor hereby acknowledges that:

(i) such Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty; and

(ii) Bison has no fiduciary relationship with or duty to the Guarantors arising out of or in connection with this Guaranty, and the relationship between Bison and the Guarantors in connection herewith is solely that of guarantor and creditor.

(i) No Strict Construction. No party, nor its counsel, shall be deemed the drafter of this Guaranty for purposes of construing the provisions of this Guaranty, and all provisions of this Guaranty shall be construed in accordance with their fair meaning, and not strictly for or against any party.

(j) Headings. The section and paragraph headings in this Guaranty are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Guaranty.

(k) Severability. If any one or more of the provisions contained in this Guaranty, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Guaranty. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Guaranty with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(l) Further Assurances. Each of the Guarantors shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Guaranty.

(m) Amendment and Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Guaranty are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Guaranty, any waiver of any provision of this Guaranty, and any consent to any departure by any party from the terms of any provision of this Guaranty, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Guaranty, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.

(n) Counterparts. This Guaranty may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(o) Entire Agreement. This Guaranty and the other Transaction Documents (together with the exhibits and schedules hereto and thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Guaranty, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the day and year first written above.

GUARANTORS

ATLANTIC ASSOCIATES, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ATLANTIC HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

BAYONNE HYPERBARIC, L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CEF PRODUCTS, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Guaranty

THE CENTER FOR WOUND HEALING I, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE CENTER FOR WOUND HEALING II, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CFWH MEZZANINE LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CMC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

EIN HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Guaranty

ELISE KING, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FAR ROCKAWAY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FOREST HILLS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

GREATER BRONX HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

JFK HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Guaranty

LOWELL HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MAIMONIDES HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MASSACHUSETTS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MEADOWLANDS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MUHLENBERG HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Guaranty

NEWARK BI LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC AND WOUND CARE CENTERS (DE), L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC & WOUND CARE CENTERS (NY), LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NJ HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Guaranty

PASSAIC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

PENNSYLVANIA HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

RARITAN BAY HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SCRANTON HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH N HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Guaranty

SOUTH NASSAU HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH OCEAN COUNTY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE SQUARE HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ST JOSEPHS HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

TRENTON HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Guaranty

VB HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ACCEPTED AND ACKNOWLEDGED BY:

BISON:

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By:	BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By:	BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

Signature Page to Guaranty

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended from time to time, this “Agreement”) dated as of March 31, 2008, is by and among (i) BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (collectively, “Bison”), (ii) The Center for Wound Healing, Inc., a Nevada corporation (“Obligor”), and (iii) Med-Air Consultants, Inc. (the “Subordinated Lender”).

RECITALS

A. Subordinated Lender has advanced or agreed to advance certain funds to Obligor pursuant to that certain Promissory Note in the original principal amount of $1,894,250, dated as of August 14, 2007 by and among Obligor and the Subordinated Lender (as amended from time to time, the “Loan Agreement”), (i) which credit may be secured by Obligor’s assets and property, and/or by the assets and property of current and future subsidiaries of Obligor (collectively, the “Guarantors”), and (ii) payment of which credit may be guaranteed by the Guarantors.

B. Bison has purchased that certain Senior Secured Subordinated Promissory Note, dated March 31, 2008, and a warrant to purchase common stock from THE CENTER FOR WOUND HEALING, INC., a Nevada corporation (the “Company”), in each case pursuant to and subject to the conditions of that certain Securities Purchase Agreement, dated as of March 31, 2008, by and between Bison and the Company (together with all modifications, supplements, restatements, extensions, and renewals thereto in effect from time to time, the “Purchase Agreement”). The execution, delivery and performance of this Agreement are required under the Transaction Documents (as defined in the Purchase Agreement).

C. The Subordinated Lender has agreed to subordinate all of Obligor’s and Guarantors’ indebtedness and obligations to the Subordinated Lender, existing now or later under the Loan Agreement and the related guaranties and other related loan documents (collectively, the “Subordinated Debt”) to all of Obligor’s and Guarantors’ indebtedness and obligations to Bison arising under the Senior Debt (as defined below).

THE PARTIES AGREE AS FOLLOWS:

1. Definitions. Capitalized terms defined in the Purchase Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Purchase Agreement. Without limitation of the foregoing, as used in this Agreement, the following terms shall have the meanings respectively set forth after each:

(a) “Bankruptcy Law” shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) or any similar federal or state law for the relief of debtors, as amended from time to time.

(b) “Collateral” shall have the meaning set forth in the Security Agreement (as such term is defined in the Purchase Agreement).

(c) “Event of Default” shall have the meaning set forth in the Purchase Agreement.

(d) “Insolvency Proceeding” means any case or proceeding, voluntary or involuntary, under the Bankruptcy Law, or any similar existing or future law of any jurisdiction, state or federal, relating to bankruptcy, insolvency, reorganization or relief of debtors.

(e) “Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest is based on the common law, statute, or contract, whether such interest is recorded or perfected, and whether such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

(f) “Senior Debt” means any and all Obligations (as such term is defined in the Purchase Agreement) at any time owing from Obligor or any Guarantor to Bison, including without limitation any interest which accrues thereon after the commencement of any Insolvency Proceeding with respect to the Company, Obligor or any Guarantor at the rate provided for in the Purchase Agreement or relevant Transaction Document, whether or not such post-participation interest is an allowed claim in any such Insolvency Proceeding, and any amendments, extensions, additions, replacements and refinancings thereof.

2. Subordination.

(a) Lien Subordination. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing, recordation or possession of any document or instrument, or other method of perfecting the same, and notwithstanding any conflicting terms or conditions which may be contained in any document evidencing the Subordinated Debt, it is hereby agreed that:

(i) the Subordinated Lender’s Liens upon the Collateral, whether now existing or hereafter granted or arising, shall be subordinate to the Liens of Bison upon the Collateral;

(ii) in the event that Bison forecloses or realizes upon or enforces any of its rights with respect to the Collateral, or Obligor or Guarantors sell any of the Collateral in a transaction consented to by Bison, the Subordinated Lender shall, upon demand and concurrently with the consummation of such transactions, execute such terminations, partial releases and other documents as Bison may reasonably request to release the Subordinated Lender’s Lien upon the Collateral so foreclosed, realized upon or sold without requirement that any payment be made on account of the Subordinated Debt; and

(iii) the Subordinated Lender shall have no right to possession of any assets included in the Collateral, whether by judicial action or otherwise, unless and until (i) all of the Senior Debt has been paid in full in cash and discharged or (ii) a portion of the Senior Debt has been converted into equity of the Company pursuant to Section 11.2 of the Purchase Agreement and the remainder of the Senior Debt has been paid in full in cash and discharged.

(b) Debt Subordination. Notwithstanding anything to the contrary in any document evidencing the Subordinated Debt or otherwise, the Subordinated Lender hereby absolutely and irrevocably subordinates the payment and performance of the Subordinated Debt to the payment and performance of the Senior Debt in full and in cash; provided, that regularly scheduled payments of interest and principal under the Subordinated Debt documents (as the same exist as of the date of this Agreement) may be paid as the same become due so long as no Event of Default has then occurred and is continuing under the Transaction Documents; provided further, that nothing in this Agreement shall prohibit the Subordinated Lender from converting any convertible Subordinated Debt into equity securities of Obligor (assuming that such Subordinated Debt, as of the date hereof, currently provides for such conversion). Except as aforesaid, unless and until the Senior Debt has been paid in full in cash and discharged, in no event shall any Subordinated Debt be paid or prepaid, in whole or in part, without the written consent of Bison. The subordination provided herein shall be continuing in nature, and shall not be affected by any Insolvency Proceedings with respect to Obligor, any Guarantor or any other party. Should the Subordinated Lender receive any payment in violation of the terms hereof, the Subordinated Lender shall receive and hold the same in trust for Bison, and shall immediately remit the same in kind to Bison to be applied in reduction of the Senior Debt, and the Subordinated Lender shall become subrogated to Bison’s claims to the extent of any such payments at such time as the Senior Debt due Bison is fully and finally satisfied, but not sooner.

(c) Subordination as to Action. Notwithstanding anything to the contrary in any document evidencing the Subordinated Debt or otherwise, the Subordinated Lender agrees it will not accelerate or assert or seek to enforce the Subordinated Debt against Obligor or the Guarantors or otherwise realize on any security given by Obligor or the Guarantors to secure the Subordinated Debt (any such acceleration or action is hereinafter referred to as an “Enforcement Action”) upon the occurrence of any default or event of default under any of the Subordinated Transaction Documents (hereinafter referred to as a “Subordinated Debt Default”) or any event which, with the passage of time, or giving of notice, or both, would constitute a Subordinated Debt Default or on any other basis or for any reason; provided, however, that:

(i) the Subordinated Lender may, subject to the provisions of this Subordination Agreement, take an Enforcement Action at any time after (A) Bison has accelerated the maturity of the Senior Debt or (B) a bankruptcy, insolvency or other similar event relating to the Company has occurred (and has not been stayed); and

(ii) in the event that a Subordinated Debt Default relating to the failure by the Company to make a regularly scheduled payment when due on the Subordinated Debt or any event of default under the Subordinated Transaction Documents entitling the Subordinated Lender to accelerate the Subordinated Debt (each such event is hereinafter referred to as a “Major Subordinated Debt Default”), has occurred, and:

(A) the Subordinated Lender has given Bison written notice of the Major Subordinated Debt Default with a reasonably detailed description thereof;

(B) neither the Company nor Bison has cured such Major Subordinated Debt Default or caused it to be cured (and the Subordinated Lender shall permit Bison to cure any such Major Subordinated Debt Default, but Bison shall have no obligation to do so);

(C) Bison has not accelerated the maturity of the Senior Debt (if Bison shall have done so, clause (i) above, and not this clause (ii), shall be applicable);

(D) the Subordinated Lender has not waived in writing such Major Subordinated Debt Default; and

(E) either (1) there has elapsed 20 days since the date of receipt by Bison of the notice from the Subordinated Lender of such Major Subordinated Debt Default given pursuant to clause (A) above and Bison has not declared an Event of Default, or (2) within 20 days since the date of receipt by Bison of the notice from the Subordinated Lender of such Major Subordinated Debt Default given pursuant to clause (A) above, Bison has declared an Event of Default, and a total of 90 days have elapsed since the date of receipt by Bison of such notice (the period in clauses (1) or (2), as applicable, the “Standstill Period”), and such Major Subordinated Debt Default shall be continuing; provided, however, that there shall be no more than one Standstill Period in any consecutive 360 day period and no more than three Standstill Periods during the term of this Agreement;

then, following such Major Subordinated Debt Default, the Subordinated Lender may, subject to the provisions of this Agreement (including, without limitation, the below provisions of this sentence), an Enforcement Action based on such Major Subordinated Debt Default referred to in the notice to Bison given under clause (A) above, and, simultaneously therewith, give Bison written notice of the taking of such Enforcement Action, if, but only if: (x) neither the Company nor Bison shall have cured such Major Subordinated Debt Default or caused it to be cured; and (y) such Major Subordinated Debt Default shall continue to exist until immediately prior to the taking of the Enforcement Action; and (z) the Subordinated Lender shall have given Bison not less than ten (10) Business Days’ prior written notice of the Enforcement Action. In the event that Bison shall accelerate the maturity of the Senior Debt at any time prior to the taking of an Enforcement Action by the Subordinated Lender which is permitted to be taken by the Subordinated Lender in accordance with the applicable provisions of this Agreement, clause (i) above shall be applicable (i.e., clause (ii) shall be inapplicable). Notwithstanding anything contained in this Agreement to the contrary, the Subordinated Lender shall not be permitted to take any Enforcement Action or any other action to the extent that the same does or could reasonably be expected to delay or interfere in any material respect with any Enforcement Action or any other action then pending by Bison hereunder, provided that the parties hereto acknowledge and agree that the Subordinated Lender will be permitted to take any such actions as may be necessary to protect its interests in respect of meeting filing dates within statutory time frames, perfecting its rights with respect to the Subordinated Debt, and taking any other like actions which do not or could not reasonably be expected to delay or interfere in any material respect with any Enforcement Action or any other action taken from time to time by Bison hereunder.

3. Representations and Covenants of the Subordinated Lender.

(a) In furtherance of this Agreement, the Subordinated Lender represents and warrants to Bison that (i) the only Subordinated Debt outstanding on the date of this Agreement are the obligations under the Loan Agreement and the related guaranties and other loan documents, (ii) the Subordinated Lender has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement, and (iii) this Agreement constitutes a valid and binding obligation, enforceable against the Subordinated Lender in accordance with its terms. True copies of the Loan Agreement and such related guaranties and other loan documents have been delivered to Bison.

(b) The Subordinated Lender covenants and agrees for the benefit of Bison, that without the prior written consent of Bison: (i) the Subordinated Lender shall not agree to any modification of the terms of the Subordinated Debt that would adversely affect Bison; and (ii) the Subordinated Lender shall not have the benefit of any covenant or agreement prohibiting the granting of any Lien in the property or assets of Obligor or Guarantors to Bison.

4. Disposition of Collateral. Until the Senior Debt has been paid in full in cash and discharged, Bison may dispose of any or all of the Collateral free and clear of any claims of the Subordinated Lender, through judicial or non-judicial proceedings.

5. Rights of the Subordinated Lender in the Event of Bankruptcy. In the event Obligor or any Guarantor becomes a debtor in any Insolvency Proceeding, the Subordinated Lender shall have the following rights:

(a) The Subordinated Lender may file one or more proofs of claim in such Insolvency Proceeding with respect to the Subordinated Debt, provided that the Subordinated Lender shall not be entitled to receive payment of their claims prior to payment in full of the Senior Debt, and, in the event of any distribution to the Subordinated Lender with respect to the Subordinated Debt at a time when any Senior Debt remains unpaid, the Subordinated Lender shall pay over such distribution to Bison to be applied by Bison in reduction of the Senior Debt, and the Subordinated Lender shall become subrogated to Bison’s claims to the extent of any such payments at such time as the Senior Debt due Bison is fully and finally satisfied, but not sooner.

(b) The Subordinated Lender may appear and be heard on any matter relating to its claim in any Insolvency Proceeding, but shall not seek to assert rights contrary to the provisions of this Agreement. The Subordinated Lender irrevocably agrees that Bison may vote the claim of the Subordinated Debt in any such proceeding in connection with any matter requiring the vote of creditors in any manner which it desires, and that if, contrary to the provisions of this Agreement, it shall be determined that the Subordinated Lender may vote its own claim, it shall not vote in favor of any plan that would cause the Subordinated Lender to receive any payment prior to the payment in full and in cash of the Senior Debt.

6. If the Subordinated Lender fails to file a proof of claim within thirty days prior to the expiration of the time period within which creditors must file their proofs of claim or take any other action advisable to preserve its claim against Obligor or any Guarantor (or their representatives) within thirty days prior to the relevant bar date or other time limit, Bison may file such claim or take such action as the Subordinated Lender’s attorney-in-fact. The foregoing power of attorney shall be deemed to be coupled with an interest and shall be irrevocable.

7. Priority Not Dependent. The priorities specified herein are applicable irrespective of the time or order of attachment or perfection of the respective Liens or the time or order of the filing of any financing statements, fixture filings, deeds of trust, or other similar documents, or the time or order of the giving of value to support the security agreements or deeds of trust, or the giving or failure to give notice of the advance of additional sums by Bison to the Company, Obligor or any Guarantor after the date hereof, or the giving or failure to give notice of the acquisition of additional Liens, or any statutes, rules of law, or court decisions to the contrary. In the event of any financing of the Company, Obligor or any Guarantor by Bison during any bankruptcy, arrangement or reorganization proceeding with respect to the Company, Obligor or any Guarantor, the Subordinated Lender agrees that the Subordinated Debt shall be and continue to remain subordinate and subject to the subordination provided herein, and the Subordinated Lender agrees to take all such actions in such proceedings as may be required in order to further effectuate and continue such subordination.

8. Amendment of Subordinated Debt. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that the Subordinated Lender has in any collateral securing the Subordinated Debt or the subordination of the claims, rights and remedies that the Subordinated Lender has against any of the Guarantors.

9. Assignment of the Subordinated Lender’s Rights. The Subordinated Lender represents and warrants to Bison that it has not assigned or transferred the Subordinated Debt to any third party. The Subordinated Lender shall not assign or transfer any interest in the Subordinated Debt unless the assignee or transferee is a Subordinated Lender or has first assumed the obligations of such Subordinated Lender hereunder in a writing in form and substance reasonably acceptable to Bison.

10. Compromise of Claims. The Subordinated Lender agrees that Bison may at any time and from time to time, without the Subordinated Lender’s consent, and without notice, do any one or more of the following in Bison’s sole and absolute discretion, and without affecting the subordination provided hereby: (a) renew, accelerate, extend the time for payment of, or increase the Senior Debt or the obligations of any other party at any time directly or contingently liable for the payment of any of the Senior Debt; (b) grant any other indulgence to Obligor or any Guarantor or any other person in respect of any or all of the Senior Debt or any other matter; (c) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Senior Debt, including the rate of interest thereon; (d) substitute or add, or take any action or omit to take any action which results in the release of any one or more endorsers or guarantors of all or any part of the Senior Debt; (e) apply any sums received from Obligor or any Guarantor or from the disposition of any Collateral in such manner and order as Bison determines in its sole discretion; (f) permit Obligor or any Guarantor or any other Person to use proceeds of the Collateral for any purpose; (g) make loans or advances or other credit accommodations to Obligor or any Guarantor secured in whole or in part by the Collateral or refrain from making any such loans or advances or credit accommodations; (h) accept partial payments of, compromise or settle, refuse to enforce, or release all or any parties to, any or all of the Senior Debt; (i) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Debt or the Collateral in any manner permitted by applicable law; (j) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Senior Debt or any guaranty of any or all of the Senior Debt, or on which Bison at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property, or (k) fail to perfect, subordinate or terminate any Lien in favor of Bison. Bison is not under and shall not hereafter be under any obligation to marshal any assets in favor of the Subordinated Lender, or against or in payment of any or all of the Senior Debt, and may proceed against any of the Collateral in such order and manner as it elects.

11. Termination. This Agreement shall terminate upon the full, final and indefeasible payment of all the Senior Debt. In the event that any payment of all or any portion of the Senior Debt is avoided or required to be returned pursuant to any of Sections 544, 545, 547, 548 or 549 of the Bankruptcy Law or for any other reason, this Agreement shall be revived and reinstated, and all such avoided or returned Senior Debt shall be entitled to the benefits of this Agreement, and the Subordinated Debt shall be subordinated to all such avoided or returned Senior Debt. Any payments made by Obligor or any Guarantor to the Subordinated Lender prior to such revival and reinstatement of this Agreement shall be held in trust for Bison and shall be immediately remitted to Bison.

12. Consent to Senior Debt. Subordinated Lender hereby consents to the Senior Debt, the Transaction Documents and the transactions contemplated therein, and confirms that the Senior Debt and the Transaction Documents constitute indebtedness permitted under the Loan Agreement.

13. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties to be notified at their addresses listed below:

If to Bison:

Bison Capital Equity Partners II-A, L.P.

Bison Capital Equity Partners II-B, L.P.

10877 Wilshire Boulevard, Suite 1520

Los Angeles, California 90024

Telecopier:	(310) 260-6576
Attention:	Mr. Douglas B. Trussler

with a copy to, which shall not constitute notice:

Sheppard Mullin Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, California 90071

Facsimile: (213) 620-1398

Email: dsands@smrh.com

Attention: David Sands

If to the Subordinated Lender:

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If to Obligor:

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14. Costs of Enforcement; Specific Enforcement. If any action or proceeding is instituted by any party to enforce or construe any provision of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from such other party (or parties) all of its costs and reasonable attorneys’ fees and disbursements. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereby waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

15. Entire Agreement. As among Obligor, Subordinated Lender and Bison, this Agreement contains the entire understanding of such parties with respect to its subject matter, and all prior negotiations, discussions, commitments and understandings heretofore had between them with respect thereto are superseded. As between Obligor and Bison, this Agreement and the Transaction Documents contain the entire understanding of such parties with respect to its subject matter, and all prior negotiations, discussions, commitments and understandings heretofore had between them with respect thereto are superseded.

16. No Strict Construction. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

17. Headings. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.

18. Acknowledgments. Each of the parties hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) Bison has no fiduciary relationship with or duty to any of the parties hereto arising out of or in connection with this Agreement or the other Transaction Documents, and the relationship between Bison and Obligor in connection herewith and therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the matters contemplated hereby.

19. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

20. Governing Law. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

21. Arbitration. All disputes arising under this Agreement shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

22. Jurisdiction, Venue, Etc. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND THEIR RESPECTIVE APPELLATE COURTS;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME OR TO SEEK TRANSFER TO ANOTHER JUDICIAL DISTRICT;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO AN OFFICER, DIRECTOR, MANAGING AGENT OR OTHER AUTHORIZED PERSON OF SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT; AGREES THAT NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(d) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(e) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A SINGLE REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) THE SUBORDINATED LENDER SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

23. Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

24. Successors and Assigns. All of the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder. Subject to applicable securities laws, Bison may assign any of its rights hereunder. Neither Obligor nor the Subordinated Lender may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Bison (in its sole discretion), and any such purported assignment without the written consent of Bison shall be void and of no effect. Without limiting the generality of the foregoing, the Subordinated Lender acknowledges that Bison may assign its interests in the Senior Debt, or sell participations therein. The Subordinated Lender agrees that “Bison” shall refer also to any permitted assignees or participants of Bison pursuant to the Purchase Agreement.

25. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of Bison and the Subordinated Lender and their permitted successors and assigns. There are no intended third party beneficiaries of this Agreement. If Obligor is refinancing any of the Subordinated Debt with a new lender, upon Bison’s or the Subordinated Lender’s, as applicable, request of the other party hereto, such other party will enter into a new subordination agreement with a new lender on substantially the terms of this Agreement.

26. Amendment and Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (a) only if it is made or given in writing and signed by all of the parties hereto, and (b) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Agreement or any of the other Transaction Documents, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

“SUBORDINATED LENDER”

Med-Air Consultants, Inc.

By:	/s/ Dr. Alan Richer
Name:	Dr. Alan Richer
Title:	PRESIDENT

“BISON”

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By:	BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By:	BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

ACKNOWLEDGMENT OF OBLIGOR AND GUARANTORS

Each of the undersigned Obligor and Guarantors accepts notice of subordination created by this Agreement and agrees that it will take no action inconsistent with this Agreement.

The Center for Wound Healing, Inc.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

COMPLIANCE CERTIFICATE

For the Quarterly Period Ending March 31, 2008

This Compliance Certificate (“Compliance Certificate”) is delivered as of March 31, 2008 by The Center For Wound Healing, Inc., a Nevada corporation (the “Company”) to Bison Capital Equity Partners II-A, L.P., a Delaware limited partnership, and Bison Capital Equity Partners II-B, L.P., a Delaware limited partnership (“collectively, “Purchaser”), pursuant to the Securities Purchase Agreement dated as of March 31, 2008 between the Company, on the one hand, and Purchaser, on the other (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”). Capitalized terms used in this Compliance Certificate, unless otherwise defined, shall have the meanings given to them in the Agreement. The term “Current Period” shall mean the quarterly period ending on the date first shown above. Any attached sheets reflecting or listing additional items will be incorporated herein by reference thereto.

The undersigned Executive Officer certifies:

1. All reports and information submitted by the Company for the Current Period (other than projections) are complete, accurate, and true in all material respects and are otherwise in accordance with Section 8.3 of the Agreement.

2. The financial statements submitted by the Company for the Current Period have been prepared in accordance with GAAP. Such financial statements present fairly the Credit Party’s financial condition and results of operations as of the date thereof and there are no material changes therein through the date of this Compliance Certificate.

3. The persons identified in the most recent incumbency certificate or Compliance Certificate delivered by the Company to Purchaser listing the Executive Officers of the Company (check one):

(a)	have changed

(b)	✓ have not changed

If (a) above is checked the following is the complete current list of Executive Officers duly appointed to the respective offices or positions set forth opposite their name below:

Name	Signature	Office or Position

4. The Deposit Accounts disclosed in Schedule 5.16 to the Agreement or in the most recently delivered Compliance Certificate containing a new list of Deposit Accounts (check one):

(a)	have changed

(b)	✓ have not changed

If(a) above is checked, the following is the complete current list of Deposit Accounts: (attach separate list if information exceeds space available)

Bank Name	Account Name	Account Number

5. As of the date of this Compliance Certificate, and since the date of the last Compliance Certificate, no Credit Party has directly or indirectly: (a) merged or consolidated with any other Person, (b) recapitalized or reclassified its Capital Stock.; (b) wound up, liquidated or dissolved; (c) conveyed, sold, leased, licensed, assigned, transferred, or otherwise disposed of, directly or indirectly (whether structured as a sale, lease, leaseback or otherwise), in one transaction or a series of transactions, any part of its assets (including but not limited to the Collateral) or businesses, whether by way of merger, consolidation, tender offer, exchange offer, liquidation, dissolution, joint venture, purchase, recapitalization or similar transaction or otherwise, other than Permitted Dispositions or transfers of non-material equipment in the Ordinary Course of Business among Credit Parties that are majority-owned Subsidiaries of the Company, or (d) caused, permitted or suffered, directly or indirectly, any Change of Control.

6. As of the date of this Compliance Certificate, and since the date of the last Compliance Certificate, no Credit Party has created, incurred, assumed, permitted, guaranteed, or otherwise become or remained, directly or indirectly, liable with respect to any Indebtedness, except as permitted by Section 9.1 of the Agreement.

7. As of the date of this Compliance Certificate, and since the date of the last Compliance Certificate, no Credit Party has made any Restricted Payments.

8. As of the date of this Compliance Certificate, and since the date of the last Compliance Certificate, no Credit Party has, directly or indirectly, paid any funds to or for the account of, extended credit to, made any Investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any debt, or otherwise) in, leased, sold, transferred or otherwise disposed of any Property, tangible or intangible, to, or participated in, or effected any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, including any of such Credit Party’s employees, consultants, Executive Officers, directors or holders of Capital Stock), except as permitted by Section 9.12 of the Agreement.

9. As of the date of this Compliance Certificate, each Credit Party has complied with all notice provisions required under the Agreement and there exists no Event of Default or Default thereunder.

10. As of the date of this Compliance Certificate and since the date of the last Compliance Certificate, no event or condition that constitutes or could reasonably constitute a Material Adverse Change has occurred.

11. Since the date of the last Compliance Certificate, no Credit Party has acquired any claims arising in tort, except as provided below:

12. The Consolidated Adjusted EBITDA, as of the end of the Current Period, is not below the level set forth for the Current Period in Section 9.18(a) of the Agreement.

13. The Consolidated Leverage Ratio has not exceeded at any time during the Current Period the ratio for the Current Period set forth in Section 9.18(a) of the Agreement.

14. The minimum liquidity requirements set forth in Section 9.18(c) of the Agreement have been met at all times during the Current Period.

15. During the Current Period, no Credit Party has made or committed to make Capital Expenditures, except for Capital Expenditures of the Credit Parties in the ordinary course of business in an aggregate amount for all Credit Parties less than $500,000 for the four (4) consecutive fiscal quarters of the Company ending on the date hereof.

16. Except as modified herein or in any previously delivered Compliance Certificate, each Credit Party’s representations and warranties contained in any Transaction Document and in any other certificate, instrument or document submitted by the Credit Party to Purchaser in connection therewith are true and accurate in all material respects as of the date of this Compliance Certificate, except to the extent any such representation or warranty expressly relates to an earlier date and except for matters arising after the Closing Date and expressly permitted under the Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first set forth above.

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (this “Agreement” or this “Subordination Agreement”), is made this 31st day of March, 2008, by and among:

THE CENTER FOR WOUND HEALING, INC., a Nevada corporation, having an office at 155 White Plains Road, Suite 200, Tarrytown, New York 10591 (the “Parent”) and the entities set forth on Exhibit A hereto (referred to individually and collectively as the “Borrower”). The Parent and the Borrower are referred to individually and collectively as the “Company”;

SIGNATURE BANK, having an office at 1225 Franklin Avenue, Garden City, NY 11530 (hereinafter referred to as “Signature”); and

BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership, having an office at 10877 Wilshire Blvd., Suite 1520, Los Angeles, California 90024 (hereinafter, collectively referred to as the “Subordinated Lender”).

PRELIMINARY STATEMENTS:

(A) The Borrower and Signature Bank are on this same date amending a certain credit agreement (hereinafter, as it may from time to time be amended or supplemented, referred to as the “Credit Agreement”) pursuant to which Signature Bank has agreed to make loans and extend credit to the Borrower (the “Senior Loans”), upon and subject to the terms and conditions of the Credit Agreement;

(B) Pursuant to the Credit Agreement, certain of the Senior Loans are evidenced by certain promissory notes of the Borrower payable to Signature Bank (such notes, as the same may hereafter be amended, modified, supplemented or substituted, together with any other notes or replacement notes of the Borrower payable to Signature Bank evidencing the Borrower’s obligations to pay certain of the Senior Loans, are hereinafter referred to as collectively the “Senior Note”);

(C) The Borrower and Signature Bank are on this same date amending and/or entering into certain other “Loan Documents” (as such term is defined in the Credit Agreement; such “Loan Documents”, collectively with the Credit Agreement, are hereafter, as any of the same may from time to time be amended or supplemented, collectively referred to as the “Loan Documents”);

(D) All of the indebtedness, liabilities and obligations of the Company to Signature, whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities and obligations of the Company under the Credit Agreement, the Senior Note, the Loan Documents and all other agreements, documents and instruments executed and delivered in connection therewith, whether for principal, interest, fees, costs or expenses and whether or not currently contemplated (regardless of the extent to which such documents are enforceable against the Company and regardless of the extent to which such amounts are allowed as claims against the Company in any bankruptcy or other proceeding relative to the Company, and, notwithstanding any statute, including, without limitation, the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, including any interest accruing thereon after the date of filing any petition by or against the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in subparagraph 4(b) hereof and any other interest that would have accrued thereon but for the commencement of such proceeding), together with all indebtedness, liabilities and obligations hereafter incurred by the Company the proceeds of which are used, directly or indirectly, to repay in part or in full any indebtedness that is, at the time of such repayment, Senior Debt hereunder, are hereinafter referred to collectively as the “Senior Debt”; provided, however, that in no event shall the aggregate principal amount of the Senior Debt exceed the Cap Amount.

(E) All of the Senior Debt (i) is secured by a lien on and security interest in all personal property and assets of the Company, whether now owned or hereafter acquired, and (ii) is, and may in the future be, secured by a lien on and security interest in all personal property and assets of the Affiliates, whether now owned or hereafter acquired (all of the foregoing collateral is hereinafter referred to collectively as the “Signature Collateral”; the liens and security interests granted on and in such collateral are hereinafter referred to collectively as the “Senior Security Interests”);

(F) The Parent and the Subordinated Lender are on this same date entering into that certain Securities Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Parent has agreed to sell to Subordinated Lender, and Subordinated Lender has agreed to purchase, the Note and Warrant (as defined in the Purchase Agreement) upon the terms and subject to the conditions set forth in the Purchase Agreement;

(G) In order to evidence the transaction described in Recital F, the Company executed the Purchase Agreement, the Note, the Warrant and the other transaction documents described in the Purchase Agreement (together with all other agreements, documents and instruments executed and delivered in connection therewith, as each may (subject to subparagraph 5(a) hereof) hereafter be amended, modified, supplemented or substituted, hereinafter referred to collectively as the “Subordinated Transaction Documents”);

(H) All of the indebtedness, liabilities and obligations of the Company to the Subordinated Lender, whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities and obligations of the Company to the Subordinated Lender under the Subordinated Transaction Documents whether for principal, interest, fees, costs or expenses, and whether or not currently contemplated (regardless of the extent to which such documents are enforceable against the Company and regardless of the extent to which such amounts are allowed, as claims against the Company in any bankruptcy or other proceeding relative to the Company, and, notwithstanding any statute, including, without limitation, the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, including any interest accruing thereon after the date of filing any petition by or against the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in subparagraph 4(b) hereof and any other interest that would have accrued thereon but for the commencement of such proceeding) together with all indebtedness, liabilities and obligations hereafter incurred by the Company, the proceeds of which are used, directly or indirectly, to repay in part or in full any indebtedness that is, at the time of such repayment, subordinated to Senior Debt hereunder, are hereinafter referred to collectively as the “Subordinated Debt”;

(I) All of the Subordinated Debt is secured by a lien on and security interest in all personal property and assets of the Company (all of the foregoing collateral is hereinafter referred to collectively as the “Subordinated Lender Collateral”; the liens and security interests granted on and in such collateral are hereinafter referred to collectively as the “Subordinated Security Interests”);

(J) Signature and the Subordinated Lender desire to confirm, as between themselves, among other things, their rights and priorities with respect to all assets and properties of the Company that are now or may hereafter be or become part of the Signature Collateral and the Subordinated Lender Collateral (such assets and properties, and any additional properties of the Company, now or hereafter in the possession of Signature or the Subordinated Lender, are hereinafter referred to, collectively, as the “Common Collateral”); and

(K) All capitalized terms used in this Agreement that are not defined herein but that are defined in the Credit Agreement shall have the respective meanings ascribed thereto therein;

ACCORDINGLY, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

Borrower: as defined in the heading of this Agreement.

Cap Amount: means $6,500,000; provided, that the Cap Amount shall be reduced by the amount that the principal amount available under the Credit Agreement is reduced from time to time.

Common Collateral: as defined in Recital J of this Agreement.

Company: as defined in the heading of this Agreement.

Credit Agreement: as defined in Recital A of this Agreement.

Enforcement Action: as defined in subparagraph 5(b) of this Agreement.

Event of Default: as defined in subparagraph 4(c) of this Agreement.

Loan Documents: as defined in Recital C of this Agreement.

Major Subordinated Debt Default: as defined in subparagraph 5(b)(ii) of this Agreement.

Scheduled Payment: as defined in subparagraph 4(c) of this Agreement.

Senior Debt: as defined in Recital D of this Agreement.

Senior Loan Documents; collectively, the Credit Agreement the Senior Note, the Loan Documents and each of the other agreements, documents and instruments executed and delivered in connection therewith (as each may hereafter be amended, modified or supplemented).

Senior Loans: as defined in Recital A of this Agreement.

Senior Note: as defined in Recital B of this Agreement.

Senior Security Interests: as defined in Recital E of this Agreement.

Signature: as defined in the heading of this Agreement.

Signature Collateral: as defined in Recital E of this Agreement.

Standstill Period: as defined in subparagraph 5(b)(ii)(E) of this Agreement.

Subordinated Debt: as defined in Recital H of this Agreement

Subordinated Debt Default: as defined in subparagraph 5(b) of this Agreement.

Subordinated Debt Payment Date: as defined in subparagraph 4(c) of this

Subordinated Lender: as defined in the heading of this Agreement.

Subordinated Lender Collateral: as defined in Recital I of this Agreement.

Subordinated Note: means the Note, as defined in the Purchase Agreement.

Subordinated Security Interests; as defined in Recital I of this Agreement.

Subordinated Transaction Documents: as defined in Recital G of this Agreement.

2. Consent; No Default.

Signature hereby consents to the execution, delivery and, subject to the provisions of this Agreement, performance by the Company of the Subordinated Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, all notwithstanding any term, covenant or condition of the Senior Loan Documents to the contrary. The Subordinated Lender hereby consents to the execution, delivery and performance by the Company of the Senior Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, all notwithstanding any term, covenant or condition of the Subordinated Transaction Documents to the contrary. The Subordinated Lender represents and warrants to Signature that, to Subordinated Lender’s knowledge, as of the date hereof, there does not exist any default or event of default under any of the Subordinated Transaction Documents or the Subordinated Debt, Signature represents and warrants to the Subordinated Lender that, to Signature’s knowledge, as of the date hereof, there does not exist any “Default” or “Event of Default” (as such terms are defined in the Credit Agreement) under any of the other Senior Loan Documents or the Senior Debt.

3. Priorities Relating to the Common Collateral.

(a) Notwithstanding anything to the contrary contained in the Senior Loan Documents, the Subordinated Transaction Documents or in any other instrument or document executed and delivered in connection with any of them or otherwise, and notwithstanding any prior recordation of any mortgage or other instrument creating, evidencing or relating to the liens, or the order or time of attachment of any lien, or any prior perfection of a security interest or lien under the provisions of the Uniform Commercial Code, or any other law of any jurisdiction that is applicable, or the existence of any present or future filing of financing statements under the Uniform Commercial Code or other law of any jurisdiction that is applicable or in which such filing has been made, or any other recordation or filing of any document, as between Signature and the Subordinated Lender (including, without limitation, any of their respective successors or assigns), the Senior Security Interests are and shall rank first and prior to the Subordinated Security Interests and the Subordinated Security Interests are and shall be junior and subordinate to the Senior Security Interests.

(b) Subject to the other provisions of this subparagraph 3(b), if either Signature or the Subordinated Lender shall, at any time, have possession or control of any of the Common Collateral, it shall hold or control such Common Collateral for the benefit of it and the other, as their respective interests may herein appear. So long as any of the Senior Debt shall remain unpaid to Signature, Signature may at all times, in its commercially reasonable discretion, exercise any and all powers and rights, including, without limitation, the right to foreclose or otherwise realize upon the Common Collateral, that Signature now has or hereafter may acquire with respect to any of the Common Collateral, whether or not in its possession, all without the necessity of obtaining any consent or approval of the Subordinated Lender and without any accountability to the Subordinated Lender, nor shall it have any liability to the Subordinated Lender for any action taken or failure to act with respect to any of such Common Collateral in its possession beyond the exercise of reasonable care to assure the safe custody thereof. Upon the irrevocable payment in full of the Senior Debt, Signature shall assign and deliver to the Subordinated Lender all of the Common Collateral then in Signature’s possession, but without recourse and without any representation or warranty whatsoever, and the Company hereby consents to such assignment and delivery. Notwithstanding anything contained herein to the contrary, if any payment made by the Company (or any of the Persons comprising part of the same) on account of any Senior Debt is rescinded, recovered from or repaid by Signature, in whole or in part, in or in connection with any bankruptcy, insolvency or other proceeding instituted by or against the Company (or any Person comprising part of the same), the provisions of the immediately preceding sentence, as well as the provisions of Section 8(b) hereof, shall not apply to such payments, and the provisions of this Agreement other than those contained in such immediately preceding sentence or such Section 8(b) shall govern/control to the same extent as though the payments that were recovered or repaid had never originally been made on account of any such Senior Debt (but only to the extent so recovered or paid); and the Subordinated Lender and the Company shall take any such actions as are reasonably required by Signature in order to effectuate the intention of the provisions of this sentence.

(c) With respect to the collection of the proceeds of any policy of insurance covering Common Collateral, the proceeds of which are assigned to Signature or the Subordinated Lender pursuant to any security agreement executed and delivered by the Company with Signature or the Subordinated Lender, Signature and the Subordinated Lender shall join in any instructions to the insurance companies involved so that the proceeds will be delivered to the parties entitled thereto pursuant to the terms of this Agreement.

(d) The Subordinated Lender hereby irrevocably authorizes Signature or any of its agents, nominees or designees, at any time after the occurrence of an Event of Default (as hereinafter defined) and so long as the Senior Debt has not been fully, irrevocably paid and satisfied:

(i) to collect and receive the proceeds of the Subordinated Debt and to enforce, foreclose and

(ii) to realize upon, release and satisfy the Subordinated Security Interests, and to do any and all things relating thereto with the same power and authority that the Subordinated Lender might or could have done if this Agreement had not been executed, including the filing and proving of claims in the name of Signature or in the name of the Subordinated Lender, in connection with any receivership, bankruptcy or proceedings, under the Bankruptcy Code or otherwise. In connection therewith, so long as the Senior Debt has not been fully, irrevocably paid and satisfied, the Subordinated Lender hereby irrevocably appoints Signature, its successors and assigns, its lawful attorney-in-fact with full power and authority for it and in its name to take any of the foregoing actions, and to make, execute and acknowledge, publish, file, record and swear to the execution, acknowledgment, filing and/or recordation, as applicable, of any and all documents, including, without limitation, Uniform Commercial Code termination statements relating to the Subordinated Security Interests, all as Signature, in its reasonable discretion, shall deem necessary, appropriate and/or advisable with respect to the enforcement and administration of the Senior Debt and the furtherance of the collection thereof. To the extent consistent with this Agreement, the Subordinated Lender hereby ratifies and confirms any and all acts or omissions that Signature may take or fail to take with respect to the administration and/or enforcement of the Subordinated Security Interests, and hereby remises, releases and forever discharges Signature from any and all claims in connection therewith, except those claims that arise as a result of the gross negligence or willful misconduct of Signature. The foregoing power of attorney is coupled with an interest and is irrevocable. The foregoing rights of Signature shall include the right to release or terminate any or all of the Subordinated Security Interests, given in connection with a sale or other disposition of all or any portion of the Common Collateral to which Signature has consented (including, without limitation, executing and filing release termination instruments in the name of Subordinated Lender releasing and/or terminating that portion of the Subordinated Security Interests relating to any such sale or other disposition). Without in any way limiting or modifying any of the foregoing rights of Signature, the Subordinated Lender shall at the request of Signature, in connection with such sale or other disposition of all or any portion of the Common Collateral to which Signature has consented upon ten (10) days prior notice, execute and deliver to Signature (or authorize Signature to execute on its behalf) release or termination instruments, satisfactory in form and substance to Signature, releasing and terminating that portion of the Subordinated Security Interests relating to such sale or other disposition, which Signature shall file, record or otherwise cause to become effective, in the exercise of any of its rights under this subparagraph 3(d). The net amount received by Signature as a result of its exercise of any of its rights under this subparagraph 3(d) as proceeds of the payment or collection of the Subordinated Debt shall be applied to the Senior Debt then, or thereafter to become, due and the excess, if any shall be remitted to the Subordinated Lender.

(e) Subordinated Lender agrees that, it will not contest the validity, perfection, priority or enforceability of the Senior Security Interests and Signature agrees that it will not contest the validity, perfection, priority (after giving effect to the provisions of this Agreement) or enforceability of the Subordinated Security Interests.

4. Subordination of Subordinated Debt

(a) The payment of any and all of the Subordinated Debt is hereby expressly subordinated to the prior payment of the Senior Debt to the extent and in the manner set forth herein.

(b) Notwithstanding anything contained in subparagraph (c) below, in the event of (i) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, or other similar proceeding relative to the Company or any of its creditors, as such, or its properties, or (ii) any proceeding for the voluntary liquidation, dissolution or other winding up of the Company, and whether or not involving insolvency or bankruptcy proceedings, then and in any such event:

(A) all Senior Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect of the Subordinated Debt;

(B) any payment or distribution of any character, whether in cash, securities, obligations or other property, which would otherwise (but for the terms hereof) be payable or deliverable in respect of the Subordinated Debt (including any payment or distribution in respect of the Subordinated Debt by reason of any other indebtedness of the Company being subordinated to the Subordinated Debt), shall be paid or delivered directly to Signature, or its representative, until all Senior Debt shall have been paid in full, and the Subordinated Lender, or any other holder of the Subordinated Debt, irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries;

(C) the Subordinated Lender may file one or more proofs of claim in such proceeding with, respect to the Subordinated Debt; provided, that the

Subordinated Lender shall not be entitled to receive payment of its claims prior to payment in full of the Senior Debt, and, in the event of any distribution to the Subordinated Lender with respect to the Subordinated Debt at a time when any Senior Debt remains unpaid, the Subordinated Lender shall pay over such distribution to Signature to be applied by Signature in reduction of the Senior Debt;

(D) the Subordinated Lender may appear and be heard on any matter relating to its claim in any such proceeding, but shall not seek to assert rights contrary to the provisions of this Agreement, The Subordinated Lender irrevocably agrees that Signature may vote the claim of the Subordinated Debt in any such proceeding in connection with any matter requiring the vote of creditors in any manner which it desires, and that if, contrary to the provisions of this Agreement, it shall be determined that the Subordinated Lender may vote its own claim, it shall not vote in favor of any plan that would cause the Subordinated Lender to receive any payment prior to the payment in full and in cash of the Senior Debt; and

(E) If the Subordinated Lender fails to file a proof of claim within thirty days prior to the expiration of the time period within which creditors must file their proofs of claim or take any other action advisable to preserve its claim against the Company within thirty days prior to the relevant bar date or other time limit, Signature may file such claim or take such action as the Subordinated Lender’s attorney-in-fact.

(c) Until the Senior Debt shall have been irrevocably paid in full, the Company shall not make and the Subordinated Lender shall not receive, accept or retain any direct or indirect payment or reduction (whether by way of loan, set-off or otherwise) in respect of: all or any portion of the principal of, or any other amount payable under or in respect of, the Subordinated Debt whether such principal or other amount of the Subordinated Debt shall have become payable on the maturity of the installment or installments thereof provided for in the Subordinated Note, by acceleration, by the exercise of any rights of the Subordinated Lender or otherwise; provided, however, that (i) the Company may make and the Subordinated Lender may receive, accept and retain regularly scheduled payments of (1) principal, provided that the first such scheduled payment of principal may not occur or be made at any time prior to March 31, 2010 and may not be in an amount in excess of $2,500,000 (notwithstanding anything contained in this Agreement or in any other Agreement to the contrary), and (2) interest (each such scheduled principal or interest payment date, a “Subordinated Debt Payment Date” and such scheduled payments, collectively, the “Scheduled Payments”), if on or prior to any such Subordinated Debt Payment Date, and if after giving effect to the payment of such amount, an Event of Default, as defined or specified in the Credit Agreement (hereinafter referred to as an “Event of Default”), shall not have occurred and be continuing or will not occur and be continuing; and (ii) notwithstanding anything to the contrary herein, all interest or other payments on Subordinated Debt that are payable in kind or any default amounts under the Subordinated Debt that the Subordinated Lender elects to be payable in kind may be received, accepted and retained by the Subordinated Lender without restriction.

(d) In the event that a payment of principal, interest or any other amount on, under or in respect of any Subordinated Debt is not prohibited under this Agreement at the time it is due, such payment may be made by the Company, and accepted, received and retained by the Subordinated Lender, but only upon, subject and pursuant to the terms and provisions, including, without limitation, the dates, amounts and rate of principal and interest payments, as are set forth in the Subordinated Transaction Documents as in effect on the date of this Agreement (or as the same may be amended pursuant to the terms hereunder).

(e) If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by the Subordinated Lender in contravention of the terms of this Agreement or as a result of an Enforcement Action, and before all Senior Debt shall have been paid in full, such payment, distribution or security shall not be commingled with any asset of the Subordinated Lender, shall be held in trust for the benefit of, and shall, within five Business Days of the Subordinated Lender’s receipt thereof, be paid over or delivered or transferred to, Signature, or its representative, for application to the payment of all Senior Debt remaining unpaid, until all of the Senior Debt shall have been paid in full.

(f) The Subordinated Lender shall, simultaneously with the execution and delivery of this Agreement, cause a conspicuous legend to be placed on the Subordinated Note to the following effect:

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MARCH 31, 2008, BY AND AMONG THE CENTER FOR WOUND HEALING, INC., A NEVADA CORPORATION, SIGNATURE BANK, BISON CAPITAL EQUITY PARTNERS II-A, L.P., A DELAWARE LIMITED PARTNERSHIP, AND BISON CAPITAL EQUITY PARTNERS II-B, L.P., A DELAWARE LIMITED PARTNERSHIP, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT.

(g) This Agreement, without further reference shall pass to and may be relied on and enforced by any transferee or subsequent holder of the Senior Debt. In the event of any proposed sale, assignment, disposition or other transfer of all or any portion of the Subordinated Debt, the Subordinated Lender shall, prior to the consummation of any such action, cause the transferee thereof to execute and deliver to Signature an agreement (substantially identical with this Agreement) providing for the continued subordination of such Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Signature arising under this Agreement.

5. Restrictions on the Subordinated Lender.

Prior to the payment in full of the Senior Debt and notwithstanding anything contained in the Subordinated Transaction Documents to the contrary, the Subordinated Lender shall not, without the prior written consent of Signature, do any of the following:

(a) Except as otherwise permitted herein, amend, modify or supplement, or agree to any amendment, modification or supplement of, or otherwise change the terms of the Subordinated Note or any other Subordinated Transaction Documents in any manner, nor shall the Company make any payment consistent with an amendment thereof or change thereto, if the effect of any such amendment or change is to increase the interest rate on or any other amounts comprising all or a portion of, the Subordinated Debt (provided that Subordinated Lender may charge any default rates, incur and charge any costs and expenses, and capitalize any interest and expenses to the extent provided for under the Subordinated Transaction Documents, and such actions shall not constitute a breach of this clause (a)), change (to earlier dates) any dates upon which payments of principal, interest or any other amounts payable thereunder are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change any redemption, prepayment or defeasance provisions thereof (other than to eliminate such provisions) or change the subordination of any guaranty thereof, or if the effect of such amendment or change, together with all other amendments of changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the Subordinated Lender (or a trustee or other representative on its behalf) which would be adverse to the rights of Signature hereunder, and any such amendment or modification will be unenforceable; provided, however, that any changes to the Warrant (as described in the Subordinated Transaction Documents) that do not require cash payment by the Company shall be permitted by Signature, Notwithstanding the foregoing sentence, in the event that the Senior Loan Documents are amended or otherwise modified to provide for additional covenants or events of default or to make more restrictive any existing covenants or events of default applicable to the Company, then the Company shall, if requested by the Subordinated Lender, execute a modification or amendment of the Subordinated Transaction Documents to provide for such additional covenants or events of default or such more restrictive covenants or events of default, as the case may be, so long as, in each such case, any applicable cushion is maintained (determined on a percentage basis based on the relevant levels under the Senior Loan Documents and the Subordinated Transaction Documents on the date hereof); or

(b) Accelerate the maturity of all or any portion of the Subordinated Debt, or take any action towards collection of any of the Subordinated Debt or enforcement of any rights, powers or remedies under the Subordinated Transaction Documents or other agreements entered into pursuant thereto, or applicable law, or against any of the Common Collateral (any such acceleration or action is hereinafter referred to as an “Enforcement Action”), upon the occurrence of any default or event of default under any of the Subordinated Transaction Documents (hereinafter referred to as a “Subordinated Debt Default”) or any event which, with the passage of time, or giving of notice, or both, would constitute a Subordinated Debt Default or on any other basis or for any reason; provided, however, that:

(i) the Subordinated Lender may, subject to the provisions of this Subordination Agreement, take an Enforcement Action at any time after (A) Signature has accelerated the maturity of the Senior Debt or (B) a bankruptcy, insolvency or other similar event relating to the Company has occurred (and has not been stayed); and

(ii) in the event that a Subordinated Debt Default relating to the failure by the Company to make a regularly scheduled payment when due on the Subordinated Debt or any event of default under the Subordinated Transaction Documents entitling the Subordinated Lender to accelerate the Subordinated Debt (each such event is hereinafter referred to as a “Major Subordinated Debt Default”), has occurred, and:

(A) the Subordinated Lender shall have given Signature written notice of the Major Subordinated Debt Default with a reasonably detailed description thereof;

(B) neither the Company nor Signature shall have cured such Major Subordinated Debt Default or caused it to be cured (and the Subordinated Lender shall permit Signature to cure any such Major Subordinated Debt Default, but Signature shall have no obligation to do so);

(C) Signature shall not have accelerated the maturity of the Senior Debt (if Signature shall have done so, clause (i) above, and not this clause (ii), shall be applicable);

(D) the Subordinated Lender shall not have, waived in writing such Major Subordinated Debt Default; and

(E) there shall have elapsed Ninety (90) days since the date of receipt by Signature of the notice from the Subordinated Lender of such Major Subordinated Debt Default given pursuant to clause (A) above (the “Standstill Period”), and such Major Subordinated Debt Default shall be continuing; provided, however, that there shall be no more than one Standstill Period in any consecutive 360 day period and no more than three Standstill Periods during the term of this Agreement;

then, following such Major Subordinated Debt Default, the Subordinated Lender may, subject to the provisions of this Agreement (including, without limitation, the below provisions of this sentence), an Enforcement Action based on such Major Subordinated Debt Default referred to in the notice to Signature given under clause (A) above, and, simultaneously therewith, give Signature written notice of the taking of such Enforcement Action, if, but only if: (x) neither the Company nor Signature shall have cured such Major Subordinated Debt Default or caused it to be cured; and (y) such Major Subordinated Debt Default shall continue to exist until immediately prior to the taking of the Enforcement Action; and (z) the Subordinated Lender shall have given Signature not less than five (5) Business Days’ prior written notice of the Enforcement Action. In the event that Signature shall accelerate the maturity of the Senior Debt at any time prior to the taking of an Enforcement Action by the Subordinated Lender which is permitted to be taken by the Subordinated Lender in accordance with the applicable provisions of this Agreement, clause (i) above shall be applicable (i.e., clause (ii) shall be inapplicable). Notwithstanding anything contained in this Agreement to the contrary, the Subordinated Lender shall not be permitted to take any Enforcement Action or any other action to the extent that the same does or will delay or interfere in any material respect with any Enforcement Action or any other action taken from time to time by Signature hereunder, provided that the parties hereto acknowledge and agree that the Subordinated Lender will be permitted to take any such actions as may be necessary to protect its interests in respect of meeting filing dates within statutory time frames, perfecting its rights with respect to the Subordinated Debt, and taking any other like actions which do not or will not delay or interfere in any material respect with any Enforcement Action or any other action taken from time to time by Signature hereunder.

6. Right of the Subordinated Lender. In the event that Signature accelerates any amounts owed by the Borrower under the Credit Agreement (an “Acceleration”), the Subordinated Lender shall have a right of first offer to purchase (the “Purchase Option”) all, but not less than all, of the amounts owed (as such amounts may be reduced by payment by the Borrower or collection by Signature or otherwise) by the Borrower to Signature at the Purchase Price (as defined below). The Subordinated Lender may exercise the Purchase Option by (i) delivering to Signature, at any time during the pendency of such Acceleration, a written notice of the Subordinated Lender’s election to do so and (ii) making payment of the applicable Purchase Price to Signature within thirty (30) days after the delivery of such notice; provided, however, that the Subordinated Lender’s right to deliver such a written notice of its election to exercise the Purchase Option or to effect any such purchase shall automatically terminate upon the collection by Signature of all amounts owed to it by the Borrower in full, and notwithstanding anything contained herein to the contrary, in no event will the provisions of this section alter, amend or affect in any way any of Signature’s rights under any of the other sections of this Agreement or under any of the provisions of any of the Loan Documents. “Purchase Price” means a price equal to the sum (without duplication) of all principal, interest and other amounts due under the Loan Documents; provided, however; that the Purchase Price shall not include any prepayment premium or similar fees, but it shall include all reimbursement, indemnity or similar obligations under the Loan Documents. Notwithstanding anything contained herein to the contrary (including, without limitation the consummation of any purchase by the Subordinated Lender pursuant to the provisions of this section), all rights of Signature under the Loan Documents which, pursuant to the provisions thereof, survive the termination of any such agreements or the payment of any of the obligations thereunder will survive any payment(s) by the Subordinated Lender to Signature of the Purchase Price and the consummation of the transactions contemplated thereby or relating thereto.

7. Continued Effectiveness of this Agreement.

The terms of this Agreement, the subordination effected hereby, and the rights of Signature, and the obligations of the Subordinated Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Credit Agreement, the Senior Note, any of the other Senior Loan Documents (provided that the aggregate principal amount of the Senior Debt shall not exceed the Cap Amount), the Subordinated Note, any of the other Subordinated Transaction Documents or any instrument or document executed or delivered pursuant to any of such documents other than this Agreement; (b) the validity or enforceability of any of such documents; (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or any of such instruments or documents referred to in clause (a) above or in respect of any of the properties or assets now or hereafter constituting the Common Collateral, whether or not the Subordinated Lender shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto. All references to “Signature” hereunder shall be deemed to refer to Signature Bank (or any agent on its behalf appointed by it) or any of its successors or assigns, or any other person or entity which hereafter may hold all or any portion of the Senior Debt including, without limitation, any person or entity that makes any loan, advance or other extension of credit to the Company the proceeds of which are used, directly or indirectly, to pay all or any portion of indebtedness that, at the time of such payment, constitutes Senior Debt hereunder, and any such successor, assign or other person or entity shall be entitled to have the benefit of and enforce this Agreement, as fully as if it were the signatory hereto in the place of “Signature”, without the necessity of the execution or delivery of any other instrument or document. All references to “Subordinated Lender” hereunder shall be deemed to refer to Bison Capital Equity Partners II-A, L.P., and Bison Capital Equity Partners II-B, L.P. (or any agent on its behalf appointed by it) or any of its successors or assigns, or any other person or entity which hereafter may hold all or any portion of the Subordinated Debt, including, without limitation, any person or entity that makes any loan, advance or other extension of credit to the Company the proceeds of which are used, directly or indirectly, to pay all or any portion of indebtedness that, at the time of such payment, constitutes Subordinated Debt hereunder, and any such successor, assign or other person or entity shall be entitled to have the benefit of and enforce this Agreement as fully as if it were the signatory hereto in the place of Bison Capital Equity Partners II-A, L.P., and Bison Capital Equity Partners II-B, L.P., without the necessity of the execution or delivery of any other instrument or document.

8. Miscellaneous.

(a) The provisions of this Agreement are solely for the purpose of defining the relative rights of Signature on the one hand and the Subordinated Lender on the other hand, and nothing herein shall impair as between the Subordinated Lender and the Company, its obligation, which is unconditional and absolute, to pay the Subordinated Lender the principal, interest and other charges due under the Subordinated Debt as and when the same shall become due in accordance with its terms; nor shall anything herein prevent the Subordinated. Lender from exercising all rights and remedies otherwise permitted by applicable law upon default, subject, however, to the rights of Signature under the provisions of this Agreement.

(b) If the Senior Debt shall have been irrevocably paid in full, and in case cash, securities or other property otherwise payable or deliverable to the Subordinated Lender shall have been applied pursuant to this Agreement to the payment of the Senior Debt, the Subordinated Lender shall be subrogated to any right of Signature to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full.

(c) Signature and the Subordinated Lender shall each use their commercially reasonable best efforts to give written notice to the other of a failure to pay the principal of or interest on the Senior Debt or the Subordinated Debt, respectively; provided, however, that the failure to give such notice for any reason whatsoever, shall not be deemed to be a breach of this Agreement and shall not affect the respective rights of Signature or the Subordinated Lender hereunder in any way whatsoever.

(d) In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Transaction Documents, the provisions of this Agreement shall control and govern.

(e) All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery:

If to the Company, to:
The Center For Wound Healing, Inc.
155 White Plains Road Suite 200
Tarrytown, New York 10591
Facsimile: (914) 372-3151
Email: Andrew.Barnett@CenterWH.com
Attention: Mr. Andrew Barnett, CEO with a copy to, which shall not constitute notice:
Gersten Savage
600 Lexington Avenue
New York, New York 1002
Facsimile: (212) 980-5192
Email: AMarcus@gskny.com
Attention: Arthur S. Marcus, Partner and:
King & Spalding
1185 Avenue of the Americas
New York, New York 10036-4003
Facsimile: (212) 556-2222
Email: BSeidel@KSLAW.com
Attention: Barry Seidel, Esq.
If to the Subordinated Lender, to:
Bison Capital Equity Partners II-A, L.P.
Bison Capital Equity Partners II-B, L.P.
10877 Wilshire Blvd., Suite 1520
Los Angeles, California 90024
Facsimile: (310) 260-6576
Email: dtrussler@bisoncapital.com
Attention: Mr. Douglas B. Trussler with a copy to, which shall not constitute notice:
Sheppard Mullin Richter & Hampton, LLP
333 South Hope Street, 48th Floor
Los Angeles, California 90071
Facsimile: (213) 620-1398

Email: dsands@smrh.com
Attention: David Sands

If to the Signature, to:

Signature Bank
1225 Franklin Avenue
Garden City, NY 11530
Attention: Morey Danon
Facsimile: (516) 408-5018 with a copy to, which shall not constitute notice:

Duane Morris LLP
1540 Broadway
New York, NY 10036-4086
Facsimile: (212) 202-6315
Attention: Laurence S. Hughes, Esq.
E:mail: lshughes@duanemorris.com

All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) business days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission.

(f) This Agreement may not be amended or modified orally but may be amended or modified only in writing, signed by the parties hereto. No waiver of any term or provision of this Agreement shall be effective unless it is in writing, making specific reference to this Agreement and signed by the party against whom such waiver is sought to be enforced. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon the Subordinated Lender, the Company and their respective successors and assigns (including, without limitation, any person or entity that shall acquire all or substantially all of the assets of the Subordinated Lender) and shall inure to the benefit of Signature, and its successors and assigns, and any other person or entity that, as stated in paragraph 3 hereof, hereafter holds any of the Senior Debt. This Agreement may be signed in one or more counterparts which, when taken together shall constitute one and the same document. The parties to this Agreement agree that, for purposes of the execution of this Agreement, facsimile signatures and scanned signatures through email will constitute original signatures.

(g) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT.

(h) THE SUBORDINATED LENDER AND SIGNATURE IRREVOCABLY CONSENT THAT ANY LEGAL ACTION OR PROCEEDING AGAINST OF THEM UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE SUBORDINATED LENDER AND SIGNATURE, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE SUBORDINATED LENDER AND SIGNATURE FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SUBPARAGRAPH (e) ABOVE AS THOUGH SUCH SERVICE OF PROCESS HAD BEEN SERVED ON IT PURSUANT TO APPLICABLE FEDERAL OR NEW YORK RULES OF CIVIL PROCEDURE. THE SUBORDINATED LENDER AND SIGNATURE HEREBY EXPRESSLY AND IRREVOCABLY WAIVE ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS THE SUBORDINATED LENDER AND SIGNATURE SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK.

(i) This Agreement shall terminate upon irrevocable payment in full of the Senior Debt.

(j) The obligations of the “Persons” (as such term is defined in the Credit Agreement) comprising the Company shall for all purposes hereunder be joint and several.

This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

Borrower:
NY HYPERJBARIC, LLC
FOREST HILLS HYPERBARIC, LLC
SCRANTON HYPERBARIC LLC
JFK HYPERBARIC LLC
TRENTON HYPERBARIC, LLC
NEWARK BI LLC
PASSAIC HYPERBARIC, LLC
ST JOSEPHS HYPERBARIC LLC
GREATER BRONX HYPERBARIC LLC
(f/k/a MONTEFIORE HYPERBARIC LLC)

ELISE KING, LLC
SOUTH NASSAU HYPERBARIC LLC
NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC (DEL)
NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C. (N.Y.)
VB HYPERBARIC, LLC
EIN HYPERBARIC LLC
MAIMONIDES HYPERBARIC, LLC
THE SQUARE HYPERBARIC, LLC
SOUTH N HYPERBARIC LLC
MUHLENBERG HYPERBARIC LLC
LOWELL HYPERBARIC LLC
THE CENTER FOR WOUND HEALING I, LLC
(f/k/a MODERN MEDICAL, LLC)
THE CENTER FOR WOUND HEALING II, LLC
(f/k/a MODERN MEDICAL SPECIALTIES, LLC)
NJ HYPERBARIC, LLC FAR ROCKAWAY HYPERBARIC, LLC
ATLANTIC HYPERBARIC, LLC
ATLANTIC ASSOCIATES, LLC
CEF PRODUCTS, LLC
CMC HYPERBARIC, LLC
PENNSYLVANIA HYPERBARIC, LLC
HYBERBARIC, LLC
(a/k/a MASSACHUSETTS HYPERBARIC, LLC)
BAYONNE HYPERBARIC, LLC,
RARITAN BAY HYPERBARIC, LLC,
CFWH MEZZANINE, LLC,
SOUTH OCEAN COUNTY HYPERBARIC, LLC
By their managers/members

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

[Signatures continued on following page]

SIGNATURE BANK

By:	/s/ Morey Danon
Name:	Morey Danon
Title:	Senior Vice President

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By:	/s/ Douglas Trussler
Name:	Douglas Trussler
Title:	Managing member of GP

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By:	/s/ Douglas Trussler
Name:	Douglas Trussler
Title:	Managing member of GP

EXHIBIT A

BORROWERS

NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, SCRANTON HYPERBARIC LLC, JFK HYPERBARIC LLC, TRENTON HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING, LLC, SOUTH NASSAU HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, MAIMONIDES HYPERBARIC, LLC, THE SQUARE HYPERBARIC, LLC, SOUTH N HYPERBARIC LLC, MUHLENBERG HYPERBARIC LLC, LOWELL HYPERBARIC LLC., THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), NJ HYPERBARIC, LLC, FAR ROCKAWAY HYPERBARIC, LLC, ATLANTIC HYPERBARIC, LLC, ATLANTIC ASSOCIATES, LLC, CEF PRODUCTS, LLC, CMC HYPERBARIC, LLC, PENNSYLVANIA HYPERBARIC, LLC, HYPERBARIC, LLC (a/k/a Massachusetts Hyperbaric, LLC) and MEADOWLANDS HYPERBARIC, LLC, BAYONNE HYPERBARIC, LLC, RARITAN BAY HYPERBARIC, LLC, CFWH MEZZANINE, LLC, SOUTH OCEAN COUNTY HYPERBARIC, LLC, THE CENTER FOR WOUND HEALING, INC.

SOLVENCY CERTIFICATE

THIS SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Securities Purchase Agreement, dated as of March 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between The Center For Wound Healing, Inc., a Nevada corporation (the “Company”), on the one hand, and Bison Capital Equity Partners II-A, L.P., a Delaware limited partnership, and Bison Capital Equity Partners II-B, L.P., a Delaware limited partnership (collectively, “Purchaser”), on the other hand. Capitalized terms used but not defined herein have the meanings given such terms in the Purchase Agreement.

For purposes of this Certificate, “Transactions” means (i) the fulfillment of all conditions to the purchase and issuance and sale of the Securities, (ii) the execution and delivery of the Transaction Documents, (iii) the issuance of the Warrant Securities pursuant to the exercise of the Warrant and (iv) the payment of all fees, costs, taxes and expenses associated with the foregoing, including but not limited to Purchaser’s Expenses and the fees set forth in the Fee Letter.

The Chief Financial Officer of the Company (as designated on the signature page of this Certificate) hereby certifies on behalf of the Company and its Subsidiaries as follows:

1. I am the duly qualified and acting Chief Financial Officer of the Company and in such capacity am a senior financial officer with responsibility for the management of the financial affairs of the Company and its Subsidiaries and the preparation of the consolidated financial statements of the Company. I, together with other officers of the Company, acted on behalf of the Company in connection with the negotiation and execution of the Purchase Agreement and the other Transaction Documents, in each case, to which the Company is a party. In connection with the following certifications, I have reviewed the consolidated financial statements of the Company.

2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Company for the purpose of discussing the meaning of its contents and the purpose for which it is to be used. I have made such investigations and inquiries as I have deemed to be necessary and prudent, and have reviewed the Purchase Agreement, the Note, the Warrant Agreement, the Warrant and the other Transaction Documents, in each case, to which the Company or any of its Subsidiaries is a party. I am providing this certificate on behalf of the Company and its Subsidiaries.

3. The audited consolidated and consolidating balance sheets of the Company as at June 30, 2005, June 30, 2006 and June 30, 2007, present fairly and accurately the consolidated and consolidating financial condition of the Company as at such date, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Company does not have any material Contingent Obligations or liabilities for Taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the Pro Forma Balance Sheet. During the period from June 30, 2007 to and including the date hereof there has been no material Asset Disposition by the Company of any material part of its business or property.

4. In connection with the negotiation and execution of the Purchase Agreement and the other Transaction Documents to which the Company or any of its Subsidiaries is a party, I have caused the preparation of, and I have reviewed, the Projections. The Projections attached hereto as Exhibit A give effect to the consummation of the Transactions. The Projections were prepared on the basis of information available at February 29, 2008. Supporting details, a statement of the assumptions underlying the Projections and a calculation of compliance with the covenants contained in Section 9.18 of the Purchase Agreement are attached hereto as Exhibit B. In my opinion, after diligent inquiry, the Projections represent a good faith estimate by the Company’s senior management of the Company’s financial condition and the most probable course of their business after consummation of the Transactions. I know of no facts which have occurred since February 29, 2008 which would lead me to believe that the Projections are inaccurate in any material respect.

5. In connection with the preparation of the Projections, I have made such investigations and inquiries as I deem necessary and prudent therefor and specifically have relied on historical information, sales, costs and other data supplied by the supervisory personnel of the Company directly responsible for its operations. The assumptions upon which the Projections are based are stated therein, which assumptions I believe are reasonable. Based thereon, I believe that the Projections, taken as a whole over the periods reflected in the Projections, provide reasonable estimates of future performance of the Company.

6. In connection with the negotiation and execution of the Purchase Agreement and the other Transaction Documents to which the Company is a party, I have also prepared or caused to be prepared under my supervision the Pro Forma Balance Sheet attached hereto as Exhibit C, which Pro Forma Balance Sheet gives effect to the Transactions. After diligent inquiry, I believe that the Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Company as at the Closing Date, assuming that the Transactions had actually occurred on the Closing Date. After diligent inquiry, I believe that the Pro Forma Balance Sheet is accurate and complete in all material respects. I know of no facts which have occurred since June 30, 2007 which would lead me to believe that the Pro Forma Balance Sheet includes any untrue statement of a material fact or omits to state a material fact required to be stated therein pursuant to the Transaction Documents or otherwise necessary to make the statements therein, in light of the circumstances under which the Pro Forma Balance Sheet is to be used, not misleading.

7. Attached hereto as Exhibit D are the estimated accounting adjustments to the consolidated balance sheet of the Company as at June 30, 2007 as required by GAAP to reflect and give effect to the Transactions.

8. For purposes of delivering this Certificate, including the preparation of the Projections and the Pro Forma Balance Sheet delivered herewith, I have:

(a) reviewed the appraisals, solvency opinions and fairness opinions, if any, delivered or required to be delivered on or before the date hereof pursuant to the Transaction Documents;

(b) consulted with counsel for the Company concerning, among other matters, pending and threatened litigation, uninsured risks, guaranties of obligations of other Persons and other contingent obligations and have included as a liability in my conclusions my best judgment as to the maximum realistic exposure of the Company to liabilities which would not be included in reserves otherwise reflected on the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2007;

(c) consulted with the persons in the Company with knowledge of the financial condition of the Company and reviewed the financial statements of the Company;

(d) made such other investigations and inquiries as I have deemed appropriate and have taken into account the nature of the particular business anticipated to be conducted by the Company and its Subsidiaries after consummation of the Transactions.

9. Based upon the items reviewed in paragraph 8, I have reached the following conclusions:

(a) The Company and its Subsidiaries, on a consolidated basis, is now, and following the consummation of the Transactions will be, Solvent (as defined in the Purchase Agreement).

(b) None of the Company or any of its Subsidiaries has executed the Purchase Agreement or any other Transaction Document, in each case, to which it is a party or made any transfer or incurred any obligations in connection with the Transactions, with actual intent to hinder, delay or defraud either present or future creditors.

I understand that Purchaser is relying on the truth and accuracy of the foregoing in connection with the purchase of the Note and the Warrant pursuant to the Purchase Agreement and the other Transaction Documents.

(Signature Page Follows)

On behalf of the Company and its Subsidiaries, I represent the foregoing information to be, to the best of my knowledge and belief, after diligent inquiry, true, correct and complete and execute this Solvency Certificate as the Chief Financial Officer of the Company as of the date first set forth above.

THE CENTER FOR WOUND HEALING, INC.

/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

Signature Page to Solvency Certificate

EXHIBIT A

Projections

See attached.

Exhibit A

The Center for Wound Healing, Inc.

Adjusted Operating Performance

June 30, 2007

(Revised March 6, 2008)

The Center for Wound Healing, Inc.

Adjusted Operating Performance

The following narrative provides brief descriptions on add-backs to determine adjusted EBITDA and adjusted Operating Earnings.

Treatment Fees: Accounts receivable related to FY 2004 and FY 2005 were written off against sales in Q4. The adjustment for $384k reverses the impact of this out-of-period contra-sales entry. In addition, a billing error which occurred at the Morton center during FY 2007 was corrected in Q4.

Stock Compensation Expense: Non-cash expenses related to the valuation of stock options were recorded throughout FY 2007. See the attached schedule for additional detail.

Annual Health Benefits Recorded in Q4 / Annual Health Benefits Reclassed to COS: Health benefit costs were recorded in G&A during the year and reclassified from G&A to Cost of Service in Q4. This adjustment reduces the annual reclassification to a single quarter amount in Q4. There is no adjustment necessary for the full year.

Cost of Service Depreciation and Amortization: The Q4 depreciation and amortization expense is in excess of a prorated quarterly expense for the year. An adjustment to depreciation expense was made in calculating adjusted Gross Margin and Operating Profit to recognize depreciation evenly over the year. There is no impact on EBITDA.

Operating Income Percent of Sales: The increase of approximately three percentage points from Q4 to the FY 2008 Plan is primarily a function of improved HBO dive performance.

One-time Accounting Fees: Accounting fees were high in FY 2007 due to efforts necessary to resolve late SEC filings. These efforts will not be necessary going forward. Annual fees related to quarterly reviews, annual audits, and income tax preparation are expected to be $500k per year and are based on quotes received from the Company’s auditor. See the attached schedule for additional detail.

One-time Consulting Fees: Consulting Fees were high in FY 2007 due primarily to arrangements the Company had with Med Air, Grace Consulting, and Mr. Scott Warantz. All of these arrangements were terminated in FY 2007. As a result, the associated costs are considered non-recurring and are an add-back to adjusted EBITDA and adjusted Operating Income. See the attached schedule for additional detail.

One-time Legal Fees: Legal fees were high in FY 2007 related to the termination and settlement of certain legacy agreements, the negotiations associated with the debt restructuring effected in May 2007, and the clean-up of myriad structural and organizational issues that had not been attended to previously. Recurring legal costs are expected to be $420k per year. See the attached schedule for additional detail.

Other Adjustments: A number of expenses were accrued during FY 2007 that are considered non-recurring. Such expenses include: (1) termination of two headquarter leases related to relocation of the corporate offices, (2) the cost of bonus arrangements that have been terminated or will not be repeated, (3) the cost of bonuses that will not be paid, (4) out-of-period expenses recorded in FY 2007, and (4) costs necessary to resolve late SEC filings not considered elsewhere in this analysis. See the attached schedule for additional detail.

The Center for Wound Healing, Inc.

Adjusted Operating Performance

Advantage Healthcare Lawsuit: Settlement expenses were accrued during FY 2007 related to a lawsuit with Advantage Healthcare. These expenses are in addition to any legal costs reflected in the Legal Fees section of this analysis. The settlement expenses are accrued in Cost of Service under “Software Expense.” This legal action is considered unusual and is therefore an add-back to adjusted EBITDA and adjusted Operating Income.

Unemployment Audit Accrual: An accrual was established in FY 2007 to address concerns over a pending unemployment audit. The audit was recently resolved subsequent to year end for a fraction of the accrual.

Abandonment and Impairment Loss: Abandonment and impairment losses are considered non-recurring and are excluded from both adjusted EBITDA and adjusted Operating Income. Additional information on the abandonment and impairment loss can be found in the June 2007 10K draft.

The Center for Wound Healing, Inc.

Adjusted Operating Performance

	For the Three Months Ended June 30, 2007					For the Twelve Months Ended June 30, 2007					FY 2008 Plan Adj Oper Inc
	10K Reported	Adjustments		Adjusted		10K Reported	Adjustments		Adjusted
		EBITDA	Oper Inc	EBITDA	Oper Inc		EBITDA	Oper Inc	EBITDA	Oper Inc
Revenue
Treatment Fees	$4,821,316	613,190	613,190	$5,434,506	$5,434,506	$20,311,933	384,000	384,000	$20,695,933	$20,695,933	$33,780,000
Management Fees	_	—	_	—	—	—	.	—	—	—	—

Total Revenue	4,821,316	613,190	613,190	5,434,506	5,434,506	20,311,933	384,000	384,000	20,695,933	20,695,933	33,?80,900

Operating Expenses
Cost of Services	2,714,038	—	—	2,714,038	2,714,038	9,537,293	—	—	9,537,293	9,537,293	13,887,000
Adjustments to Cost of Services:
Stock Compensation Expense (see sched)		1,007	1,007	1,007	1,007		(266,923)	(266,923)	(286,923)	(266,923)
Annual Health Benefits Recorded in Q4		(283,982)	(283,982)	(283,982)	(283,982)		—	—	—	—
Other Expense Adjustments (see sched)		2,700	2,700	2,700	2,700		(237,300)	(237,300)	(237,300)	(237,300)
Fixed Asset Adjustments (see sched)		(60,000)	(42,000)	(60,000)	(42,000)		(90,000)	(72,000)	(90,000)	(72,000)
Depreciation and Amortization	700,995	(700,995)	(174,735)	—	526,260	2,105,039	(2,105,039)	—	—	2,105,039	2,807,000

Adjusted Cost of Services	3,415,033	(1,041,270)	(497,010)	2,373,763	2,918,023	11,642,333	(2,699,262)	(576,223)	8,943,070	11,066,110	16,674,000

Adjusted Gross Margin	1,406,283	1,654,459	1,110,199	3,060,742	2,516,483	8,669,600	3,083,262	960,223	11,762,862		17,106,000
Percent of Sales	29.2%			56,3%		42,7%			56.8%

Sales and Marketing	115,425	—	—	115,425	115,425	287,061	—	—	287,061	287,061	575,000
General and Administration	2,834,378	—	—	2,834,378	2,834,378	11,785,313	—	—	11,785,313	11,785,313	10,307,000
Adjustments to G&A Expenses;
Stock Compensation Expense (see sched)		(481,706)	(481,706)	(481,706)	(481,706)		(2,439,328)	(2,439,328)	(2,439,328)	(2,439,328)	(1,225,000)
Annual Health Benefits Reclassed to COS		283,982	283,982	283,982	283,982		—	—	—	—
One-time Accounting Fees (see sched)		(20,000)	(20,000)	(20,000)	(20,000)		(858,077)	(858,077)	(858,077)	(858,077)
One-tirne Consulting Fees (see sched)		(15,000)	(15,000)	(15,000)	(15,000)		(516,210)	(516,210)	(516,210)	(516,210)	(860,000)
One-time Legal Fees (see sched)		(312,778)	(312,778)	(312,778)	(312,778)		(432,823)	(432,823)	(432,823)	(432,823)
Other Expense Adjustments (see sched)		(650,360)	(650,360)	(650,360)	(650,360)		(1,487,237)	(1,487,237)	(1 ,487,237)	(1,487,237)
Fixed Asset Adjustments (see sched)		—	1,100	—	1,100		(11,000)	(9,900)	(11,000)	(9,900)

Adjusted G&A Expense	2,834,378	(1,195,862)	(1,194,762)	1,638,515	1,639,615	11,785,313	(5,744,675)	(5,743,575)	6,040,638	6,041,738	8,222,000
Abandonment and Impairment Loss	1,316,637	(1,316,637)	(1,316,637)	—	—	2,076,266	(2,076,266)	(2,076,266)	—		n/a
Depreciation and Amortization	(12,875)	12,875	27,855	—	14,979	59,917	(59,917)	—	—	59,917	869,000
Management Fees	—	—	—	—	—	—	—	—	—	—	—
Bad Debt Expense	118,323	—	—	118,323	118,323	929,136	—	—	029,136	929,136	1,013,000

Total Operating Expenses	7,788,921	(3,540,894)	(2,980,554)	4,246,027	4,806,366	26,780,025	(10,580,120)	(8,398,063)	16,199,905	18,383,962	27,353,000

Operating Income	(2,965,604)	4,154,083	3,593,744	1,188,479	628,140	(6,468,092)	10,964,120	8,780,063	4,496,027	2,311,971

					11.6%					11.2%	19.0%
EBITDA					1,188,479					4,496,027	10,103,000
Percent of Sates					21.9%					21.7%	29.9%
Q4 Percent of Annual Total					28.4%

The Center for Wound Healing, Inc.

2007 Revenue Adjustments

	Actual
	9/30/06 FY 2007 Q1	12/31/06 FY 2007 Q2	3/31/07 FY 2007 Q3	6/30/07 FY 2007 Q4	FY 2007 Total

Adjustment for gross A/R write-offs related to FY 2004 and FY 2005 receivables in the AR detail.				384,000	384,000

$302k revenue adjustment to correct Morton billing error was recorded in Q4. This adjustment allocates the annual adjustment to the quarter where the billing error occurred.		(20,000)	(209,190)	229,190		See separate schedule for support.

Total	—	(20,000)	(209,190)	613,190	384,000

The Center for Wound Healing, Inc.

2007 Stock Compensation Expense

	Actual
	9/30/06 FY 2007 Q1	12/31/06 FY 2007 Q2	3/31/07 FY 2007 Q3	6/30/07 FY 2007 Q4	FY 2007 Total	Comments

Cost of Service
Grace Consulting Options		176,807			176,807
Grace Consulting Options		90,116			90,116
Continental Stock Transfer Fees	—	1,007	—	(1,007)	—

Total Cost of Service	—	267,930	—	(1,007)	266,923	✓

G&A
Stock Compensation Expense	—	—	—	897,112	897,112
Executive Compensation - Non-Cash	347,059	323,813	1,286,750	(415,406)	1,542,216

Total G&A	347,059	323,813	1,286,750	481,706	2,439,328	(1)

Total	347,059	591,743	1,286,750	480,699	2,706,251

✓	Agrees with year end Income Statement by Legal Entity supporting the 10K draft; “Stock Compensation Expense.”
(1)	Agrees with year end income Statement by Legal Entity supporting the 10K draft; “Stock Compensation Expense” of $897,112 plus Executive Compensation - Non-cash of $1,542,216.

The Center for Wound Healing, Inc.

Adjusted Operating Performance

	Actual
	9/30/06 FY 2007 Q1	12/31/06 FY 2007 Q2	3/31/07 FY 2007 Q3	6/30/07 FY 2007 Q4	FY 2007 Total
MK Consulting	29,978	62,534	11,946		104,457
Sam Zemsky	16,450	53,104	3,650		73,204
JTL Enterprises	59,734	77,147	7,200		144,081
Raich	396,127	289,485	200,000	145,000	1,030,612
WMA Inc.			5,124		5,124
Lloyd Staffing		600			600

Total	502,289	482,869	227,920	145,000	1,358,077	✓

EBITDA Add Back	377,289	357,869	102,920	20,000	858,077
Recurring (based on FY 2008 & forward)	125,000	125,000	125,000	125,000	500,000

Total	502,289	482,869	227,920	145,000	1,358,077

			Add back per CIM		900,000

✓	Agrees with year end Income Statement by Legal Entity supporting the 10K draft.

The Center for Wound Healing, Inc.

Adjusted Operating Performance

	Actual
	9/30/06 FY 2007 Q1	12/31/06 FY 2007 Q2	3/31/07 FY 2007 Q3	6/30/07 FY 2007 Q4	FY 2007 Total	Comments
Accrual		314			314
Accounting temps
Benefit Mgmt Solution				10,294	40,294
BOD Secretary	150		250		400
Continental Stock Transfer			969		969
Denis Noskin	(5,033)				(5,033)
Epstein Becker & Green			12,083		12,083
From HMA				8,000	8,000
Grace Consult’g	80,323	(34,258)	14,687		60,751
Guardian Computer
Healthcare Appraisers			7,000		7,000
I/C AHI		24,084			24,084
Janelle Razzino		24,385	15,000		39,385
Joel Macher	7,500				7,500
M. Ickes		2,834			2,834
Med Air Consulting Fees	130,465	24,256	13,974		168,695	Includes “Click Fees”
Med Air - Equity Partners			28,960		28,960
Miscellaneous	(1,467)				(1,467)
Rcl. Moving Expense		1,706			1,706
Reclass B of D	2,000	2,200	2,000		6,200
R Morris
Sechrist	840				840
Sharp Decisions - EMR
Sharp Decisions - GP
Sterling Employ. Testing	2,547		852		3,389
T Boyer
Transfer 12/06 Waiver		10,000			10,000
Warantz Health Care	105,500	45,000	30,000	15,000	195,500
Z&F Consulting			4,305		4,305
Other	62,043	(61 ,543)	0	(500)	1

Total	384,869	38,977	130,081	32,794	586,721	✓

EBITDA Add Back:
Denis Noskin	(5,033)	—	—	—	(5,033)
Epstein Becker & Green	—	—	12,083	—	12,083
Grace Consult’g	80,323	(34,258)	14,687	—	60,751
Healthcare Appraisers	—	—	7,000	—	7,000
Janelle Razzino	—	24,385	15,000	—	39,385
Joel Macher	7,500	—	—	—	7,500
M. Ickes	—	2,834	—	—	2,834

The Center for Wound Healing, Inc.

Consulting Fees

	Actual					Comments
	9/30/06 FY 2007 Q1	12/31/06 FY 2007 Q2	3/31/07 FY 2007 Q2	6/30/07 FY 2007 Q4	FY 2007 TOTAL
Med Air Consulting Fees	130,465	24,256	13,974	—	168,695
Med Air—Equity Partners	—	—	28,960	—	28,960
Miscellaneous	(1 ,467)	—	—	—	(1,467)
Warantz Health Care	105,500	45,000	30,000	15,000	195,500

EBITDA Add Back	317,289	62,217	121,704	15,000	516,210	Additional analyses were prepared subsequent to the CIM to justify higher EBITDA add-back values. Actual Consulting Expense is approximately $95k higher than the estimate reflected in the CIM.
Recurring	67,580	(23,240)	8,377	17,794	70,511

Total	384,869	38,977	130,081	32,794	586,721

		Add back per CIM			264,000

✓	Agrees with year end Income Statement by Legal Entity supporting the 10K draft; sum of “Consulting” and “Professional Fees: Consulting—Equity Partners.”

The Center for Wound Healing, Inc.

Legal & Professional Fees

	Actual
	9/30/06 FY 2007 Q1	12/31/06 FY 2007 Q2	3/31/07 FY 2007 Q3	6/30/07 FY 2007 Q4	FY 2007 Total		Comments
King & Spalding				404,908	404,908		Primary Corporate Counsel.
Baker & Hostetler				118,685	118,685
Nixon Peabody				97,214	97,214
Goetz & Mady-Grove				53,134	53,134
Cole, Shotz, Meisel, Et al				41,615	41,615
Med Air Consultants				25,000	25,000		Expenses recorded in “Professional Fees - Other.”
Ruskin Moscov Evan & Faltischi				23,408	23,408
Wolf Block Brack & Eichler				18,875	18,875
Joseph Emas Esq.				12,500	12,500
Career Builders				9,400	9,400
David Meyrowitz				9,110	9,110
Healthcare Appraisers Inc.				7,000	7,000
Protocall				6,038	6,038
Janell Razzino				6,000	6,000
Golenbokk, Eiseman Assor Bell & Peskoe				5,556	5,556
Certilman Balin				5,550	5,550
Graubard Miller				3,210	3,210
Klein & Liss, LLP				2,317	2,317
Sterling Testing				1,748	1,748
Continental Stock Transfer & Trust				1,468	1,468
Maxim Healthcare				1,344	1,344
Health Matters, Inc.				1,250	1,250
Palisades Medical Center				1,115	1,115
Corporation Service Company				430	430
Mulholland & Knapp				400	400
Other	70,483	188,147	176,415	(439,498)	(4,453)

Total	70,483	188,147	176,415	417,778	852,823	(1)

EBITDA Add Back	(34,517)	83,147	71,415	312,778	432,623
Recurring (based on FY 2009 & forward)	105,000	105,000	105,000	105,000	420,000		Primarily King & Spalding.

Total	70,483	188,147	176,415	417,778	852,823

Note: Quarterly expense detail was not readily available.			Add back per CIM		567,000		Actual legal and professional expense is approx $250k lower than the estimate reflected in the CIM.

(1)	Agrees with year end Income Statement by Legal Entity supporting the 10K draft; “Professional Fees: Legal Fees” of $817,976 plus “Professional Fees - Other” of $34,847.

The Center for Wound Healing, Inc. Other EBITDA Adjustments

	Actual
	9/30/06 FY 2007 Q1	12/31/06 FY 2007 Q2	3/31/07 FY 2007 Q3	6/30/07 FY 2007 Q4	FY 2007 Total	Comments
Cost of Service
Legal settlement with former employee				—	—	Exp in Other Exp (below operating profit) “Intercompany” account with HMA was out of balance at 6/30/06. The correcting credit to payroll expense was recorded in Q4 2007. This adjustment reverses the credit.
FY 2006 intercompany payroll account reconciling credit with HMA				(102,700)	(102,700)
AdvantEdge Healthcare Lawsuit (Q1 & Q4)	240,000			100,000	340,000

Total Cost of Service	240,000	—	—	(2,700)	237,300

G&A
AdvantEdge licensing fees	24,000	24,000	24,000	24,000	96,000	Licensing fees for AR software not used. Liability is in JAP
Unemployment Audit Accrual (Q2)		240,000			240,000
Rye HQ lease settlement		60,750			60,750
Iselin HQ lease settlement				50,400	50,400
All Medical Transportation settlement			30,000		30,000	Estimated settlement; Victory Memorial
DW 2005 bonus			40,000		40,000	FY 2005 event recorded in FY 2007
A Bamett BOD Bonus			25,000	25,000	50,000
Boston Regional Manager bonus claim			20,000	30,000	50,000	Potential lawsuit claim; not a normal bonus
P Achor severance accrual				180,000	180,000	Severance benefit no longer offered
P Achor “bonus” (in employment agrmnt)				26,100	26,100	Not a normal bonus
A Bamett Great Plains bonus accrual			30,000	45,000	75,000	One time bonus upon implementation of GP
C Boyle bonus	(12,500)	(12,500)	(12,500)	37,500	—	Recurring $50k bonus but s/h/b spread over the yr
Corporate bonus accrual			196,721	13,000	209,721	Do not expect to pay this bonus
D Walz bonus			50,000	12,500	62,500	Overaccrual; was paid in biweekly payroll
Morris & Boyer commissions			32,000	30,000	62,000	Overaccrual; only need $2k accrual for Ephrata
Clifton location rent	11,390	1 1 ,390	11,390	26,900	61,070	Failed biz dev concept that will not be pursued
Attorney fees related to DH settlement				10,000	10,000	Related to former employee legal settlement
Dietzek—JFK commission claim				25,000	25,000	FY 05 event accrued in FY 07
J De Pierro (100% add-back)			17,278	44,922	62,200	Consultant re: past due SEC filings
Y Park (accting temp)				1,248	1,248	Accting temp re: past due SEC filings
W Psztur			26,458	68,789	95,247	Consultant re: past due SEC filings
					—

Total G&A	22,890	323,640	490,347	650,360	1,487,237

The Center for Wound Healing, Inc.

Fixed Asset Adjustments

	Q4		Full Year
	EBITDA	Oper Inc	EBITDA	Oper Inc
Cost of Service
Sky Hyperbaric chamber rental fee and chamber damage claim	60,000	45,000	60,000	45,000	$45k accrual for a chamber damage claim is a non-recurring expense. $15k annual rent expense should be considered depreciation to be consistent with the accounting treatment of all other CFWH chambers. The expense for both the damage claim and the rent was recorded in Q4.

Buildout costs that should have been capitalized	—	(3,000)	30,000	27,000	Depreciation based on 5 year life & half year convention.

Total Cost of Service	60,000	42,000	90,000	72,000

G&A
Architectural fees that should have been capitalized	—	(1,100)	11,000	9,900	Depreciation based on 5 year life & half year convention.

Total G&A	—	(1,100)	11,000	9,900

EXHIBIT B

Compliance with Section 9.18 of the Purchase Agreement

Exhibit B

OFFICERS’ CERTIFICATE

THE CENTER FOR WOUND HEALING, INC,

I, the undersigned Chief Executive Officer of The Center For Wound Healing, Inc., a Nevada corporation (the “Company”), do hereby certify on behalf of the Company that:

1. This Certificate is furnished pursuant to Section 3.20 of that certain Securities Purchase Agreement, dated March 31, 2008, by and between the Company, on one hand, and Bison Capital Equity Partners II-A, L.P., a Delaware limited partnership, and Bison Capital Equity Partners II-B, L.P, a Delaware limited partnership, on the other hand (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2. The Projections previously delivered by the Company to Purchaser were prepared in good faith and based upon assumptions believed by the Company to be reasonable at the time made.

IN WITNESS WHEREOF, I have hereunto set my hand as of March 31, 2008.

THE CENTER FOR WOUND HEALING, INC.,
A Nevada corporation

/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer, Chief Financial Officer and Secretary

I, the undersigned, President of the Company, do hereby certify on behalf of the Company that Andrew G. Barnett is the duly elected and qualified Chief Executive Officer, Chief Financial Officer and Secretary and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of March 31, 2008.

THE CENTER FOR WOUND HEALING, INC.,
A Nevada corporation

/s/ David J. Walz
David J. Walz
President

I, the undersigned, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, do hereby certify on behalf of the Company that David J. Walz is the duly elected and qualified President and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of March 31, 2008,

THE CENTER FOR WOUND HEALING, INC.,
A Nevada corporation

/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer, Chief Financial Officer and Secretary

EXHIBIT C

Pro Forma Balance Sheet

See attached.

Exhibit C

The Center for Wound Healing, Inc.

Pro-forma Balance Sheet

	June 30, 2007 10K Draft	Preliminary Dec 31, 2007	Estimated March 31, 2008	Comments
Assets
Cash	216,458	557,229	496,497
Accounts Receivable, Gross	13,463,353	15,843,272	15,643,272	12/31: based on December borrowing base report.
Less Allowance for Doubtful Accounts	(2,202,510)	(2,577,110)	(2,772,110)	12/31: assume no accounts have been written off.
Income Tax Refunds Receivable	883,596	883,596	0	12/31: income tax refund received in March,
Prepaid Expenses and Other Current Assets	157,801	26,712	26,712	12/31: decrease for Greenberg settlement (Raintree and Braintree prepaid expenses) and Med-Air settlement prepayment expensed.
Notes Receivable, Current and LT	752,962	687,861	580,353	12/31: $102.7k - St. Vincent’s note; $479.2k - St. John’s note; $180.0k for Greenberg settlement.

Property and Equipment, Net
Medical Chambers and Equipment	7,294,518	7,714,518	7,714,518	12/31: assumes 4 chambers were purchased @ approx $150k each.
Furniture, Fixtures, and Computers	829,724	1,069,724	1,069,724	12/31: assume investment for eight new centers @ $30k per center.
Leasehold Improvements	4,005,954	5,805,954	5,805,954	12/31: assume investment for eight new centers @ $225k per center.
Autos and Vans	459,639	459,639	459,639	12/31: assumes no vans purchased for new centers (same for liability).
Accumulated Depreciation & Amortization	(4,619,510)	(5,633,410)	(6,140,360)

Property and Equipment, Net	7,970,325	9,416,425	8,909,475	12/31: assumes asset disposals will offset gross and accum depr equally.
Investment in Unconsolidated Affiliates	75,702	75,702	75,702	12/31: assume no change.
Intangible Assets, Net
Hospital Contracts & Non Compete Agmnts	3,559,661	5,821,915	5,511,593	See supporting schedule.
Goodwill	447,531	447,531	447,531	12/31: assume no change.
Accumulated Amortization	(428,477)	(950,336)	(1,260,657)	See supporting schedule.

Intangible Assets, Net	3,578,715	5,319,110	4,698,467
Deferred Tax Asset	0	743,623	1,185,540	12/31: income tax credit for the period.
Other Assets
Subordination & Consent Fee, Net	1,585,714	528,438	0	See supporting schedule.
Deferred Financing Costs	322,831	54,400	0	See supporting schedule.
Equipment Lease fees	12,500	12,500	12,500	12/31: assume no change.
Security Deposit	38,672	51,672	51,672	12/31: increase due to additional two month’s deposit for Tarrytown.

Other Assets	1,959,717	647,010	64,172

Total Assets	26,856,119	31,623,430	28,908,080

The Center for Wound Healing, Inc.

Pro-forma Balance Sheet

	June 30, 2007 10K Draft	Preliminary Dec 31, 2007	Estimated March 31, 2008	Comments
Liabilities and Stockholder’s Equity
Accounts Payable and Accrued Expenses:
Accounts Payable	2,158,786	2,575,000	1,970,000	See schedule.
Accrued Expenses	3,503,026	2,106,080	1,977,380	See schedule.

Accounts Payable and Accrued Expenses	5,661,812	4,681,080	3,947,380
Accrued Preferred A-l Dividends	0	100,000	200,000
Line of Credit - Revolver	5,500,000	6,487,000	6,487,000	Actual as of 12/31 and 3/17
Line of Credit - Term Loan	0	1,368,000	1,269,000	See loan amortization table.
Income Taxes Payable	0	35,120	35,120	No change.

Capital Leases, short-term and long-term	2,029,549	1,126,860	937,200	See lease amortization schedule.
Notes Payable, short-term and long-term:
JD Keith LLC	0	475,000	400,000	See loan amortization table.
MedAir	0	1,395,000	1,260,000	See loan amortization table.
Auto	130,625	90,371	84,815	12/31 and 3/21 based on prelim trial balances.
Copier	0	1,229	1,229	12/31 and 3/21 based on prelim trial balances.
Mezzanine Loan, Including accrued interest	1,013,889	1,250,000	1,500,000	Bridge financing to be paid at closing; principal and interest.
Warantz - St. Mary’s	0	394,860	348,194	See loan amortization table.
Warantz - Great Neck	0	48,000	16,000	See loan amortization table.
Far Rockaway	1,350,000	1,350,000	1,350,000	See loan amortization table.

Notes Payable, short-term and long-term	2,494,514	5,004,460	4,960,238
Secured Convertible Debentures	6,485,601	7,651,700	6,565,809	Will be paid at closing.
Payable to Former Majority Members	771,357	771,357	771,357	No change.
Due to Affiliates	206,082	206,082	206,082	No change.
Minority Interest in Consolidated Subs	908,202	908,202	908,202	Assumed no change. Suggest excluding from Bison investment covenants.

Total Liabilities	24,057,117	28,339,862	26,287,388

Preferred A-l	0	1,000,000	1,000,000	Bridge financing to be paid at closing.
Preferred A-2	0	600,000	600,000	Bridge financing to be paid at closing.
Common Stock	22,656	22,656	22,656	No change.
Additional Paid in Capital	18,866,478	18,866,478	18,866,478	No change.
Accumulated Deficit	(16,090,132)	(17,205,566)	(17,868,442)	See supporting schedule for net income.

Stockholder’s Equity	2,799,002	3,283,568	2,620,692

Total Liabilities & Stockholder’s Equity	26,856,119	31,623,430	28,908,080

The Center for Wound Healing, Inc.

Pro-forma Balance Sheet

	June 30, 2007 10K Draft	Preliminary Dec 31, 2007	Estimated March 31, 2008	Comments
Supporting Calculations:
Operating Profit		424,300	(200,000)	Note 1
Interest Expense		(903,250)	(376,355)	Estimate includes capital leases, Signature, Far Rockaway, Mezz LLC
Interest Expense—Deferred Financing Costs		(322,831)	0	See Other asset schedule
Interest Expense—Subordination Fee		(948,076)	(474,038)	See Other asset schedule
interest Expense—Consent Fee		(109,200)	(54,400)	See Other asset schedule
Minority Interest in Net Loss of Cons Subs		0	0
Equity in Net Loss of Unconsol Affiliates		0	0
Loss on Disposal of Property & Equip		0	0

Pretax Income (Loss)		(1,859,057)	(1,104,793)
income Taxes		(743,623)	(441,917)	Assumed to be 40%

Net Income		(1,115,434)	(662,876)

Depreciation & Amortization
Depreciation on Fixed Assets		1,013,900	506,950	12/31: Based on Oct CIM
Far Rockaway Intangible		206,509	103,255	See supporting schedule
St. Mary’s Intangible		32,676	25,463	See supporting schedule
Med-Air Intangible		252,674	151,604	See supporting schedule
Keith Greenberg Intangible		30,000	30,000	See supporting schedule
Other Amortization		55,341	0	Difference between supporting schedules and Dec Six Month Estimate

Total Depreciation & Amortization		1,591,100	817,272

Note 1: 12/31 estimate is based on “Estimated Operating Income For the Six Months Ending December 31, 2007” analysis. Performance through the two and one-half months ending 3/21 is estimated to be lower than average monthly rate reflected in the “Estimated Operating Income” analysis due to seasonality of HBO dive performance.

The Center for Wound Healing, Inc.

Balance Sheet Supporting Detail - Intangible Assets

In $000’s

	June 30 2007	Fiscal 2008
		Jul ‘07	Aug ‘07	Sep ‘07	Oct ‘07	Nov ‘07	Dec ‘07	Jan ‘08	Feb ‘08	Mar ‘08	Apr ‘08	May ‘08	Jun ‘08
Goodwill	447.5	447.5	447.5	447.5	447.5	447.5	447.5	447.5	447.5	447.5	447.5	447.5	447.5

Hospital Contract Acquired and Non-Compete Agreements:
Far Rock Hospital Contract, gross	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2	3,717.2
Amortization expense	34.4	34.4	34.4	34.4	34.4	34.4	34.4	34.4	34.4	34.4	34.4	34.4	34.4
Accumulated amortization	385.6	420.0	454.4	488.8	523.3	557.7	592.1	626.5	660.9	695.3	729.8	764.2	798.6

Far Rock Hospital Contract, net	3,331.6	3,297.2	3,262.8	3,228.3	3,193.9	3,159.5	3,125.1	3,090.7	3,056.2	3,021.8	2,987.4	2,953.0	2,918.6

St. Mary’s Hospital Contract, gross	643.3	643.3	643.3	643.3	643.3	643.3	643.3	643.3	643.3	643.3	643.3	643.3	643.3
Amortization expense	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4
Accumulated amortization	415.4	417.8	420.2	422.6	425.0	427.4	429.8	432.2	434.6	437.0	439.4	441.8	444.2

St. Mary’s Hospital Contract, net	227.9	225.5	223.1	220.7	218.3	215.9	213.5	211.1	208.7	206.3	203.9	201.5	199.1

St. Mary’s Hospital Contract 40%, gross					365.0	365.0	365.0	365.0	365.0	365.0	365.0	365.0	365.0
Amortization expense (five years)					6,1	6.1	6.1	6.1	6.1	6.1	6.1	6.1	6.1
Accumulated amortization	0.0	0.0	0.0	0.0	6.1	12.2	18.3	24.3	30.4	36.5	42.6	48.7	54.8

St. Mary’s Hospital Contract, net	0.0	0.0	0.0	0.0	358.9	352.8	346.8	340.7	334.6	328.5	322.4	316.3	310.3

Med-Air Non-Compete, gross (8/14/07)			1,819.3	1,819.3	1,819.3	1,819.3	1,819.3	1,819.3	1,819.3	1,819.3	1,819.3	1,819.3	1,819.3
Amortization expense (three years)			50.5	50.5	50.5	50.5	50.5	50.5	50.5	50.5	50.5	50.5	50.5
Accumulated amortization	0.0	0.0	50.5	101.1	151.6	202.1	252.7	303.2	353.7	404.3	454.8	505.3	555.9

Med-Air Non-Compete, net	0.0	0.0	1,768.7	1,718.2	1,667.6	1,617.1	1,566.6	1,516.0	1,465.5	1,415.0	1,364.4	1,313.9	1,263.4

Keith Greenberg Non-Compete, gross					600.0	600.0	600.0	600.0	600.0	600.0	600.0	600.0	600.0
Amortization expense (five years)					10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0
Accumulated amortization	0.0	0.0	0.0	0.0	10.0	20.0	30.0	40.0	50.0	60.0	70.0	80.0	90.0

Keith Greenberg Non-Compete, net	0.0	0.0	0.0	0.0	590.0	580.0	570.0	560.0	550.0	540.0	530.0	520.0	510.0

Hospital Contract & Non-Compete Agmnts	3,559.5	3,522.7	5,254.6	5,167.2	6,028.8	5,925.4	5,821.9	5,718.5	5,615.0	5,511.6	5,408.2	5,304.7	5,201.3

	s/b 3,559.7

The Center for Wound Healing, Inc.

Balance Sheet Supporting Detail - Other Assets

In $000’s

	June 30 2007		Fiscal 2008
			Jul ‘07	Aug ‘07	Sep ‘07	Oct ‘07	Nov ‘07	Dec ‘07	Jan ‘08	Feb ‘08	Mar ‘08	Apr ‘08	May ‘08	Jun ‘08
Subordination and Consent Fee
Subordination Fee		1,650.0	1,650.0	1,650.0	1,650.0	1,650.0	1,650.0	1,650.0	1,650.0	1,650.0	1,650.0	1,650.0	1,650.0	1,650.0
Amortization expense (1)			158.0	158.0	158.0	158.0	158.0	158.0	158.0	158.0	158.0
Accumulated amortization		227.9	385.9	543.9	701.9	859.9	1,017.9	1,176.0	1,334.0	1,492.0	1,650.0	1,650.0	1,650.0	1,650.0

Subordination Fee		1,422.1	1,264.1	1,106.1	948.1	790.1	632.1	474.0	316.0	158.0	0.0	0.0	0.0	0.0

Consent Fee		200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0
Amortization expense (2)		18.2	18.2	18.2	18.2	18.2	18.2	18.2	18.2	18.2	18.0
Accumulated amortization		36.4	54.6	72.8	91.0	109.2	127.4	145.6	163.8	182.0	200.0	200.0	200.0	200.0

Consent Fee		163.6	145.4	127.2	109.0	90.8	72.6	54.4	36.2	18.0	0.0	0.0	0.0	0.0

Subordination and Consent Fee		1,585.7	1,409.5	1,233.3	1,057.1	880.9	704.7	528.4	352.2	176.0	0.0	0.0	0.0	0.0

	s/b	1,585.7

Deferred Financing Costs
Deferred Financing Costs		1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3
Amortization expense (2)		67.0	67.0	67.0	67.0	67.0	54.8
Accumulated amortization		1,206.5	1,273.5	1,340.5	1,407.5	1,474.5	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3	1,529.3

Deferred Financing Costs		322.8	255.8	188.8	121.8	54.8	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Other
Amortization expense
Accumulated amortization		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Other		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Deferred Financing Costs		322.8	401.2	316.0	230.8	145.6	72.6	54.4	36.2	18.0	0.0	0.0	0.0	0.0

	s/b	322.8

(1)	Amortized through March 2008.
(2)	Used assumptions reflected in the Oct CIM.

EXHIBIT D

Accounting Adjustments

See Exhibit C.

Exhibit D

Legal Opinion

(a) Each Credit Party is a duly organized, validly existing and in good standing under the laws of its state of formation and has all corporate power and authority necessary to own its properties and to conduct its business as it is presently conducted. Each Credit Party is qualified in each state where it owns or leases any material property or conducts any material business, except where a failure to so qualify would not have a material adverse effect on such entity.

(b) Each Credit Party has the requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(c) The Transaction Documents have been duly authorized by all necessary corporate action on the part of each Credit Party.

(d) The authorized capital of each Credit Party consists of the types of shares or interests set forth on Exhibit [    ]. The issued and outstanding equity of each Credit Party is set forth on Exhibit [    ]. All of such issued and outstanding equity interests are duly authorized, validly issued and fully paid and nonassessable. Except as described above or in the Purchase Agreement (including the schedules and exhibits thereto), there are no other presently outstanding preemptive rights to purchase from a Credit Party any of the authorized but unissued equity interests of such Credit Party.

(e) The Transaction Documents have been duly executed and delivered by each Credit Party and constitutes the valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

(f) Purchaser has acquired the Warrant and Note free of any adverse claim.

(g) The execution, delivery and performance of the Transaction Documents by each Credit Party will not result in (i) a violation of the Organizational Documents (articles, bylaws and equivalents) of such Credit Party, (ii) a material violation of the law of such Credit Party’s state of formation or any United States federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to such Credit Party, (iii) a violation of any judgment or order specifically identified on the Schedules to the Purchase Agreement, if any, or (iv) a default by such Credit Party under any of the Contractual Obligations.

(h) No consent, approval or authorization of or designation, declaration or filing with, any United States federal, or corporate governmental authority on the part of the Credit Parties is required in connection with the valid execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

(i) In addition, there is no action, suit, proceeding or investigation pending or threatened against the Credit Parties that (i) questions the validity of the Transaction Documents or the right of any Credit Party to enter into the Transaction Documents or (ii) if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Credit Parties.

FORM OF COLLATERAL ACCESS AGREEMENT

THIS COLLATERAL ACCESS AGREEMENT (this “Agreement”), dated as of March [    ], 2008, by and between (i) [                            ], a [                            ] (“Landlord”), on the one hand, and (ii) BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (collectively, “Bison”), on the other hand.

RECITALS

A. Landlord is the owner of the real property commonly known as                              (the “Premises”).

B. Landlord has entered into that certain [Lease Agreement] dated                      (together with all amendments and modifications thereto and waivers thereof, the “Lease”) with                              a                              (the “Lessee”), with respect to the Premises.

C. Bison has entered into that certain Securities Purchase Agreement dated as of March 31, 2008 (the “Purchase Agreement”) with the Lessee and certain of its Subsidiaries and Affiliates party thereto, and to secure the obligations arising under such Purchase Agreement, the Lessee has granted to Bison a security interest in and lien upon substantially all of the assets of the Lessee, including, without limitation, all of the Lessee’s cash, cash equivalents, goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing (collectively, the “Collateral”).

AGREEMENT

NOW, THEREFORE, in consideration of any financial accommodations extended by Bison to the Lessee at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Landlord acknowledges that (a) the Lease is in full force and effect and (b) Landlord is not aware of any existing default under the Lease.

2. Landlord shall use its best efforts to provide Bison with written notice of any default by the Lessee under the Lease resulting in termination of the Lease (a “Default Notice”). Bison shall have at least fifteen (15) days following receipt of such Default Notice to cure such default, but Bison shall not be under any obligation to cure any default by the Lessee under the Lease. No action by Bison pursuant to this Agreement shall be deemed to be an assumption by Bison of any obligation under the Lease, and, except as provided in paragraphs 6 and 7 below, Bison shall not have any obligation to Landlord.

3. Landlord acknowledges the validity of Bison’s lien on the Collateral and, until such time as the obligations of the Lessee to Bison are indefeasibly paid in full, Landlord waives any interest in the Collateral and agrees not to distrain or levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason.

4. Landlord agrees that the Collateral consisting of trade fixtures such as equipment bolted to the floor shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property.

5. Prior to a termination of the Lease and until Bison’s security interest in and lien upon the Collateral is released, Bison or its representatives or invitees may enter upon the Premises at any time without any interference by Landlord to inspect or remove any or all of the Collateral, including, without limitation, by public auction or private sale pursuant to the provisions of paragraph 7 below.

6. Upon a termination of the Lease, Landlord shall permit Bison and its representatives and invitees to occupy and remain on the Premises; provided, that (a) such period of occupation (the “Disposition Period”) shall not exceed one hundred fifty (150) days following receipt by Bison of a Default Notice or, if the Lease has expired by its own terms (absent a default thereunder), up to thirty (30) days following Bison’s receipt of written notice of such expiration, (b) for the actual period of occupancy by Bison, Bison shall pay to Landlord the basic rent due under the Lease pro-rated on a per diem basis determined on a 30-day month, and shall provide and retain liability and property insurance coverage, electricity and heat to the extent required by the Lease, and (c) such amounts paid by Bison to Landlord shall exclude any rent adjustments, indemnity payments or similar amounts for which the Lessee remains liable under the Lease for default, holdover status or other similar charges. If any injunction or stay is issued that prohibits Bison from removing the Collateral, the commencement of the Disposition Period shall be deferred until such injunction or stay is lifted or removed. All obligations of Landlord and Bison pursuant to this Section 6 shall terminate upon the release of Bison’s security in and lien upon the Collateral.

7. During any Disposition Period, (a) Bison and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Collateral, and Bison may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without interference by Landlord or liability of Bison to Landlord, and (b) Bison shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Premises. If Bison conducts a public auction or private sale of the Collateral at the Premises, Bison shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner which would not unduly disrupt Landlord’s or any other tenant’s use of the Premises.

8. Bison shall promptly repair, at Bison’s expense, or reimburse Landlord for any physical damage to the Premises actually caused by the conduct of such auction or sale and any removal of Collateral by or through Bison (ordinary wear and tear excluded). Bison shall not be liable for any diminution in value of the Premises caused by the absence of Collateral removed, and Bison shall not have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by the Lessee.

9. All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery. All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) business days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission. All communications to Bison and Landlord shall be sent:

If to Landlord, to:

[                                                              ]

[                                                              ]

[                                                              ]

Facsimile:

Email:

Attention:

with a copy to:

[                                                              ]

[                                                              ]

[                                                              ]

Facsimile:

Email:

Attention:

If to Bison, to:

Bison Capital Equity Partners II-A, L.P.

Bison Capital Equity Partners II-B, L.P.

10877 Wilshire, Suite 1520

Los Angeles, California 90024

Facsimile: (310) 260-6576

Email: dtrussler@bisoncapital.com

Attention: Mr. Douglas B. Trussler

with a copy to, which shall not constitute notice:

Sheppard Mullin Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, California 90071

Facsimile: (213) 620-1398

Email: dsands@smrh.com

Attention: David Sands

10. All the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder. Bison may assign any of its rights hereunder to any person. Landlord may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Bison (in their sole discretion), and any such purported assignment by Landlord without the written consent of Bison shall be void and of no effect.

11. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

12. All disputes arising under this Agreement shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

13. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND THEIR RESPECTIVE APPELLATE COURTS;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME OR TO SEEK TRANSFER TO ANOTHER JUDICIAL DISTRICT;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO AN OFFICER, DIRECTOR, MANAGING AGENT OR OTHER AUTHORIZED PERSON OF SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT; AGREES THAT NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(d) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(e) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A SINGLE REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) LANDLORD SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

14. If any party hereto commences any action against any other party hereto with respect to the enforcement or interpretation of this Agreement, then the prevailing party in such action shall be entitled to an award of its costs of litigation, including reasonable attorneys’ fees.

15. Each of the parties hereto hereby acknowledges that such party has been advised by counsel in the negotiation, execution and delivery of this Agreement. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

16. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

17. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.

18. This Agreement may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

19. With regards to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

20. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, this Collateral Access Agreement is entered into as of the date first set forth above.

“LANDLORD”

By:
Name:
Title:

“BISON”

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By:
Name:
Title:

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By:
Name:
Title:

S-1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by THE CENTER FOR WOUND HEALING, INC., a Nevada corporation (the “Company”) (together with any Subsidiary thereof that executes a joinder agreement, the “Grantors,” and each a “Grantor”) in favor of BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (collectively, “Purchaser”).

Recitals

WHEREAS, the Company has entered into that certain Securities Purchase Agreement, dated as of the date hereof (as amended, supplemented, replaced or otherwise modified from time to time, the “Purchase Agreement”) with Purchaser. Capitalized terms used and not defined herein have the meanings given such terms in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to issue and sell to Purchaser and Purchaser has agreed to purchase, the Note and the Warrant upon the terms and subject to the conditions set forth therein.

WHEREAS, it is a condition precedent to the obligation of Purchaser to enter into the transactions contemplated thereby that the Company shall have executed and delivered that certain Security Agreement, dated as of the date hereof, in favor of Purchaser (as amended, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement and subject to the provisions of the Intercreditor Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Proprietary Rights of the Grantors to Purchaser, and Grantors have agreed as a condition thereof to execute this Intellectual Property Security Agreement and have agreed to file it for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities if applicable and requested.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

1. Grant of Security. Each Grantor hereby grants to Purchaser a continuing security interest in and to all of such Grantor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to the following (collectively referred to as, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations (including, but not limited to, obligations under the Purchase Agreement, the Note and the Guarantee (if any)):

(a) (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof in the U.S. or any foreign jurisdiction, including, without limitation, each registration and application identified in Schedule I (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof); and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b) (i) all patents, patent applications and patentable inventions in the U.S. or any foreign jurisdiction, including, without limitation, each patent and patent application identified in Schedule I (ii) all inventions and improvements described and claimed therein; (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof); and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c) (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications in the U.S. or any foreign jurisdiction, and any renewals, restorations or extensions thereof, including, without limitation, each registration and application identified in Schedule I (ii) the rights to reproduce, print, publish and distribute and to publicly display and perform any of the foregoing and to sell, rent, lease or lend copies of the foregoing and to sublicense to third parties the foregoing rights, including the right to sublicense to further third parties; (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof); and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Copyrights”);

(d) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, security procedures and devices; (ii) right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements or misappropriations thereof); and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e) (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark, (B) any right to manufacture, use or sell any invention covered in whole or in part by a Patent, (C) any right under any Copyright including, without limitation, the grant of rights to reproduce, manufacture, distribute, publicly display or perform, exploit and sell, rent, lease or lend any Copyrights or any derivative works of any Copyright including, without limitation, any of the foregoing identified in Schedule I and (D) any right to use any Trade Secret; (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing; (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof); and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(f) any and all proceeds of the foregoing.

2. Grant of Non-Exclusive License. Each Grantor hereby grants to Purchaser a non-exclusive royalty-free license or other right to use, without charge, such Grantor’s Proprietary Rights, labels and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, in connection with the exercise of Purchaser’s rights under the Purchase Agreement and the Security Agreement, and such Grantor’s rights under all licenses and all franchise agreements shall inure to Purchaser’s benefit.

3. Recordation. Each Grantor authorizes and agrees that the Register of Copyrights, the Commissioner of Patents, and the Commissioner of Trademarks and any other applicable government officer in the U.S. or any foreign jurisdiction record this Intellectual Property Security Agreement if requested by the Purchaser.

4. Agency of the Company for Each Other Grantor. Each Grantor (other than the Company) appoints the Company as its agent for all purposes relevant to this Intellectual Property Security Agreement, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Grantors acting singly or jointly, or both, shall be valid and effective if given or taken only by the Company, whether or not any of the other Grantors joins therein.

5. Notices. All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery. All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission. All communications to the Grantors shall be deemed duly given if given to the Company. All communications to the Company and Purchaser shall be sent to their respective addresses as set forth in the Purchase Agreement.

6. Successors and Assigns. All of the covenants and provisions of this Intellectual Property Security Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder. Subject to applicable securities laws, Purchaser may assign any of its rights hereunder to any Person. None of the Grantors may assign any of its rights, or delegate any of its obligations, under this Intellectual Property Security Agreement without the prior written consent of Purchaser (in its sole discretion), and any such purported assignment by any Grantor without the written consent of Purchaser shall be void and of no effect.

7. Benefits of this Agreement. This Intellectual Property Security Agreement shall be for the sole and exclusive benefit of Purchaser and its permitted successors and assigns. There are no intended third party beneficiaries of this Intellectual Property Security Agreement.

8. Governing Law. In all respects, including matters of construction, validity and performance, this Intellectual Property Security Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

9. Arbitration. All disputes arising under this Intellectual Property Security Agreement shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days of after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

10. Jurisdiction, Venue, Etc. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND THEIR RESPECTIVE APPELLATE COURTS;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME OR TO SEEK TRANSFER TO ANOTHER JUDICIAL DISTRICT;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO AN OFFICER, DIRECTOR, MANAGING AGENT OR OTHER AUTHORIZED PERSON OF SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT; AGREES THAT NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(d) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(e) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A SINGLE REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) THE COMPANY SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

11. Prevailing Party; Attorney’s Fees. If any party hereto commences any action against any other party hereto with respect to the enforcement or interpretation of this Intellectual Property Security Agreement, then the prevailing party in such action shall be entitled to an award of its costs of litigation, including reasonable attorneys’ fees.

12. Acknowledgments. Each of the Grantors hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Intellectual Property Security Agreement; and

(b) Purchaser has no fiduciary relationship with or duty to the Grantors arising out of or in connection with this Intellectual Property Security Agreement, and the relationship between Purchaser and the Grantors in connection herewith is solely that of creditor and debtor.

13. No Strict Construction. No party, nor its counsel, shall be deemed the drafter of this Intellectual Property Security Agreement, and all provisions of this Intellectual Property Security Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

14. Headings. The title of and the section and paragraph headings in this Intellectual Property Security Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Intellectual Property Security Agreement.

15. Severability. If any one or more of the provisions contained in this Intellectual Property Security Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Intellectual Property Security Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Intellectual Property Security Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

16. Further Assurances. Each of the Grantors shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Intellectual Property Security Agreement.

17. Amendment and Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Intellectual Property Security Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Intellectual Property Security Agreement, any waiver of any provision of this Intellectual Property Security Agreement, and any consent to any departure by any party from the terms of any provision of this Intellectual Property Security Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company (which shall act on behalf of all Grantors) and Purchaser, and (ii) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Intellectual Property Security Agreement, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.

18. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Security Agreement and the Purchase Agreement. The rights and remedies of each party hereto with respect to the security interest in the Collateral granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement and the Purchase Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Security Agreement or the Purchase Agreement, the provisions of the Security Agreement or the Purchase Agreement shall govern.

19. Entire Agreement. This Intellectual Property Security Agreement and the other Transaction Documents (together with the exhibits and schedules hereto and thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Intellectual Property Security Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

20. Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

ATLANTIC ASSOCIATES, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ATLANTIC HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

BAYONNE HYPERBARIC, L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CEF PRODUCTS, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Intellectual Property Security Agreement

THE CENTER FOR WOUND HEALING I, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE CENTER FOR WOUND HEALING II, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CFWH MEZZANINE LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CMC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

EIN HYPERBALIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Intellectual Property Security Agreement

ELISE KING LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FAR ROCKWAY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FOREST HILLS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

GREATER BRONX HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

JFK HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Intellectual Property Security Agreement

LOWELL HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MAIMONIDES HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MASSACHUSETTS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MEADOWLANDS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MUHLENBERG HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Intellectual Property Security Agreement

NEWARK BI LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC AND WOUND CARE CENTER (DE), L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC & WOUND CARE CENTERS (NY), LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NJ HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Intellectual Property Security Agreement

PASSAIC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

PENNSYLVANIA HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

RARITAN BAY HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SCRANTON HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Intellectual Property Security Agreement

SOUTH NASSAU HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH OCEAN COUNTY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE SQUARE HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ST JOSEPHS HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

TRENTON HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

Signature Page to Intellectual Property Security Agreement

VB HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Intellectual Property Security Agreement

SCHEDULE I

to

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Schedule of U.S. and Foreign Trademark Registrations/Applications and

Patents/Patent Application to be attached.

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of March 31, 2008, is made by THE CENTER FOR WOUND HEALING, INC., a Nevada corporation (the “Company”) (together with any Subsidiary thereof that executes a Joinder Agreement and owns or comes to own Capital Stock of another entity, the “Pledgors” and each, a “Pledgor”) in favor of BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (collectively, “Purchaser”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Company and Purchaser, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase, the Note and the Warrant upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of Purchaser to purchase the Note and the Warrant that the Pledgors shall have executed and delivered this Agreement (as defined herein) to secure payment and performance of the Obligations.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and to induce Purchaser to enter into the Purchase Agreement and to induce Purchaser to purchase the Note and the Warrant, each of Pledgor and Purchaser hereby agree as follows:

1. Defined Terms. The following terms shall have the following respective meanings:

“Agreement” shall mean this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

“Collateral” shall mean the Pledged Equity and all Proceeds.

“Capital Stock” shall have the meaning set forth in the Purchase Agreement.

“Issuers” shall mean the collective reference to the Persons identified on Schedule 1 attached hereto (as such Schedule 1 may be supplemented from time to time pursuant to the terms of this Agreement) as the issuers of the Pledged Equity; individually, each an “Issuer.”

“Payment Account”: shall have the meaning set forth in the Security Agreement.

“Pledged Equity” shall mean the shares or units of Capital Stock listed on Schedule 1 hereto, together with all additional shares or units of Capital Stock, equity certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to Pledgor while this Agreement is in effect.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity, collections thereon or distributions with respect thereto.

“Requirements of Law” shall have the meaning set forth in the Purchase Agreement.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time, of the State of California.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Pledge; Grant of Security Interest; Certain Limited Exclusions. Each of the Pledgors hereby pledges and grants to Purchaser a first priority perfected security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (including, but not limited to, obligations under the Purchase Agreement, the Note and the Guarantee). The rights and remedies of Purchaser under this Agreement are subject to the provisions of the Intercreditor Agreement.

3. Delivery; Stock Powers. Concurrently with the execution and delivery of this Agreement, each Pledgor shall deliver to Purchaser all originals of all certificates evidencing any Pledged Equity then owned by such Pledgor and promptly after acquiring rights in any additional Pledged Equity shall deliver to Purchaser all originals of all certificates evidencing any such Pledged Equity, to the extent any of the foregoing certificates have been or are issued. Concurrently with the delivery to Purchaser of each certificate representing one or more shares or units of Pledged Equity to Purchaser, each Pledgor shall deliver an undated equity interest power covering such certificate, duly executed in blank by such Pledgor. For so long as the obligations under the Senior Credit Agreement remain in effect, the requirement to physically deliver certificates evidencing the Pledged Equity shall be satisfied by delivering the foregoing to the Senior Lender and obtaining the written acknowledgment of the Senior Lender that it holds such Pledged Equity for the benefit of Purchaser. In the event that any of the Pledged Equity shall constitute uncertificated securities for purposes of Article 8 of the UCC and subject to the provisions of the Intercreditor Agreement, each Pledgor shall cause the issuer of such uncertificated security to agree in writing to comply with all instructions issued by Purchaser without further consent by the registered owner.

4. Representations and Warranties. Each Pledgor represents and warrants that:

(a) Such Pledgor has the organizational power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary organizational action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

(b) This Agreement constitutes a legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, and upon delivery to Purchaser of the certificates evidencing the Pledged Equity, the security interest created pursuant to this Agreement will constitute a valid, first priority, perfected security interest in the Collateral (subject to the Liens of the Senior Lender), enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or Contractual Obligation of such Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of Pledgor pursuant to any requirement of law or Contractual Obligation of such Pledgor, except the security interest created by this Agreement or as provided in the Intercreditor Agreement.

(d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any equityholder or creditor of such Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the exercise of remedies with respect to any Collateral other than as required by the Intercreditor Agreement.

(e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(f) Other than as described in Schedule 1, the shares or units of Pledged Equity constitute all the issued and outstanding equity of each Issuer.

(g) All the shares or units of the Pledged Equity have been duly and validly issued and are fully paid and nonassessable.

(h) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or in favor of the Senior Lender.

5. Covenants. Each Pledgor covenants and agrees with Purchaser that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released, subject to the terms of the Intercreditor Agreement:

(a) Subject to Section 6 hereof, if such Pledgor shall, as a result of its ownership of the Pledged Equity, become entitled to receive or shall receive any equity certificate (including, without limitation, any certificate representing an equity interest dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares or units of the Pledged Equity, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of Purchaser and deliver the same forthwith to Purchaser in the exact form received, duly endorsed by such Pledgor to Purchaser, if required, together with an undated equity interest power covering such certificate duly executed in blank by such Pledgor and with, if Purchaser so requests, signature guaranteed, to be held by Purchaser, subject to the terms hereof, as additional collateral security for the Obligations. Subject to Section 6 hereof, (1) any sums paid upon or in respect of the Pledged Equity upon the liquidation or dissolution of any Issuer shall be paid over to Purchaser to be held by it hereunder as additional collateral security for the Obligations, (2) in case any distribution of capital shall be made on or in respect of the Pledged Equity or any property shall be distributed upon or with respect to the Pledged Equity pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to Purchaser to be held by it hereunder as additional collateral security for the Obligations, (3) if Purchaser grants prior written consent pursuant to subsection (b) below to the sale of any Pledged Equity by a Pledgor, any consideration received by such Pledgor on account of such sale shall be paid over to Purchaser to be held by it hereunder as additional collateral security for the Obligations and (4) any sums of money or property so paid or distributed in respect of the Pledged Equity shall be received by such Pledgor, such Pledgor shall promptly pay or deliver such money or property to Purchaser (no later than three (3) days after the receipt of the same) and, until such money or property is paid or delivered to Purchaser, hold such money or property as additional collateral security for the Obligations. Notwithstanding clause (3) in the preceding sentence, a Pledgor shall be permitted to use the consideration received by such Pledgor on account of a sale of Pledged Equity if Purchaser grants prior written consent to such use.

(b) Without the prior written consent of Purchaser, such Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any equity securities of any nature of any Issuer, (2) sell, assign, transfer, exchange, or otherwise enter into a derivatives transaction or otherwise hedge or dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or in favor of the Senior Lender or (4) enter into any agreement or undertaking (other than as may be required by law) restricting the right or ability of such Pledgor or Purchaser to sell, assign or transfer any of the Collateral.

(c) Such Pledgor shall maintain the security interest created by this Agreement, subject to the Liens in favor of the Senior Lender, as a first priority, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever except to the security interest of the Senior Lender. At any time and from time to time, upon the written request of Purchaser, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Purchaser may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Purchaser, duly endorsed in a manner satisfactory to Purchaser, to be held as Collateral pursuant to this Agreement.

(d) Such Pledgor shall pay, and save Purchaser harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(e) Such Pledgor shall (i) pledge to Purchaser, any Capital Stock it acquires in a new Subsidiary from time to time after the Closing Date by delivering to Purchaser a supplement to Schedule I attached hereto and (ii) cause any Subsidiary not party to this Agreement to become a party to this Agreement upon the acquisition by such Subsidiary of a new Subsidiary and to pledge its Capital Stock in such new Subsidiary to Purchaser.

(f) Such Pledgor shall not agree to any amendment or repeal of any Opt-In Clauses without the prior express written consent of Purchaser and, in any event, shall promptly notify Purchaser in writing if for any reason the related Pledged Equity ceases to be a security for purposes of the UCC in any applicable jurisdiction.

6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and Purchaser shall have given notice to the Pledgors of Purchaser’s intent to exercise its corresponding rights pursuant to Section 9 below, each Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Purchase Agreement, in respect of the Pledged Equity and to exercise all voting and organizational rights with respect to the Pledged Equity; provided, however, that no vote shall be cast or organizational right exercised or other action taken which, in Purchaser’s reasonable judgment, would materially impair the Collateral or which would be materially inconsistent with or result in any violation of any provision of the Purchase Agreement, the Note, this Agreement or any other Transaction Document.

7. Rights of Purchaser.

(a) All money Proceeds received by Purchaser hereunder shall be held by Purchaser in a Payment Account. All Proceeds while held by Purchaser in a Payment Account (or by a Pledgor in trust for Purchaser) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 10 of the Security Agreement.

(b) Upon the occurrence of (i) an Event of Default (as defined in the Purchase Agreement) under Section 10.1(d) of the Purchase Agreement, (ii) any other non-monetary Event of Default that remains uncured (if capable of being cured, it being understood that not cure period will apply if such Event of Default is incapable of being cured) for more than ten (10) Business Days, or (iii) any monetary Event of Default remains uncured for more than two (2) Business Days, and (with respect to each of foregoing clauses (i) through (iii)) until such Event Default is no longer existing, (A) Purchaser shall have the right to receive any and all cash dividends paid in respect of the Pledged Equity and make application thereof to the Obligations in such order as Purchaser may determine, and (B) all shares or units of the Pledged Equity shall be registered in the name of Purchaser or its nominee, and Purchaser or its nominee may thereafter exercise (1) all voting, organizational and other rights pertaining to such shares or units of the Pledged Equity at any meeting of equityholders of any Issuer or otherwise and (2) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares or units of the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Pledgor or Purchaser of any right, privilege or option pertaining to such shares or units of the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Purchaser may determine), all without liability except to account for property actually received by it, but Purchaser shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

8. Consent. Each Pledgor which is either an issuer or an owner of any Pledged Equity hereby consents to the grant by each other Pledgor of the security interest hereunder in favor of Purchaser and to the transfer of any Pledged Equity to Purchaser or its designee following an Event of Default and to the substitution of Purchaser or its designee as a partner, member or shareholder of the issuer of the related Pledged Equity. Each Pledgor shall cause each issuer of any Pledged Equity to execute and deliver to Purchaser an acknowledgment substantially in the form of Exhibit A hereto.

9. Remedies

(a) Upon the occurrence of (i) an Event of Default (as defined in the Purchase Agreement) under Section 10.1(d) of the Purchase Agreement, (ii) any other non-monetary Event of Default that remains uncured (if capable of being cured, it being understood that not cure period will apply if such Event of Default is incapable of being cured) for more than ten (10) Business Days, or (iii) any monetary Event of Default remains uncured for more than two (2) Business Days, and (with respect to each of foregoing clauses (i) through (iii)) until such Event Default is no longer existing, Purchaser may, at any time at Purchaser’s election, apply all or any part of Proceeds held in any Payment Account in payment of the Obligations in such order as Purchaser may elect.

(b) Upon the occurrence of (i) an Event of Default (as defined in the Purchase Agreement) under Section 10.1(d) of the Purchase Agreement, (ii) any other non-monetary Event of Default that remains uncured (if capable of being cured, it being understood that not cure period will apply if such Event of Default is incapable of being cured) for more than ten (10) Business Days, or (iii) any monetary Event of Default remains uncured for more than two (2) Business Days, and (with respect to each of foregoing clauses (i) through (iii)) until such Event Default is no longer existing, Purchaser may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or other applicable law or in equity. Without limiting the generality of the foregoing, Purchaser, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Purchaser or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, provided that Purchaser shall first give the Company notice of such Event of Default. Purchaser shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. Purchaser shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all Purchaser’s Expenses in any way relating to the Collateral or the rights of Purchaser hereunder, to the payment in whole or in part of the Obligations, in such order as Purchaser may elect, and only after such application and after the payment by Purchaser of any other amount required by any provision of law, including, without limitation, Section 9615 of the UCC, need Purchaser account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against Purchaser arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(c) Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Purchaser to collect such deficiency.

10. Resales of Pledged Equity

(a) Each Pledgor will cause the Issuer thereof to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of Purchaser, necessary or advisable to permit the Pledged Equity, or any portion thereof, to be sold under the provisions of the Securities Act relating to resales of securities absent registration thereunder.

(b) Each Pledgor recognizes that Purchaser may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Purchaser shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Pledgor further agrees to use its commercially reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 10 valid and binding and in compliance with any and all other applicable requirements. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Purchaser, that Purchaser have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement.

11. Irrevocable Authorization and Instruction to Issuer. Each Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from Purchaser in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that each Issuer shall be fully protected in so complying.

12. Purchaser’s Appointment as Attorney-in-Fact.

(a) Subject to the Intercreditor Agreement, each Pledgor hereby irrevocably constitutes and appoints Purchaser and any officer of Purchaser, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in Purchaser’s own name, from time to time in Purchaser’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

(b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 12(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

13. Duty of Purchaser. Purchaser’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as Purchaser deals with similar securities and property for its own account, except that Purchaser shall have no obligation to invest funds held in any Payment Account and may hold the same as demand deposits. Except as provided in Section 9-207 of the UCC, neither Purchaser nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

14. Authorization of Financing Statements. Pursuant to Section 9102 of the UCC, each Pledgor authorizes Purchaser to file financing statements with respect to the Collateral in such form and in such filing offices as Purchaser reasonably determines appropriate to perfect the security interests of Purchaser under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

15. Authority of Purchaser. Pledgor acknowledges that the rights and responsibilities of Purchaser under this Agreement with respect to any action taken by Purchaser or the exercise or non-exercise by Purchaser of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them.

16. Agency of the Company for each other Pledgor. Each Pledgor (other than the Company) appoints the Company as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Pledgors acting singly or jointly, or both, shall be valid and effective if given or taken only by the Company, whether or not any of the other Pledgors joins therein.

17. Notices. All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery. All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission. All communications to the Company and Purchaser shall be sent to their respective addresses as set forth in the Purchase Agreement. All communications to any Pledgor shall be deemed duly given if sent to the Company.

18. Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder. Subject to applicable securities laws, Purchaser may assign any of its rights hereunder to any Person. None of the Pledgors may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Purchaser (in their sole discretion), and any such purported assignment by any Pledgor without the written consent of Purchaser shall be void and of no effect.

19. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of Purchaser and its permitted successors and assigns. There are no intended third party beneficiaries of this Agreement.

20. Governing Law. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

21. Arbitration. All disputes arising under this Agreement shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

22. Jurisdiction, Venue, Etc. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND THEIR RESPECTIVE APPELLATE COURTS;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME OR TO SEEK TRANSFER TO ANOTHER JUDICIAL DISTRICT;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO AN OFFICER, DIRECTOR, MANAGING AGENT OR OTHER AUTHORIZED PERSON OF SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT; AGREES THAT NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(d) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(e) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A SINGLE REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) THE COMPANY SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

23. Prevailing Party; Attorney’s Fees. If any party hereto commences any action against any other party hereto with respect to the enforcement or interpretation of this Agreement, then the prevailing party in such action shall be entitled to an award of its costs of litigation, including reasonable attorneys’ fees.

24. Acknowledgments. Each Pledgor hereby acknowledges that:

(a) such Pledgor has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

(b) Purchaser has no fiduciary relationship with or duty to the Pledgors arising out of or in connection with this Agreement.

25. No Strict Construction. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

26. Headings. The title of the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.

27. Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

28. Further Assurances. Each Pledgor shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

29. Amendment and Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company (on behalf of the Pledgors) and Purchaser, and (ii) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.

30. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

31. Time of Essence. With regards to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

32. Entire Agreement. This Agreement and the other Transaction Documents (together with the exhibits and schedules hereto and thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED BY:

BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership

By:	BISON CAPITAL EQUITY PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership

By:	BISON CAPITAL EQUITY PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

Signature Page to Pledge Agreement

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated March 31, 2008, made by the Pledgors (as defined therein) and Purchaser (as defined therein) (the “Pledge Agreement”). The undersigned agrees for the benefit of Purchaser as follows:

1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned confirms the statements made in the Pledge Agreement with respect to the undersigned including, without limitation, Schedule 1 (if applicable).

3. The undersigned will notify Purchaser promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement.

4. The terms of Sections 5 and 10 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Sections 5 and 10 of the Pledge Agreement.

5. The undersigned will comply with instructions originated by Purchaser without further consent by any Pledgor.

NY HYPERBARIC, LLC
FOREST HILLS HYPERBARIC, LLC
SCRANTON HYPERBARIC LLC
JFK HYPERBARIC LLC
TRENTON HYPERBARIC, LLC
NEWARK BI LLC
PASSAIC HYPERBARIC, LLC
ST JOSEPHS HYPERBARIC LLC
GREATER BRONX HYPERBARIC LLC
(f/k/a MONTEFIORE HYPERBARIC LLC)
ELISE KING, LLC
SOUTH NASSAU HYPERBARIC LLC
NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC (DEL)
NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C. (N.Y.)
VB HYPERBARIC, LLC
EIN HYPERBARIC LLC
MAIMONIDES HYPERBARIC, LLC
THE SQUARE HYPERBARIC, LLC
SOUTH N HYPERBARIC LLC
MUHLENBERG HYPERBARIC LLC
LOWELL HYPERBARIC LLC
THE CENTER FOR WOUND HEALING I, LLC
(f/k/a MODERN MEDICAL, LLC)

Signature Page to Pledge Agreement

THE CENTER FOR WOUND HEALING II, LLC
(f/k/a MODERN MEDICAL SPECIALTIES, LLC)
NJ HYPERBARIC, LLC
FAR ROCKAWAY HYPERBARIC, LLC
ATLANTIC HYPERBARIC, LLC
ATLANTIC ASSOCIATES, LLC
CEF PRODUCTS, LLC
CMC HYPERBARIC, LLC
PENNSYLVANIA HYPERBARIC, LLC
HYBERBARIC, LLC
(a/k/a MASSACHUSETTS HYPERBARIC, LLC)
BAYONNE HYPERBARIC, LLC,
RARITAN BAY HYPERBARIC, LLC,
CFWH MEZZANINE, LLC,
SOUTH OCEAN COUNTY HYPERBARIC, LLC
By their managers/members
THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

Signature Page to Pledge Agreement

SCHEDULE 1

TO PLEDGE AGREEMENT

DESCRIPTION OF PLEDGED EQUITY

Issuer	Issuer’s Jurisdiction Under UCC Section 9-305(a)(1)	Class of Equity*	Certificate No.	Percentage of Shares or Units	No. of Shares or Units

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended from time to time, this “Agreement”) dated as of March 31, 2008, is made by (a) THE CENTER FOR WOUND HEALING, INC., a Nevada corporation (“Company”), and (b) the Subsidiaries of the Company that may from time to time become party hereto ((a) and (b) collectively, the “Grantors”) in favor of BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (collectively, “Purchaser”).

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof, by and among Company and Purchaser (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), Company has agreed, among other things, to sell to Purchaser, and Purchaser has agreed to purchase, the Note and the Warrant (as each is defined in the Purchase Agreement); and

WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and the Transaction Documents (as defined in the Purchase Agreement) and to induce Purchaser to enter into the transactions contemplated thereby, each Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. The following terms shall have the following respective meanings:

“Account Debtor” means an account debtor as defined in the UCC.

“Accounts” means all of each Grantor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and all medical receivables.

“Assigned Contracts” means, collectively, all of each Grantor’s rights and remedies under, and all moneys and claims for money due or to become due to such Grantor under any material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of such Grantor now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Chattel Paper” means all of each Grantor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Documents” means all documents, as defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by each Grantor.

“Equipment” means all of each Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, office equipment, as well as all of such types of property leased by such Grantor and all of such Grantor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“Event of Default” has the meaning set forth in Section 19 of this Agreement.

“General Intangibles” means all of each Grantor’s now owned or hereafter acquired general intangibles (as defined in the UCC), choses in action and causes of action and all other intangible personal property of such Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Grantor.

“Instruments” means all instruments, as defined in the UCC, now owned or hereafter acquired by each Grantor.

“Inventory” means all of each Grantor’s now owned and hereafter acquired inventory (as defined in the UCC), goods (as defined in the UCC) and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Grantor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment Property” means all of each Grantor’s right, title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; and (e) commodity accounts.

“Letter-of-Credit Rights” means all of each Grantor’s right, title and interest in and to any and all letter-of-credit rights, as defined in the UCC.

“Obligations “ has the meaning set forth in the Purchase Agreement.

“Payment Account” means each bank account, if any, established pursuant to this Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of Purchaser or a Grantor, as Purchaser may determine, on terms acceptable to Purchaser.

“Proprietary Rights” means all of each Grantor’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing; all other rights under any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; and all rights to sue for past, present and future infringement of any of the foregoing.

“Supporting Obligations” means all supporting obligations, as defined in the UCC.

“Tort Claims” means each Grantor’s claims in tort now existing or hereafter arising, including, without limitation, any commercial tort claim (as defined in the UCC).

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Purchase Agreement. All other undefined terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

2. Grant of Lien.

(a) As security for all Obligations, each Grantor hereby grants to Purchaser, a continuing first priority (subject to Permitted Liens, as defined in the Purchase Agreement), security interest in, lien on, assignment of and right of set-off against, all assets of each Grantor of any kind, whether now owned or existing or hereafter acquired or arising, regardless of where located (the “Collateral”), including, without limitation, the following:

(i) all Accounts;

(ii) all Inventory;

(iii) all contract rights, including Assigned Contracts;

(iv) all Chattel Paper;

(v) all Documents;

(vi) all Instruments;

(vii) all Supporting Obligations;

(viii) all General Intangibles;

(ix) all Equipment;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all money, cash, cash equivalents, securities and other property of any kind of such Grantor held directly or indirectly by Grantor;

(xiii) all of such Grantor’s deposit accounts, credits, and balances with any financial institution with which such Grantor maintains deposits, including any Payment Accounts;

(xiv) all Tort Claims;

(xv) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

(xvi) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

(b) All of the Obligations shall be secured by all of the Collateral.

(c) Notwithstanding anything herein to the contrary, in no event shall the security interest granted under this Section 2 attach to, and the Collateral shall not include Accounts which constitute Medicare or Medicaid accounts receivable, to the extent that applicable law does not permit any Lien in favor of Purchaser on such accounts receivable.

3. Perfection and Protection of Security Interest.

(a) Each Grantor shall, at its expense, perform all reasonable steps requested by Purchaser at any time to perfect, maintain, protect, and enforce Purchaser’s Liens, including: (i) filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to Purchaser; (ii) delivering to Purchaser the originals of all Instruments, Documents, and Chattel Paper, and all other Collateral of which Purchaser reasonably determines it should have physical possession in order to perfect and protect Purchaser’s security interest therein, duly pledged, endorsed or assigned to Purchaser without restriction; (iii) delivering to Purchaser warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by Purchaser; (v) placing notations on such Grantor’s books of account to disclose Purchaser’s security interest; (vi) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of securities intermediaries; (vii) assigning and delivering to Purchaser all Supporting Obligations, including letters of credit on which such Grantor is named as beneficiary with the written consent of the issuer thereof; and (viii) taking such other steps as are reasonably deemed necessary or desirable by Purchaser to maintain and protect Purchaser’s Liens. To the extent permitted by applicable law, Purchaser may file, without such Grantor’s signature, one or more financing statements disclosing Purchaser’s Liens. Each Grantor agrees that a carbon, photographic, photo static, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. For so long as the obligations under the Senior Credit Agreement remain in effect, the requirement to physically deliver to Purchaser certificated securities, Instruments, Documents and tangible Chattel Paper also pledged to secure obligations to the Senior Lender under the Senior Credit Documents shall be satisfied by delivering the foregoing to the Senior Lender and obtaining the written acknowledgement of the Senior Lender that it holds such certificated securities, Instruments, Documents and tangible Chattel Paper for the benefit of Purchaser.

(b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any Grantor’s agents or processors, then such Grantor shall notify Purchaser thereof and shall obtain a bailee letter acknowledged by the bailee that notifies such Person of Purchaser’s security interest in such Collateral and instructs such Person to hold all such Collateral for Purchaser’s account subject to Purchaser’s instructions. If at any time any Collateral is located in any operating facility of a Grantor that is leased by such Grantor, then the Grantor shall obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to Purchaser, that waives or subordinates all present and future Liens which the owner or lessor of such premises may be entitled to assert against the Collateral.

(c) From time to time, each Grantor shall, upon Purchaser’s request, execute and deliver confirmatory written instruments pledging to Purchaser the Collateral, but such Grantor’s failure to do so shall not affect or limit any security interest or any other rights of Purchaser in and to the Collateral with respect to such Grantor. So long as the Purchase Agreement is in effect and until all Obligations have been fully satisfied, Purchaser’s Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible as the basis for any advance, loan, extension of credit, or other financial accommodation).

(d) Each Grantor hereby represents and warrants to Purchaser that, as of the date hereof and to each Grantor’s knowledge, such Grantor has no Tort Claims, except as set forth on Schedule IV. Each Grantor shall notify Purchaser on no less than a quarterly basis of any Tort Claims known to such Grantor and which arise following the date hereof and such Tort Claims shall be added to Schedule IV.

4. Location of Collateral. Each Grantor represents and warrants to Purchaser that: (a) Schedule I is a correct and complete list of such Grantor’s chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule I correctly identifies any of such facilities and locations that are not owned by such Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Grantor covenants and agrees that if it (i) transfers any Collateral to any location other than those locations listed on Schedule I, (ii) otherwise changes or adds to any of such locations, or (iii) changes the location of its chief executive office from the location identified in Schedule I, such Grantor shall give Purchaser written notice thereof no later than five (5) Business Days prior to such event and shall promptly execute any and all financing statements and other documents that Purchaser reasonably requests in connection therewith. Without limiting the foregoing, each Grantor represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (A) on premises owned by a Grantor, (B) on premises leased by a Grantor, provided that Purchaser has received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to Purchaser, or (C) in a warehouse or with a bailee, provided that each Grantor will deliver an executed bailee letter from the applicable bailee in form and substance satisfactory to Purchaser if Purchaser so requests in writing. Except as set forth on Schedule I, during the past five years: (1) there has been no change in the location of any Grantor’s chief executive office; and (2) no Grantor has done business under any name other than the name set forth on the signature page of this Agreement which name is the exact name specified in its organizational documents.

5. Jurisdiction of Organization; Changes. Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued and each Grantor’s state of organization or incorporation, are set forth in Schedule II hereto. Each Grantor has only one state of incorporation or organization. No Grantor shall change its state of incorporation or organization as of the date hereof without the prior written consent of Purchaser.

6. Title to, Liens on, and Sale and Use of Collateral. Each Grantor represents and warrants to Purchaser and agrees that: (a) all of the Collateral is and will continue to be owned by such Grantor free and clear of all Liens whatsoever, except for Permitted Liens, (b) Purchaser’s Liens on the Collateral will not be subject to any prior Lien except for Permitted Liens, (c) such Grantor will use, store, and maintain the Collateral with all reasonable care in all material respects, ordinary wear and tear excepted, and (d) such Grantor shall use the Collateral for lawful purposes only.

7. Appraisals. Upon the occurrence, and during the continuation, of an Event of Default, each Grantor shall, upon Purchaser’s request at such Grantor’s expense, provide Purchaser with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis satisfactory to Purchaser, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of Purchaser.

8. Access and Examination. (a) Purchaser may at all reasonable times have access to, examine, audit, make extracts from or copies of and inspect any or all of a Grantor’s records, files, and books of account and the Collateral, and, so long as there is no unreasonable interference with such Grantor’s business, discuss such Grantor’s affairs with such Grantor’s officers and management; (b) each Grantor will deliver to Purchaser any instrument necessary for Purchaser to obtain records from any service bureau maintaining records for such Grantor; (c) Purchaser may, at a Grantor’s expense, make copies of all of such Grantor’s books and records, or require such Grantor to deliver such copies to Purchaser; (d) Purchaser may, without expense to Purchaser, use such of the Grantors’ respective personnel, supplies, and real property as may be reasonably necessary for maintaining or enforcing Purchaser’s Liens. Purchaser shall have the right, at any time, in Purchaser’s name or in the name of a nominee of Purchaser, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise but will first advise the Company of its specific intention to do so.

9. Collateral Reporting. Each Grantor shall provide Purchaser with reports with respect to the Collateral as Purchaser reasonably requests. Each Grantor shall provide Purchaser with any reports or documents relating to the Collateral that such Grantor provides to any lender. If any of such Grantor’s records or reports of the Collateral are prepared by an accounting service, such Grantor hereby authorizes such service or collateral agent to deliver such records, reports, and related documents to Purchaser.

10. Collection of Accounts; Payments. Subject to the Intercreditor Agreement:

(a) Purchaser or Purchaser’s designee may, at any time, notify Account Debtors that the Accounts have been assigned to Purchaser and of the Purchaser’s security interest therein, and, while an Event of Default exists, may collect such securities directly and charge the collection costs and expenses to the account of such defaulting Grantor. So long as an Event of Default has occurred and is continuing, such defaulting Grantor, at Purchaser’s request, shall execute and deliver to Purchaser such documents as Purchaser may require to grant Purchaser access to any post office box in which collections of Accounts are received or Purchaser may use its power of attorney to exercise such documents on behalf of such Grantor.

(b) While an Event of Default exists, if sales of Inventory are made or services are rendered for cash, such Grantor shall immediately deliver to Purchaser or deposit into a Payment Account the cash which such Grantor receives for such sales.

(c) While an Event of Default exists, all payments, including immediately available funds received by Purchaser at a bank account designated by it, will be Purchaser’s sole property for its benefit and will be credited to the repayment of the Obligations to the extent of such funds received one (1) Business Day after Purchaser’s receipt of immediately available funds.

(d) In the event that the Grantors repay all of the Obligations upon the termination of the Purchase Agreement or upon acceleration of the Obligations, other than through Purchaser’s receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to the Grantors’ account one (1) Business Day after Purchaser’s receipt of immediately available funds.

11. Inventory; Perpetual Inventory. Each Grantor represents and warrants to Purchaser and agrees with Purchaser that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor’s business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business. Each Grantor will not, without the prior written consent of Purchaser, acquire or accept any Inventory on consignment or approval. Each Grantor will conduct a physical count of the Inventory at least once per fiscal year of the Company, and after and during the continuation of an Event of Default, at such other times as Purchaser requests. Notwithstanding the foregoing sentence, a Grantor’s obligation to conduct a yearly physical count of the Inventory shall be satisfied for such year if such Grantor conducts an appraisal (in such year) of the Inventory for the Purchaser (though the obligation to conduct a physical count at such times as Purchaser requests during an Event of Default shall not be affected by this sentence). Each Grantor will maintain a perpetual inventory reporting system at all times. Each Grantor will not, without Purchaser’s written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

12. Equipment.

(a) Each Grantor represents and warrants to Purchaser and agrees with Purchaser that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor’s business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

(b) Each Grantor shall promptly inform Purchaser of any material additions to or deletions from the Equipment. Each Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property Purchaser does not have a Lien. Each Grantor will not, without Purchaser’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

(c) A Grantor may sell or dispose of old or obsolete Equipment in the ordinary course of business.

(d) Except for Permitted Dispositions (as defined in the Purchase Agreement), each Grantor shall not, without Purchaser’s prior written consent, sell, lease as a lessor, or otherwise dispose of any of such Grantor’s Equipment.

13. Assigned Contracts.

(a) Each Grantor shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder; provided, however, that such Grantor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Without limiting the generality of this Section, such Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Each Grantor shall notify Purchaser in writing, promptly after any Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to Purchaser on all further developments with respect thereto.

(b) Upon the occurrence of (x) an Event of Default under Section 10.1(d) of the Purchase Agreement, (y) any other non-monetary Event of Default that remains uncured (if capable of being cured, it being understood that no cure period will apply if such Event of Default is incapable of being cured) for more than ten (10) Business Days, or (z) any monetary Event of Default that remains uncured for more than two (2) Business Days, and (with respect to each of the foregoing clauses (x) through (z)) until such Event of Default is no longer existing:

(i) each Grantor shall remit directly to Purchaser for application to the Obligations in such order as Purchaser shall determine, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts;

(ii) Purchaser may directly enforce such right in its own or such Grantor’s name and may enter into such settlements or other agreements with respect thereto as Purchaser shall determine; and

(iii) in any suit, proceeding or action brought by Purchaser under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, such Grantor shall indemnify and hold Purchaser harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Grantor to or in favor of such obligor or its successors.

(c) Notwithstanding any provision hereof to the contrary, each Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and Purchaser’s exercise of any of its rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Purchaser shall not be obligated to perform or fulfill any of such Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

14. Right to Cure. Purchaser may, in its discretion, pay any amount or do any act required of such Grantor hereunder, under this Agreement or any other Transaction Document, in order to preserve, protect, maintain or enforce the Obligations, the Collateral or Purchaser’s Liens therein, if such Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral; provided, however, that Purchaser shall not make any such payment if the amount of such payment is being disputed by such Grantor in good faith and with appropriate proceedings. All payments that Purchaser makes under this Section 14 and all out-of-pocket costs and expenses that Purchaser pays or incurs in connection with any action taken by it hereunder shall be charged to such Grantor’s account and shall be deemed included in the Obligations. Any payment made or other action taken by Purchaser under this Section 14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

15. Power of Attorney. Upon the occurrence of (i) an Event of Default (as defined in the Purchase Agreement) under Section 10.1(d) of the Purchase Agreement, (ii) any other non-monetary Event of Default that remains uncured (if capable of being cured, it being understood that no cure period will apply if such Event of Default is incapable of being cured) for more than ten (10) Business Days, or (iii) any monetary Event of Default that remains uncured for more than two (2) Business Days, and (with respect to each of the foregoing clauses (i) through (iii)) until such Event of Default is no longer existing, each Grantor appoints Purchaser and its designee as such Grantor’s attorney-in-fact in its place and stead, with power:

(a) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Purchaser’s possession;

(b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure;

(c) to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by Purchaser and to receive, open and dispose of all mail addressed to such Grantor;

(d) to send requests for verification of Accounts to customers or Account Debtors;

(e) to complete in such Grantor’s name or Purchaser’s name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof;

(f) to clear Inventory through customs in such Grantor’s name, Purchaser’s name or the name of Purchaser’s designee, and to sign and deliver to customs officials powers of attorney-in-fact in the Grantor’s name for such purpose; and

(g) to do all things necessary in the sole judgment of Purchaser to carry out the Purchase Agreement and this Agreement.

Each Grantor ratifies and approves all acts of such attorney-in-fact. Neither Purchaser nor its attorneys-in-fact will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Purchase Agreement has been terminated and all Obligations have been fully satisfied.

16. Purchaser’s Rights, Duties and Liabilities.

(a) Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of Purchaser to take any steps to perfect Purchaser’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release such Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, Purchaser may (but shall not be required to), without notice to or consent from the Grantors, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under the Purchase Agreement or any other agreement now or hereafter existing between Purchaser and such Grantor.

(b) Purchaser shall use reasonable care with respect to the Collateral in its possession or under its control. Purchaser shall not have any other duty as to any Collateral in its possession or control or in the possession or control of nominee of Purchaser, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(c) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Purchaser shall not have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Purchaser of any payment relating to any contract or license pursuant hereto. Purchaser shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) Purchaser may, at any time after a Default or if an Event of Default has occurred and is continuing, without prior notice to any Grantor, notify Account Debtors, parties to the Assigned Contracts and obligors in respect of Instruments and Chattel Paper, that the Accounts and the right, title and interest of such Grantor in and under such Assigned Contracts, Instruments and Chattel Paper have been assigned to Purchaser, and that payments shall be made directly to Purchaser for its own benefit. Upon the request of Purchaser, such Grantor shall so notify Account Debtors, parties to Assigned Contracts and obligors in respect of Instruments and Chattel Paper. So long as an Event of Default has occurred and is continuing, such defaulting Grantor, at Purchaser’s request, shall also execute and deliver to Purchaser such documents as Purchaser may require to grant Purchaser access to any post office box in which collections of Accounts are received.

17. Proprietary Rights Collateral.

(a) None of the Grantors has any interest in, or title to, any Proprietary Rights except as set forth in Schedule III hereto. This Agreement is effective to create a valid and continuing Lien on and, upon filing of this Agreement with the United States Copyright Office and the United States Patent and Trademark Office, perfected Liens in favor of Purchaser on each Grantor’s Proprietary Rights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from such Grantor. Upon filing of this Agreement with the United States Copyright Office and the United States Patent and Trademark Office, if requested by Purchaser, and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Purchaser’s Lien on such Grantor’s Proprietary Rights shall have been duly taken.

(b) Each Grantor shall notify Purchaser immediately if it knows that any application or registration relating to any Proprietary Right (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Proprietary Right, its right to register the same, or to keep and maintain the same.

(c) In no event shall any Grantor, either directly or through Purchaser, employee, licensee or designee, file an application for the registration of any Proprietary Right with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Purchaser prior written notice thereof, and, upon request of Purchaser, such Grantor shall execute and deliver any and all amendments to this Agreement or any and all additional intellectual property security agreements as Purchaser may request to evidence Purchaser’s Lien on such Proprietary Right and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor shall take all actions necessary or requested by Purchaser to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Proprietary Rights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(e) In the event that any of the Proprietary Rights Collateral is infringed upon, or misappropriated or diluted by a third party, each Grantor shall notify Purchaser promptly after such Grantor learns thereof. Each Grantor shall take all reasonably necessary action to protect such affected Proprietary Rights Collateral (including, for example and without limitation, suing for infringement, misappropriation or dilution and otherwise attempting to recover any and all damages for such infringement, misappropriation or dilution).

18. Indemnification. In any suit, proceeding or action brought by Purchaser relating to any Account, Chattel Paper, Assigned Contract, Document, General Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Assigned Contract, Document, General Intangible or Instrument, each Grantor will save, indemnify and keep Purchaser harmless from and against all expense (including, without limitation, reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except to the extent such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Purchaser as finally determined by a court of competent jurisdiction in a non-appealable decision.

19. Event of Default. Each Grantor shall be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) any of the Grantors breaches any of its representations, warranties, covenants, agreements or obligations hereunder; (b) an Event of Default (as defined in the Purchase Agreement) occurs under any of the Transaction Documents; (c) any event which results in the acceleration of the maturity in the indebtedness of any of the Grantors to others under any indenture, agreement or undertaking; (d) dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any of the Grantors; (e) sale (except as permitted herein or in any of the other Transaction Documents) or attempted sale of any of the Collateral, or (f) Purchaser’s security interest in the Collateral is not, or is asserted not to be, a valid, perfected and continuing security interest.

20. Remedies; Rights Upon Default.

(a) Upon an Event of Default, each Grantor shall promptly at the request of Purchaser take all necessary or advisable actions to cause Purchaser’s Liens on the Collateral to be reflected on all certificates of title covering all Equipment owned by such Grantor and take all other necessary or advisable actions to perfect Purchaser’s Lien on any Collateral.

(b) In addition to all other rights and remedies granted to it under the law (and at equity), any Transaction Document or any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default has occurred and is continuing,

Purchaser may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Purchaser, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Purchaser’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Purchaser shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Purchaser shall have the right to conduct such sales on such Grantor’s premises or elsewhere and shall have the right to use such Grantor’s premises without charge for such time or times as Purchaser deems necessary or advisable.

(c) If an Event of Default occurs, each Grantor further agrees, at Purchaser’s request, to assemble the Collateral and make it available to Purchaser at places which Purchaser shall select, whether at such Grantor’s premises or elsewhere. Until Purchaser is able to effect a sale, lease, or other disposition of the Collateral, Purchaser shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Purchaser. Purchaser shall have no obligation to such Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to the Collateral while the Collateral is in the possession of Purchaser. Purchaser may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Purchaser’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. Purchaser shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations, as provided in the Purchase Agreement, and only after so paying over such net proceeds, and after the payment by Purchaser of any other amount required by any provision of law, need Purchaser account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Purchaser arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Purchaser. Each Grantor agrees that ten (10) days prior notice by Purchaser of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys’ fees or other expenses incurred by Purchaser to collect such deficiency.

(d) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

21. Grant of License to Use Proprietary Rights. For the purpose of enabling Purchaser to exercise rights and remedies under Section 20 hereof (including, without limiting, the terms of Section 20 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as Purchaser shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Purchaser an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded, maintained or stored and to all computer software and programs used for the compilation or printout thereof.

22. Limitation on Liens on Collateral. None of the Grantors will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral, except Permitted Liens, and will defend the right, title and interest of the Purchaser in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

23. Notice Regarding Collateral. Each Grantor will advise Purchaser promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to result in a Material Adverse Change.

24. Miscellaneous.

(a) Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b) Termination of this Agreement. Subject to Section 24(a) hereof, this Agreement shall terminate upon the indefeasible payment and performance in full in immediately available funds of all Obligations.

(c) Suretyship Waivers and Consents.

(i) The obligations of each Grantor are independent of the obligations of each other Grantor. Upon and during the continuance of any Event of Default, Purchaser may proceed directly and at once, without notice, against any Grantor to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Grantor or any other person, or against any security or collateral for the Obligations. Each Grantor consents and agrees that Purchaser shall be under no obligation to marshal any assets in favor of such Grantor or against or in payment of any or all of the Obligations. Each Grantor expressly waives the benefit of any statute of limitations affecting its liability under this Agreement or the enforcement of the Obligations to Purchaser or any rights of Purchaser created or granted under this Agreement or the Purchase Agreement. Purchaser’s rights hereunder shall be reinstated and revived, and the obligations and liability of each Grantor hereunder shall continue, with respect to any amount at any time paid on account of the Obligations to Purchaser which thereafter shall be required to be restored or returned by Purchaser upon the bankruptcy, insolvency or reorganization of any Grantor, or otherwise, all as though such amount had not been paid.

(ii) Each of the Grantors hereby waives any and all defenses applicable or available to guarantors or sureties whether arising as a result of the joint and several nature of the obligations of the Grantors hereunder, under the Purchase Agreement, under any other Transaction Document or otherwise. Without limiting the generality of any other waiver or other provision set forth in this Agreement, each Grantor hereby waives, to the maximum extent such waiver is permitted by law, any and all benefits, defenses to payment or performance, or any right to partial or complete exoneration arising directly or indirectly under any one or more of California Civil Code Sections 2787 to 2855 inclusive, and all successor sections.

(iii) Each Grantor waives any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (i) may limit the time period for Purchaser to commence a lawsuit against any Grantor to collect any Obligations to Purchaser owing by any Grantor to Purchaser; (ii) may entitle any Grantor to a judicial or nonjudicial determination of any deficiency owed by such Grantor to Purchaser, or to otherwise limit Purchaser’s right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Purchaser’s right to collect a deficiency judgment after a sale of any real property securing the Obligations to Purchaser; (iv) may require Purchaser to take only one action to collect the Obligations to Purchaser or that may otherwise limit the remedies available to Purchaser to collect the Obligations to Purchaser. This waiver means, among other things: (i) Purchaser may collect from the Grantors without first foreclosing on any real or personal property collateral pledged by the Grantors; and (ii) if Purchaser forecloses on any real property collateral pledged by the Grantors: (A) the amount of the Obligations to Purchaser may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Purchaser may collect from the Grantors even if Purchaser, by foreclosing on the real property collateral, has destroyed any right any Grantor may have to collect from any other Grantor. This is an unconditional and irrevocable waiver of any rights and defenses the Grantors may have because any of the Obligations to Purchaser is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(iv) Each Grantor agrees that any amounts received by Purchaser from whatever source on account of the Obligations to Purchaser may be applied by Purchaser toward the payment of such of the Obligations to Purchaser and in such order of application as Purchaser may from time to time elect; and notwithstanding any payments made by any Grantor, and, until Purchaser shall have been fully and finally paid, such Grantor shall have no right of subrogation, reimbursement, exoneration, indemnity, contribution or any other rights that would result in such Grantor being deemed a creditor of any other Grantor under the federal Bankruptcy Code or any other law or for any other purpose and such Grantor hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Purchaser now or may hereafter have against any Grantor and hereby waives any benefit of and any right to participate in, any security now or hereafter held by Purchaser, whether any of the foregoing rights arise in equity, at law or by contract.

(v) Each Grantor represents and warrants to Purchaser that it has established adequate means of obtaining from each other Grantor and their affiliates, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each other Grantor, their affiliates and their properties, and each Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) or each other Grantor, their affiliates and their properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Purchaser (should any such duty exist) to disclose to any Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of each Grantor, their affiliates or their properties, whether now known or hereafter known by Purchaser.

(vi) Each Grantor represents and warrants that each of the waivers set forth herein are made with each Grantor’s full knowledge of their significance and consequences, and that under the circumstances the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

(d) Agency of the Company for Each Other Grantor. Each Grantor (other than the Company) appoints the Company as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Grantors acting singly or jointly, or both, shall be valid and effective if given or taken only by the Company, whether or not any of the other Grantors joins therein.

(e) Notices. All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery. All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission. All communications to the Grantors shall be deemed duly given if given to the Company. All communications to the Company and Purchaser shall be sent to their respective addresses as set forth in the Purchase Agreement.

(f) Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder. Subject to applicable securities laws, Purchaser may assign any of its rights hereunder to any Person. None of the Grantors may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Purchaser (in their sole discretion), and any such purported assignment by any Grantor without the written consent of Purchaser shall be void and of no effect.

(g) Benefits of this Agreement. There are no intended third party beneficiaries to this Agreement. All Liens granted or contemplated hereby shall be for the benefit of Purchaser, and all proceeds or payments realized from Collateral in accordance herewith (including, without limitation, any amounts on deposit in a Payment Account) may either, at the sole discretion of Purchaser, (i) be deposited into a Payment Account or (ii) be applied to the Obligations in such order as Purchaser may in elect in Purchaser’s sole discretion.

(h) Governing Law. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

(i) Arbitration. All disputes arising under this Agreement shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days of after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

(j) Jurisdiction, Venue, Etc. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION

AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND THEIR RESPECTIVE APPELLATE COURTS;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME OR TO SEEK TRANSFER TO ANOTHER JUDICIAL DISTRICT;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO AN OFFICER, DIRECTOR, MANAGING AGENT OR OTHER AUTHORIZED PERSON OF SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT; AGREES THAT NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(iv) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(v) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A SINGLE REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) THE COMPANY SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

(k) Prevailing Party; Attorney’s Fees. If any party hereto commences any action against any other party hereto with respect to the enforcement or interpretation of this Agreement, then the prevailing party in such action shall be entitled to an award of its costs of litigation, including reasonable attorneys’ fees.

(l) Acknowledgments. Each of the Grantors hereby acknowledges that:

(i) such Grantor has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

(ii) Purchaser has no fiduciary relationship with or duty to the Grantors arising out of or in connection with this Agreement, and the relationship between Purchaser and the Grantors in connection herewith is solely that of creditor and debtor.

(m) No Strict Construction. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

(n) Headings. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.

(o) Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(p) Further Assurances. Each of the Grantors shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(q) Amendment and Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company (which shall act on behalf of all Grantors) and Purchaser, and (ii) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.

(r) Time of Essence. With regards to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(s) Entire Agreement. This Agreement and the other Transaction Documents (together with the exhibits and schedules hereto and thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

(t) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

“Grantors”

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

ATLANTIC ASSOCIATES, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ATLANTIC HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

BAYONNE HYPERBARIC, L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Security Agreement

CEF PRODUCTS, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE CENTER FOR WOUND HEALING I, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE CENTER FOR WOUND HEALING II, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CFWH MEZZANINE LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CMC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Security Agreement

EIN HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ELISE KING, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FAR ROCKAWAY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FOREST HILLS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

GREATER BRONX HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Security Agreement

JFK HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

LOWELL HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MAIMONIDES HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MASSACHUSETTS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MEADOWLANDS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Security Agreement

MUHLENBERG HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEWARK BI LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC AND WOUND CARE CENTERS (DE), L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC & WOUND CARE CENTERS (NY), LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NJ HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Security Agreement

NY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

PASSAIC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

PENNSYLVANIA HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

RARITAN BAY HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SCRANTON HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Security Agreement

SOUTH N HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH NASSAU HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH OCEAN COUNTY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE SQUARE HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ST JOSEPHS HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Security Agreement

TRENTON HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

VB HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

“Purchaser”

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By:	BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By:	BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

Signature Page to Security Agreement

SCHEDULE I

to

SECURITY AGREEMENT

LOCATION OF COLLATERAL

Credit Party	Chief Executive Office	Location of Books and Records	Location of Places of Business; Location of Collateral; Location of Leased Facilities; and Name of Lessor/Sublessor

SCHEDULE II

to

SECURITY AGREEMENT

NAME; TYPE OF ENTITY; ORGANIZATIONAL IDENTIFICATION NO.; JURISDICTION

OF INCORPORATION OR ORGANIZATION

Credit Party	Type of Entity	Organizational Identification Number (if any)	State of Organization

SCHEDULE III

to

SECURITY AGREEMENT

PROPRIETARY RIGHTS

None.

SCHEDULE IV

to

SECURITY AGREEMENT

TORT CLAIMS

None.

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2008 by the undersigned subsidiaries of The Center For Wound Healing, Inc., a Nevada corporation (the “Company”) (such subsidiaries are collectively referred to as “Subsidiary”), on the one hand, and BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited partnership (collectively, “Purchaser”), on the other hand. Capitalized terms used herein without definition shall have the meanings assigned to such terms in that certain Securities Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”).

RECITALS

WHEREAS, the Company and Purchaser are entering into the Purchase Agreement, whereby the Company sold the Securities to Purchaser.

WHEREAS, pursuant to Section 8.20 of the Purchase Agreement, Subsidiary has been designated as an additional Credit Party under the Purchase Agreement and is required to enter into such other Transaction Documents as Purchaser may request;

WHEREAS, the Company and Subsidiary desire that Subsidiary become a “Credit Party” under the Purchase Agreement in accordance with the terms thereof and enter into such other Transaction Documents as Purchaser may request; and

WHEREAS, the Purchase Agreement contemplates the execution of and delivery by Subsidiary and the Company of various related instruments, documents and agreements, all as amended from time to time.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and to induce Purchaser to allow Subsidiary to become a “Credit Party” under the Purchase Agreement and the other Transaction Documents executed by a Credit Party, Subsidiary agrees as follows:

1. Joinder to Purchase Agreement and other Transaction Documents. Subsidiary hereby agrees that by its execution and delivery to Purchaser of this Joinder Agreement, it shall become a “Credit Party” under the Purchase Agreement and the other Transaction Documents as Purchaser may request, including, without limitation, the Transaction Documents listed on Schedule I hereto, and hereby expressly and unconditionally assumes and agrees to pay, perform and discharge all of the obligations and liabilities as a “Credit Party” thereunder, with the same effect as if the Purchase Agreement and such other Transaction Documents had been executed and delivered initially by Subsidiary to Purchaser. Without limiting the generality of the foregoing, attached hereto as Schedule II, are all such schedules, exhibits, annexes, appendices or other attachments to the Purchase Agreement and such other Transaction Documents as are required to be delivered by a “Credit Party” thereunder or required to make the representations, warranties and covenants of the Credit Parties true, complete and correct. This Joinder Agreement shall constitute a Transaction Document.

2. Grant of Security Interest. Without limiting the provisions of Section 1 above, Subsidiary acknowledges that by its execution and delivery of this Joinder Agreement, it shall become a “Pledgor” under the Stock Pledge Agreement (if any entity comprising Subsidiary owns or comes to own Capital Stock of another entity), and a “Grantor” under each of the Security Agreement and the Intellectual Property Security Agreement, respectively, each executed by the Credit Parties party thereto. In furtherance thereof, Subsidiary hereby grants to Purchaser a security interest in and Lien upon all of its right, title and interest in the assets, now owned or hereafter acquired, which are “Collateral” under each of the Stock Pledge Agreement, the Security Agreement and the Intellectual Property Security Agreement, respectively, with the same effect as if such Security Documents had been initially executed and delivered by it to Purchaser. On or prior to the date hereof, Subsidiary shall have executed and delivered such financing statements, mortgages, deeds of trust, Control Agreements and other documents as are necessary or which Purchaser deems desirable to grant to Purchaser a perfected first priority security interest (subject to the Permitted Liens) in Subsidiary’s assets, and the other Credit Parties shall have executed and delivered (subject to the provisions of the Intercreditor Agreement) to Purchaser a supplement to the Stock Pledge Agreement, together with stock certificates, accompanied by stock powers duly endorsed in blank, evidencing all of the issued and outstanding Capital Stock of Subsidiary, and Subsidiary shall have delivered to Purchaser all promissory notes and other instruments in favor of Subsidiary, with all endorsements deemed necessary or advisable by Purchaser, evidencing each of the notes and other instruments pledged by Subsidiary under the Security Documents. In addition, on or prior to the date hereof, the Credit Parties or Subsidiary shall have, or caused to be, provided to Purchaser, such other instruments, certificates, opinions or other agreements and taken such other actions, in each case, as Purchaser may request.

3. Unconditional Joinder. Subsidiary acknowledges that Subsidiary’s obligations as a party to this Joinder Agreement are unconditional and are not subject to the execution of one or more Joinder Agreements or any other Transaction Documents by other subsidiaries of the Credit Parties or any other Person.

4. Reliance. Purchaser shall be entitled to rely on this Joinder Agreement as evidence that Subsidiary has joined (a) as a “Credit Party” under the Purchase Agreement and the other Transaction Documents executed by any Credit Party including, without limitation, the Transaction Documents listed on Schedule I hereto and is fully obligated thereunder as a Credit Party, (b) as a “Grantor” under the Security Agreement, (c) as a “Grantor” under the Intellectual Property Security Agreement, and (d) as a “Pledgor” under the Stock Pledge Agreement (if any entity comprising Subsidiary owns or comes to own Capital Stock of another entity), and is fully obligated in each such capacity under each of such Security Documents.

5. Representations and Warranties. Subsidiary hereby represents and warrants that it has reviewed the terms of the Purchase Agreement and the other Transaction Documents executed by any Credit Party. Subsidiary also represents and warrants that, after giving effect to the schedules set forth on Schedule II hereto, all representations and warranties of any Credit Party set forth in the Transaction Documents are true, correct and complete with respect to Subsidiary. Subsidiary further represents and warrants that Subsidiary was in compliance with, and upon delivery of this Joinder Agreement shall be in compliance with, all agreements, affirmative covenants and negative covenants contained in the Transaction Documents applicable to Subsidiary as a Credit Party, including, without limitation, in the Purchase Agreement and each of the Transaction Documents listed on Schedule I hereto. Subsidiary shall execute and deliver all other documents, agreements and instruments required to be executed by any Credit Party under the terms of the Purchase Agreement and the other Transaction Documents.

6. Consent. Upon satisfaction of the conditions set forth in Section 8.20 of the Purchase Agreement, Subsidiary shall have all of the rights and interests of a Credit Party under the Purchase Agreement and the other Transaction Documents executed by any Credit Party with the same effect as if the Purchase Agreement and such other Transaction Documents had been initially entered into by Subsidiary.

7. Incorporation by Reference. All terms and conditions of the Purchase Agreement and the other Transaction Documents applicable to any Credit Party including, without limitation, all applicable representations, warranties, covenants, indemnities, guaranties and other obligations thereunder, are hereby incorporated by reference in this Joinder Agreement as if set forth in full.

8. Governing Law. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

9. Arbitration. All disputes arising under this Agreement shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

10. Jurisdiction, Venue, Etc. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE

CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND THEIR RESPECTIVE APPELLATE COURTS;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME OR TO SEEK TRANSFER TO ANOTHER JUDICIAL DISTRICT;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO AN OFFICER, DIRECTOR, MANAGING AGENT OR OTHER AUTHORIZED PERSON OF SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT; AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(D) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(E) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A SINGLE REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) THE COMPANY SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

11. Notices. All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery. All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission. All communications to the Company and Purchaser shall be sent to their respective addresses as set forth in the Purchase Agreement. All communications to Subsidiary shall be deemed duly given if sent to the Company.

12. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

14. Headings. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.

15. Entire Agreement. This Agreement and the Transaction Documents contain the entire understanding of such parties with respect to its subject matter, and all prior negotiations, discussions, commitments and understandings heretofore had between them with respect thereto are superseded.

16. Successors and Assigns. All of the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder. Subject to applicable securities laws, Purchaser may assign any of its rights hereunder. Subsidiary may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Purchaser (in its sole discretion), and any such purported assignment without the written consent of Purchaser shall be void and of no effect.

17. Costs of Enforcement; Specific Enforcement. If any action or proceeding is instituted by any party to enforce or construe any provision of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from such other party (or parties) all of its costs and reasonable attorneys’ fees and disbursements. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereby waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

18. No Strict Construction. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

19. Acknowledgments. Each of the parties hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) Purchaser has no fiduciary relationship with or duty to any of the parties hereto arising out of or in connection with this Agreement or the other Transaction Documents, and the relationship between Purchaser and Subsidiary in connection herewith and therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the matters contemplated hereby.

20. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of Purchaser, its permitted successors and assigns. There are no intended third party beneficiaries of this Agreement.

21. Amendment and Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (a) only if it is made or given in writing and signed by all of the parties hereto, and (b) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by it as of the day and year first above written.

“SUBSIDIARY”

ATLANTIC ASSOCIATES, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ATLANTIC HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

BAYONNE HYPERBARIC, L.L.C

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CEF PRODUCTS, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE CENTER FOR WOUND HEALING I, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Joinder Agreement

THE CENTER FOR WOUND HEALING II, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CFWH MEZZANINE LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CMC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

EIN HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ELISE KING, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Joinder Agreement

FAR ROCKAWAY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FOREST HILLS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

GREATER BRONX HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

JFK HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

LOWELL HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Joinder Agreement

MAIMONIDES HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MASSACHUSSETS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MEADOWLANDS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MUHLENBERG HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEWARK BI LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Joinder Agreement

NEW YORK HYPERBARIC AND WOUND CARE CENTERS (DE), L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC & WOUND CARE CENTERS (NY), LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NJ HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

PASSAIC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Joinder Agreement

PENNSYLVANIA HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

RARITAN BAY HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SCRANTON HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH N HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH NASSAU HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Joinder Agreement

SOUTH OCEAN COUNTY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE SQUARE HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ST JOSEPHS HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

TRENTON HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

VB HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Joinder Agreement

“PURCHASER”

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By: BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By: BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

Signature Page to Joinder Agreement

CONSENT

Each of the undersigned, as the Company, its Subsidiaries and Affiliates party to the Purchase Agreement and the other Transaction Documents referred to in the foregoing Joinder Agreement or as a Guarantor, hereby acknowledges that by the execution, delivery and performance of the Joinder Agreement by Subsidiary and Purchaser, Subsidiary has become a Credit Party under the Transaction Documents. The execution and delivery of the Joinder Agreement shall not impair the Obligations and liabilities of the undersigned to Purchaser, and each of the undersigned acknowledges that the Purchase Agreement and the other Transaction Documents executed by it remain in full force and effect, enforceable against the undersigned in accordance with their respective terms.

THE CENTER FOR WOUND HEALING, INC.,
a Nevada corporation

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

ATLANTIC ASSOCIATES, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ATLANTIC HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

BAYONNE HYPERBARIC, L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Consent

CEF PRODUCTS, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE CENTER FOR WOUND HEALING I, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE CENTER FOR WOUND HEALING II, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CFWH MEZZANINE LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

CMC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Consent

EIN HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ELISE KING, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FAR ROCKAWAY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

FOREST HILLS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

GREATER BRONX HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Consent

JFK HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

LOWELL HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MAIMONIDES HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MASSACHUSETTS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

MEADOWLANDS HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Consent

MUHLENBERG HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEWARK BI LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC AND WOUND CARE CENTERS (DE), L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NEW YORK HYPERBARIC AND WOUND CARE CENTERS (NY), L.L.C.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

NJ HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Consent

NY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

PASSAIC HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

PENNSYLVANIA HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

RARITAN BAY HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SCRANTON HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Consent

SOUTH N HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH NASSAU HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

SOUTH OCEAN COUNTY HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

THE SQUARE HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

ST JOSEPHS HYPERBARIC LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Consent

TRENTON HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

VB HYPERBARIC, LLC

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Consent

SCHEDULE I

TRANSACTION DOCUMENTS

Stock Pledge Agreement (if Subsidiary owns or comes to own Capital Stock of another entity)

Security Agreement

Intellectual Property Security Agreement

Intercreditor Agreement

Guaranty

SCHEDULE II

DISCLOSURE SCHEDULES